UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form SB-2

                             Registration Statement
                                      Under
                           The Securities Act of 1933

                             FINANCIALCONTENT, INC.
                 ----------------------------------------------
                 (Name of small business issuer in its charter)

           Delaware                         6282                 94-3319536
------------------------------- ---------------------------- -------------------
(State or other jurisdiction of (Primary Standard Industrial (I.R.S. Employer incorporation or organization) Classification Code Number ) Identification No.)

400 Oyster Point Blvd., Suite 435, South San Francisco, CA 94080   94080
------------------------------------------------------------------ ------------
(Address of principal executive offices)                           (Zip code)
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         Registrant's Address and Telephone number, including area code:

                                     Wing Yu
                             Chief Executive Officer
                        400 Oyster Point Blvd., Suite 435
                       So. San Francisco, California 94080
                                 (650) 837-9850

            (Name, address and telephone number of Agent for Service)

                          Copies of communications to:

                               Dave Neville, Esq.
                        400 Oyster Point Blvd., Suite 435
                       So. San Francisco, California 94080
                                 (650) 837-9850

          Approximate  date of commencement  of proposed sale to the public:  As
          soon  as  practicable   after  the  registration   statement   becomes
          effective.

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

          If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

Calculation of registration fee

--------------------------- ------------------ ----------- -------------- ------------ -------------- ---------------
Title of each class of      Amount to be       Proposed    Proposed       Exercise     Proceeds to    Amount of
securities to be            registered         maximum     maximum        price per    FCON           registration
registered                                     offering    aggregate      share (1)                   fee
                                               price per   offering
                                               share (1)   price
--------------------------- ------------------ ----------- -------------- ------------ -------------- ---------------
Common  Shares, par value    3,333,332 (2)(3)     $0.75      $1,000,000                                  $107.00
$.001 underlying secured
convertible debenture
--------------------------- ------------------ ----------- -------------- ------------ -------------- ---------------
Shares underlying warrant      333,334 (4)                                $1.00          $333,334       $35.68
--------------------------- ------------------ ----------- -------------- ------------ -------------- ---------------
Shares underlying warrant      333,334 (5)                                $1.25          $416,667       $44.58
--------------------------- ------------------ ----------- -------------- ------------ -------------- ---------------
Common Shares, par value     2,239,910 (6)        $0.48      $1,075,157                                 $115.04
$.001 underlying Series A
convertible preferred
shares
--------------------------- ------------------ ----------- -------------- ------------ -------------- ---------------
Total Registration Fee                                                                                 $302.30
--------------------------- ------------------ ----------- -------------- ------------ -------------- ---------------

     (1) Estimated solely for the purpose of determining the registration fee.

     (2) Includes shares of our common stock, par value $0.001 per share, which are issuable upon conversion of convertible debentures and the exercise of warrants held by the selling stockholders. In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon conversion of the debentures and the exercise of the warrants as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416. The number of shares of common stock registered hereunder represents a good faith estimate by us of the number of shares of common stock issuable upon conversion of the debentures and upon exercise of the warrants. For purposes of estimating the number of shares of common stock to be included in this registration statement, we calculated a good faith estimate of the number of shares of our common stock that we believe will be issuable upon conversion of the debentures to account for repricing adjustments and the number of shares of common stock that we believe will be issuable upon exercise of the warrants to account for such repricing adjustments. Should the conversion ratio of the secured convertible debentures result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary. In addition, should a decrease in the exercise price as a result of an issuance or sale of shares below the then current market price, result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.
     (3) Common stock issuable upon conversion of an aggregate of $1,000,000 in convertible debentures.
     (4) Common stock issuable upon the exercise of warrants issued in connection with the convertible notes with an exercise price of $1.00 per share.
     (5) Common stock issuable upon the exercise of warrants issued in connection with the convertible notes with an exercise price of $1.25 per share.
     (6) Common stock issuable upon conversion of shares of Series A Preferred Stock on a one-to-one basis. We did not account for antidilution and repricing rights of the holders of the Series A Preferred Stock. Should the shares issuable upon conversion be repriced resulting in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.

                              ---------------------

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effectiveness date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED March 24, 2006

                             FINANCIALCONTENT, INC.
                        10,469,276 Shares of Common Stock

The shares of our common stock being offered under this prospectus are being offered by some of our security holders identified in this prospectus for their own accounts and relates to the resale of up to 3,333,332 shares of common stock issuable to Jade Special Strategy LLC upon the conversion of $1,000,000 in secured convertible debentures and up to 666,668 shares from the exercise of warrants, and 2,239,910 shares of common stock issuable to CNET Networks, Inc. upon the conversion of 2,239,910 shares of our Series A Convertible Preferred Stock.

Since the number of shares of FCON's common stock issuable upon conversion of the debentures will be repriced in the event the market price of FCON's common stock falls below $0.75 after the date that the herein prospectus is declared effective, the actual number of shares of FCON's common stock that will be issued under the debentures owned by the holders is based on a reasonable good faith estimate in the event of such a repricing event.

Our common stock is quoted on the OTC bulletin board under the symbol "FCON". On March 23, 2006, the closing bid price of our common stock on the OTC bulletin board was $0.60.

FinancialContent's shares of common stock are "penny stocks" as defined in the Securities Exchange Act, which are quoted in the over-the-counter market on the OTC bulletin board. As a result, an investor may find it more difficult to dispose of or obtain accurate quotations as to the price of the shares of the common stock being registered hereby. In addition, the "penny stock" rules adopted by the Commission under the Exchange Act subject the sale of the shares of the common stock to certain regulations which impose sales practice requirements on broker-dealers. See the "Risk Factors" section beginning on page 7 of this prospectus discussing the applicability of the "Penny Stock Rules" to transactions in FinancialContent's securities.

Investing in these securities involves significant risks. See "Risk Factors" beginning on page 7 of this Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
              The date of this prospectus is _______________, 2006

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                Table of Contents

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                                             Section Title           Page No.
-------------------------------------------------------------------- ----------
Summary of Information in the Prospectus                                 5
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Risk Factors                                                             7
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Use of Proceeds                                                         11
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Market for Common Equity and Related Stockholder Matters                12
-------------------------------------------------------------------- ----------
Management's Discussion and Analysis or Plan of Operations              14
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Our Business                                                            22
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Management                                                              26
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Executive Compensation                                                  27
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Security Ownership of Certain Beneficial Owners and Management          29
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Certain Relationships and Related Transactions                          31
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Description of Securities                                               32
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Selling Stockholders                                                    36
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Plan of Distribution                                                    38
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Legal Proceedings                                                       40
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Experts                                                                 40
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Legal Matters                                                           40
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Other Available Information                                             40
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Financial Statements                                                    F-1
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Indemnification                                                         42
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Other Expenses of Issuance and Distribution                             43
-------------------------------------------------------------------- ----------
Recent Sales of Unregistered Securities                                 43
-------------------------------------------------------------------- ----------
Exhibits, Lists, and Reports on Form 8-K                                45
-------------------------------------------------------------------- ----------
Undertakings                                                            50
-------------------------------------------------------------------- ----------
Signatures                                                              51
-------------------------------------------------------------------- ----------

                               Prospectus Summary

This summary contains all material terms of the offering. To understand this offering fully, you should read the entire document carefully. Please pay particular attention to the section entitled "Risk Factors" and the section entitled "Financial Statements".

Unless   otherwise   indicated,    this   prospectus   assumes   that   any   of
FinancialContent, Inc.'s outstanding options or warrants has not been exercised into shares of FinancialContent's common stock.

FinancialContent, Inc.
----------------------

Present Business
Through the auspices of our wholly owned subsidiary, FinancialContent Services, Inc. ("FinancialContent Services"), FinancialContent, Inc. (the "Company" and "FinancialContent") provides a turnkey content management and delivery system that aggregates and integrates content into any software platform. Clients have access to a wide range of content including stock quotes, company news, SEC filings, company profiles, economic data, import/export data, interest rates, treasury summaries, currency data, and more.

History
Prior to 2001, FinancialContent was an accelerator/incubator that developed and acquired Internet companies. On May 10, 2000, the Company formed FinancialContent Services in the State of Delaware under the name FinancialContent.com, Inc. As an accelerator/incubator, the Company provided strategic consulting, business services and seed capital to emerging companies that were developing Internet web sites or web-enabling technologies. We also showcased our portfolio of holdings through a consumer-friendly marketing portal.

At its outset, FinancialContent Services began providing financial content to websites through its modular distribution format on a no fee basis. By February 2001, approximately 1,000 websites were receiving financial data and news from FinancialContent Services. In February of 2001, FinancialContent Services announced the commercial launch of its Version 2.0 software program and began converting existing clients to the paid service and as well as soliciting new paying clients.

After the commercial launch, the Company discontinued its accelerator incubator operations and concentrated on developing FinancialContent Services. The Company now delivers comprehensive solutions for web, wireless and print clients that includes over 75 different datasets.

Reverse Split
On November 13, 2003, FinancialContent reverse split its common stock at a 60 to one ratio.

For the six months ended December 31, 2005, we generated net revenue in the amount of $842,745 and a net loss from operations of $281,154. In addition, for the year ended June 30, 2005, we generated net revenue in the amount of
$1,275,899 and a net loss from continuing operations of $866,409. Our accumulated deficit for the year ended June 30, 2005 was $(22,394,107).

Principal Office
Our principal executive office is located at 400 Oyster Point Blvd., Suite 435, South San Francisco, CA 94080, and our telephone number is (650) 837-9850.

The Offering
------------

---------------------------------------------------- -------------------------------------------------------------------
The resale of securities offered by selling          Up to 6,239,910  shares  including  (i) up to  3,333,332  shares of
shareholders upon the conversion of the              common stock from the conversion of convertible notes, (ii) 666,668
convertible  notes, shares of convertible            shares of common  stock from the  exercise of  warrants,  and (iii)
preferred stock and the exercise of the warrants.    2,239,910  shares of common stock from the conversion of the Series
                                                     A Preferred Stock.
---------------------------------------------------- -------------------------------------------------------------------
Common stock outstanding after the offering          Up to 16,709,186 Shares
---------------------------------------------------- -------------------------------------------------------------------
Offering price                                       The selling shareholders can sell the shares at any price.
---------------------------------------------------- -------------------------------------------------------------------
Use of proceeds                                      This prospectus relates to shares of FinancialContent, Inc's common stock that may be offered and sold from time to time by the selling stockholders.  We will not  receive any  proceeds  from the sale of shares  by the  selling  shareholders.  However,  we  will  receive proceeds upon the exercise of any warrants that may be exercised by the  selling  shareholders.  These  funds will be used for  ongoing operations.
---------------------------------------------------- -------------------------------------------------------------------
Market for our common stock                          Our common stock is quoted on the Over-the  Counter Bulletin Board, also called OTCBB,  under the trading symbol "FCON". The market for our common  stock is highly  volatile.  We can provide no assurance that there  will be a market in the  future  for our common  stock.
---------------------------------------------------- -------------------------------------------------------------------

The above information regarding common stock to be outstanding after the offering is based on 10,469,276 shares of common stock outstanding as of March 15, 2006 and assumes the subsequent conversion of the $1,000,000 issued convertible debentures and the exercise of the 1,000,000 warrants, and conversion of the 2,239,910 shares of the Series A Convertible Preferred Stock.

On February 13, 2006, FinancialContent, Inc. entered into a Note and Warrant Purchase Agreement with an institutional investor for the sale of a $1,000,000 secured convertible note. The note is payable in three tranches: $350,000 was paid on February 13, 2006; $350,000 is payable upon the filing of a registration statement to register for resale the shares issuable thereunder; and $300,000 is payable upon the registration statement being declared effective by the Securities and Exchange Commission. The secured convertible note bears interest at a rate of 9% per annum, matures two years from the date of issuance, and is convertible in whole or in part into registrable shares of the Company's common stock at $0.75 per share. The note is secured by all of the Company's assets. In the event the 10 day average closing bid price of the Company's common stock is less than $0.75 per share within the 30 day period immediately following the registration statement being declared effective, the institutional investor may reset the conversion price to 25% below such average price and again every four months thereafter should the share price fall below $0.75. The warrants issuable under the agreement are equal to twenty-five percent of the number of shares into which the entire principal amount of the note is convertible at an exercise price of $1.00 per share plus twenty-five percent of the number of shares into which the note is convertible at an exercise price of $1.25 per share Said warrants have a five (5) year term, the shares issuable thereunder are registrable, and have cashless exercise rights which expire upon said registration statement being declared effective.

On July 18, 2003, under the terms of an Asset Purchase Agreement, the Company acquired the client contract rights of CNET Network, Inc.'s ("CNET") Private Wire business under which we issued to CNET 2,164,910 shares of our Series A Convertible Preferred Stock, as well as 75,000 additional Series A shares pursuant to the Series A shares anti-dilution protections

Our stock has been trading at approximately $.51 to $.80 over the period from September 1, 2005 to December 31, 2005.

Since the number of shares of FinancialContent's common stock issuable upon conversion of the debentures may be repriced in the event the market price of our stock falls below $0.75 upon the herein prospectus being declared effective, the actual number of shares of FCON's common stock that will be issued under the debentures owned by the holders is based on a reasonable good faith estimate in the event of such a repricing event.

                                  Risk Factors

An investment in shares of FinancialContent, Inc.'s (" FCON") Common Stock involves a high degree of risk. You should carefully consider the following information, which summarizes all material risks, together with the other information contained in this prospectus, before you decide to buy FCON's common stock. If any of the following risks actually occur, FCON's business would likely suffer. In these circumstances, the market price of FCON's common stock could decline, and you may lose all or part of your investment.


Risks Relating to our Business:
-------------------------------

FCON has sustained continuing losses making it a risky investment.
------------------------------------------------------------------

FCON has a history of losses from operations and may not realize a profit during the next fiscal year, therefore an investment in FCON is at a risk of being lost. Our financial statements highlight that we have a working capital deficiency of $719,165 for the quarter ending December 31, 2005, and a working capital deficiency of $598,862 and $242,794 for the years ending June 30, 2005 and 2004, respectively, plus recurring losses from operations which raise some doubt about our ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this activity.

FCON incurred a loss for the year ending June 30, 2005 of $866,409, a loss of $1,636,226 in the year ending June 30, 2004 and a loss for the six months ending December 31, 2005 of $295,107. The accumulated deficit for the years ending June 30, 2005 and 2004 was $22,394,107 and a $21,478,155 respectively. The accumulated deficit through December 31, 2005 was $22,713,776.

We have a history of net losses and negative cash flow and may not be able to satisfy our cash needs from operations.
--------------------------------------------------------------------------------

We  reported  a  loss   through  two  quarters  of  our  fiscal  year  2006  and
historically, we have incurred consistent quarterly net losses. Further, we cannot guarantee our current business will generate profits in the future.

Here is a list of some of the factors that may affect the future profitability of our business:

         o Our revenues are derived in large part from the sale of our subscription service to purveyors and operators of web sites, corporate intranets and print media. Most of our subscription agreements are subject to termination by the subscriber at any time on thirty-day prior written notice.
         o The market for financial information services experiences continual change. This makes it difficult to predict demand and market acceptance for our products. We cannot guarantee that the market for our products will grow, that our products will become widely accepted, or our clients will accept our new products, and if not, our future financial results will be adversely affected. A significant increase in the number of customers and development of new product offerings could also require the expenditure of significant amounts of money, time, and other resources. This could strain our personnel and financial resources.
         o In the past, we have allocated significant portions of our operating profits to pay debt. If this pattern continues, our net profits may be affected.
         o We depend on information providers to supply information and data feeds to us in a timely manner. Our service could experience interruptions due to any failure or delay in the transmission or receipt of this information. Furthermore, we rely on our information providers to supply information that is up to date and accurate. Outdated or unreliable information could have an adverse effect on our business, operating results, or financial condition. Many of our information providers compete with one another and, in some cases, could compete with us, for clients. Business decisions made by our information providers could have an adverse effect on our business, operating results or financial condition.

There is substantial doubt that FCON will have the ability to continue as a going concern due to its failure to cover the cost of goods sold and operating expenses which may make it difficult to obtain additional funding.
--------------------------------------------------------------------------------
FCON's revenues have been insufficient to cover operating expenses; therefore, FCON has been dependent on loans from related parties and private placements of its common stock and issuance of convertible notes in order to sustain operations. Due to FCON's continual losing performance we make no assurances of the following:

         o that proceeds from private or other capital will continue to be available
         o that we will be able to obtain funding on terms that are acceptable to us
         o    that revenues will increase to meet FCON's cash needs
         o that a sufficient amount of FCON's common stock or other securities can or will be sold
         o that any common stock purchase options/warrants will be exercised to fund the operating needs of FCON

We cannot guarantee that the steps we take will be able to protect against infringement and misappropriation of our intellectual property by third parties.
--------------------------------------------------------------------------------

Our success depends, in part, on our ability to protect the intellectual property that we develop with patents, trademarks, trade secrets, copyrights and other intellectual property rights that are available and applicable. We cannot guarantee, however, that any steps we take will be able to protect against infringement and misappropriation of our intellectual property by third parties. Furthermore, because legal standards relating to the validity, enforceability and scope of protection of proprietary rights in Internet-related businesses are uncertain and still evolving, we cannot predict the future viability or value of our proprietary rights within the industry.

In addition to the difficulty in obtaining intellectual property protection for our intellectual property, we cannot be assured that unauthorized third parties will not try to copy our intellection property or our business processes or use our confidential information to develop competing products. The unauthorized reproduction or other misappropriation of our intellectual property rights could enable third parties to benefit from our technology without paying us for it. Competitors may also independently develop similar or superior products, software, or business models or processes. If any of the foregoing occurs, our business, results of operation and financial condition would be materially and adversely affected.

Lastly, we cannot guarantee that our business activities and products will not infringe upon the proprietary rights of others, or that other parties will not assert infringement claims against us. Any infringement claim and resulting litigation could subject us to significant liability for damages and could result in invalidation of our proprietary rights. Even if we eventually won any resulting litigation, it could be time-consuming and expensive to defend, and could result in the diversion of our time and attention.

Risks Relating to our Stock:
----------------------------

The repricing feature of our convertible notes could require us to issue a substantially greater number of shares, which will cause dilution to our existing stockholders.

There are a large number of shares underlying the convertible note, shares and warrants in this offering that may be available for future sale and the sale of these shares may depress the market price of FCON's common stock and may cause substantial dilution to FCON's existing stockholders.

The number of shares of common stock issuable upon conversion of the convertible notes in this offering may increase if the market price of FCON's stock declines below $0.75 after this prospectus is declared effective. All of the shares, including all of the shares issuable upon conversion of the notes, shares of convertible preferred stock and upon exercise of FCON's warrants, may be sold without restriction. The sale of these shares may adversely affect the market price of FCON's common stock. The issuance of shares upon conversion of the convertible notes, shares of convertible preferred stock and exercise of outstanding warrants will also cause immediate and substantial dilution to FCON's existing stockholders and may make it difficult to obtain additional capital.

In addition, our obligation to issue shares upon conversion of our convertible notes is essentially limitless. The following gives examples of the number of shares that would be issued if the $1,000,000 of convertible note in this offering were converted at one time at prices representing 75%, 50%, and 25% of an assumed market price of $0.75. As of December 31, 2005, we had 10,469,276 shares of common stock outstanding.

===============  ===========  ===========  =================  ==============
   Percent         Price         With           Number         Percent of
   of $0.75         Per        Discount       of Shares        Outstanding
    Price          Share        at 25%         Issuable           Stock
===============  ===========  ===========  =================  ==============
75%              $0.563       $0.423       2,314,814          18.1%
---------------  -----------  -----------  -----------------  --------------
50%              $0.375       $0.281       3,558,718          25.4%
---------------  -----------  -----------  -----------------  --------------
25%              $0.187       $0.141       7,092,198          40.3%
===============  ===========  ===========  =================  ==============

As illustrated, the number of shares of common stock issuable upon conversion of our secured convertible note will increase if the market price of our stock declines, which will cause dilution to our existing stockholders.

Funding by issuing debt that converts at either a fixed low price or at a discount may have the effect of setting a ceiling on your stock as the investors convert and sell in large amounts.
--------------------------------------------------------------------------------

Investors usually convert and sell at times when there is enough trading volume to absorb blocks of stock without driving the price of the stock down. This method of converting and selling into the market sometimes has the effect of preventing the price of the stock to rise, resulting in a temporary ceiling in the stock price. This ceiling has the possibility of remaining in place until the convertible note holders have fully converted out of their convertible notes.

Investors who purchase shares offered for resale by this prospectus will pay a per share price that substantially exceeds the value of FinancialContent's assets after subtracting its liabilities per share and therefore will incur immediate dilution to the value of their ownership.
--------------------------------------------------------------------------------

Assuming the investors will be purchasing the stock at $.75 per share, at December 31, 2005, the value of FinancialContent's assets after subtracting its liabilities, per share is a negative ($0.19) per share.

Further dilution could occur in the future due to any contracts we may enter into with third party entities for consulting or other services should any additional common stock shares be issued for those consulting or other services. The following are shares issued pursuant to service contracts over the last twelve months.
--------------------------------------------------------------------------------

FinancialContent has relied extensively in the past on the services of consultants whom were compensated with common stock.

In January 2005, the Company issued 40,000 shares of registered common stock for consulting services. In February 2005, the Company issued 600,000 shares of registered common stock to an individual in relation to a contract for services to be rendered over the next three years. In February 2005, the Company issued 40,000 shares of registered common stock for consulting services. In March 2005, the Company issued 30,000 shares of registered common stock for consulting services. Though there are currently no outstanding consulting agreements with third party entities for consulting or other services, should there be a need to issue such shares for future consulting or other services, when such shares hit the market, they could have a negative effect on the price of FinancialContent's stock.

The overhang effect from the resale of the selling shareholders securities on the market could result in lower stock prices when converted
--------------------------------------------------------------------------------

Overhang can translate into a potential decrease in FCON's market price per share. The common stock underlying unconverted debentures represents overhang. These debentures are converted into common stock at a discount in the event the market price of our stock falls below $0.75 after this prospectus is declared effective providing the debenture holder the ability to sell his or her stock at or below market and still make a profit, which is incentive for the holder to sell the shares as quickly as possible to ensure as much profit as possible in case the stock price falls. If the share volume cannot absorb the discounted shares, FCON's market price per share will likely decrease. As the market price decreases, each subsequent conversion will require a larger quantity of shares.

Short selling common stock by debenture holders may drive down the market price of FCON's stock.
--------------------------------------------------------------------------------

The debenture holder may sell shares of FCON's common stock on the market before converting the debenture. In the event the market price of our stock falls below $0.75 after this prospectus is declared effective, the stock is usually offered at or below market since the debenture holders receive stock at a discount to market. Once the sale is completed the holders convert a like dollar amount of shares. If the stock sale lowered the market price, upon conversion, the holders would receive a greater number of shares then they would have absent the short sale. This pattern may result in the spiraling down of FCON's stock's market price.

The market price of our common stock historically has fluctuated significantly.
--------------------------------------------------------------------------------

Our stock price could fluctuate significantly in the future based upon any number of factors such as: general stock market trends, announcements of developments related to our business, fluctuations in our operating results, a shortfall in our revenues or earnings, announcements of technological innovations, new products or enhancements by us or our competitors, general conditions in the markets we serve, general conditions in the worldwide economy, developments in patents or other intellectual property rights, and developments in our relationships with our clients and vendors. In addition, in recent years the stock market in general, and the market for shares of technology and other stocks have experienced extreme price fluctuations, which have often been unrelated to the operating performance of affected companies. Similarly, the market price of our common stock may fluctuate significantly based upon factors unrelated to our operating performance. The range of our stock price for each of the past three years can be seen in the table under the section entitled "Market for Common Equity and Related Stockholder Matters" on page 12.

FCON's common stock is subject to the "Penny Stock" rules of the SEC and the trading market in FCON's securities is limited, which makes transactions in FCON's stock cumbersome and may reduce the value of an investment in FCON's stock.
--------------------------------------------------------------------------------

FCON's shares of Common Stock are "penny stocks" as defined in the Exchange Act, which are quoted in the over-the-counter market on the OTC Bulletin Board. As a result, an investor may find it more difficult to dispose of or obtain accurate quotations as to the price of the shares of the Common Stock being registered hereby. In addition, the "penny stock" rules adopted by the Commission under the Exchange Act subject the sale of the shares of the Common Stock to certain regulations which impose sales practice requirements on broker-dealers. For example, broker-dealers selling such securities must, prior to effecting the transaction, provide their customers with a document that discloses the risks of investing in such securities. Included in this document are the following:

         o The bid and offer price quotes for the penny stock, and the number of shares to which the quoted prices apply.
         o    The brokerage firm's compensation for the trade.
         o The compensation received by the brokerages firm's salesperson for the trade.

In addition, the brokerage firm must send the investor:

         o Monthly account statement that gives an estimate of the value of each penny stock in your account.
         o A written statement of your financial situation and investment goals.

Legal remedies, which may be available to you, are as follows:

         o If penny stocks are sold to you in violation of your rights listed above, or other federal or state securities laws, you may be able to cancel your purchase and get your money back.
         o    If the stocks are sold in a fraudulent  manner, you may be able to sue the persons and firms that caused the fraud for damages.
         o    If you have signed an arbitration agreement, however, you may have to pursue your claim through arbitration.

If the person purchasing the securities is someone other than an accredited investor or an established customer of the broker-dealer, the broker-dealer must also approve the potential customer's account by obtaining information concerning the customer's financial situation, investment experience and investment objectives. The broker-dealer must also make a determination whether the transaction is suitable for the customer and whether the customer has sufficient knowledge and experience in financial matters to be reasonably expected to be capable of evaluating the risk of transactions in such securities. Accordingly, the Commission's rules may limit the number of potential purchasers of the shares of the Common Stock.

Resale restrictions on transferring "penny stocks" are sometimes imposed by some states, which may make transactions in our stock cumbersome and may reduce the value of an investment in our stock.
--------------------------------------------------------------------------------

Various state securities laws impose restrictions on transferring "penny stocks" and as a result, investors in the Common Stock may have their ability to sell their shares of the Common Stock impaired. For example, the Utah Securities Commission prohibits brokers from soliciting buyers for "penny stocks", which makes selling them more difficult.

FCON's absence of dividends or the ability to pay them places a limitation on any investors return.
--------------------------------------------------------------------------------

FCON anticipates that for the foreseeable future, earnings will be retained for the development of its business. Accordingly, FCON does not anticipate paying dividends on the common stock in the foreseeable future. The payment of future dividends will be at the sole discretion of FCON's Board of Directors and will depend on FCON's general business condition. As a result, investors should not rely on an investment in FCON if they require dividend income, and that the only return on their investment in FCON, if at all, would come from any appreciation of FCON's stock market price.

Information about forward-looking statements
--------------------------------------------

This Prospectus contains certain forward-looking statements, which involve substantial risks and uncertainties. These forward-looking statements can generally be identified because the context of the statement includes words such as "may," "will," "except," "anticipate," "intend," "estimate," "continue," "believe," or other similar words. Similarly, this prospectus also contains forward-looking statements about our future. Forward-looking statements include statements about our:

Plans, Objectives, Goals, Strategies, Expectations for the future, Future performance and events, Underlying assumptions for all of the above and other statements, which are not statements of historical facts.

These forward-looking statements involve risks and uncertainties discussed in the risk factor section (see page 7), which could cause our actual results to materially differ from our forward-looking statements. We make these forward-looking statements based on our analysis of internal and external historical trends, but there can be no assurance that we will achieve the results set forth in these forward-looking statements. Our forward-looking statements are expressed in good faith and we believe that there is a reasonable basis for us to make them.

We have no obligation to update or revise these forward-looking statements to reflect future events.

                                 Use of Proceeds

FCON will not receive any of the proceeds from the resale of the shares of common stock offered by the selling shareholders under this prospectus. There are warrants being issued with the debentures. If all the warrants were exercised, the maximum proceeds that FCON would receive are as follows: $500,000 from the warrants at $1.00 per share, and $625,000 from the warrants at $1.25 per share.
 If all warrants are exercised, FCON will use approximately 75% or $843,750 towards the purchase to support the growth of the business. The remaining 25% or $281,250 will be used towards the pay down of payables. Since FinancialContent's stock has been trading between $.51 and $.80 per share it is unlikely that the warrants will be exercised any time in the immediate future, if at all.

If the resale of the warrant shares fails to be registered pursuant to an effective registration statement under the Securities Act and the per share market price of the stock is above the warrant price, the warrant holders may affect a cashless exercise, including a calculation of the number of shares of Common Stock to be issued upon such exercise. In the event of a cashless exercise, in lieu of paying the exercise price in cash, the holder shall surrender the warrants and receive a number of shares of common stock determined by subtracting the number of warrant shares to which it would otherwise be entitled by a fraction, the numerator of which shall be the warrant price multiplied by the number of shares purchasable upon exercise, and the denominator of which shall be the then current market price per share of common stock. For example, if the holder is exercising 100,000 warrants with a per warrant exercise price of $1.00 per share through a cashless exercise when the common stock's current market price per share is $1.35 per share, the holder will receive 25,926 shares of common stock.

The foregoing represents FCON's current best estimate of our use of the proceeds derived from the exercise of the warrants to purchase the shares of Common Stock offered in this prospectus, if any, based upon our present plans, the state of our business operations and current conditions in the industry in which we operate. FCON reserves the right to change the use of the proceeds if unanticipated developments in our business, business opportunities, or changes in economic, regulatory or competitive conditions, make shifts in the allocations of proceeds necessary or desirable.

            Market for Common Equity and Related Stockholder Matters

         Our common stock is quoted on the Over-the Counter Bulletin Board, also called the OTCBB, under the trading symbol "FCON". The following table set forth the quarterly high and low closing prices per share for our common stock. The closing price refers to the last price at which a stock trades during a regular trading session.

                  ==================================== =========== ============
                                                       High        Low
                  ==================================== =========== ============
                  Year ended June 30, 2003
                  ------------------------------------ ----------- ------------
                       First quarter                   $  0.21     $  0.45
                  ------------------------------------ ----------- ------------
                       Second quarter                     0.19        1.01
                  ------------------------------------ ----------- ------------
                       Third quarter                      0.30        0.90
                  ------------------------------------ ----------- ------------
                       Fourth quarter                     0.27        0.55
                  ------------------------------------ ----------- ------------
                  Year ended June 30, 2004
                  ------------------------------------ ----------- ------------
                       First quarter                   $  0.39     $  2.00
                  ------------------------------------ ----------- ------------
                       Second quarter                     0.93        1.35
                  ------------------------------------ ----------- ------------
                       Third Quarter                      0.83        1.13
                  ------------------------------------ ----------- ------------
                       Fourth quarter                     1.03        1.90
                  ------------------------------------ ----------- ------------
                  Year ended June 30, 2005
                  ------------------------------------ ----------- ------------
                       First quarter                   $  0.96     $  1.65
                  ------------------------------------ ----------- ------------
                       Second quarter                  $  0.75     $  1.15
                  ------------------------------------ ----------- ------------
                       Third quarter                   $  0.80     $  1.65
                  ------------------------------------ ----------- ------------
                       Fourth quarter                  $  0.90     $  1.43
                  ==================================== =========== ============

As of December 31, 2005, there were approximately 240 registered shareholders of FCON's Common Stock with 10,469,276 shares issues and outstanding.

Dividends

To date, the Company has not declared or paid dividends on its Common Stock.

Transfer Agent and Registrar

FCON's transfer agent is American Stock Transfer and Trust Company, 6201 15th Avenue, Brooklyn, NY 11219.

                          Summary Financial Information

The summary historical financial data should be read in conjunction with the financial statements (and notes thereto) of our Company and the "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus.

================================== ====================================== =====================================
                                              Year ended June 30,                Six months ended December 31,
                                   -------------------------------------- -------------------------------------
                                         2005                 2004               2005               2004
                                   ----------------- -------------------- -------------------- ----------------
                                                   (Audited)                             (Unaudited)
================================== ====================================== =====================================
Net Revenues                       $  1,275,899      $     985,335        $   842,745      $      588,366
---------------------------------- ----------------- -------------------- ---------------- --------------------
Cost of Cost Sold                      (279,259)          (135,018)          (163,932)           (123,239)
---------------------------------- ----------------- -------------------- ---------------- --------------------
Gross Profit                       $    996,640      $     371,888        $   678,813      $     465,097
---------------------------------- ----------------- -------------------- ---------------- --------------------
Total Operating Costs                 1,914,771          2,445,060            959,967            890,404
---------------------------------- ----------------- -------------------- ---------------- --------------------
Loss from Operations                   (918,131)        (1,594,743)          (281,154)          (430,277)
---------------------------------- ----------------- -------------------- ---------------- --------------------

Provision for Income Taxes               (1,600)            (1,600)              (800)              (250)
---------------------------------- ----------------- -------------------- ---------------- --------------------
Other income (expenses), net             53,322           (173,361)           (13,153)            10,136
---------------------------------- ----------------- -------------------- ---------------- --------------------
Gain (loss) from discontinued              --              133,478               --                 --
---------------------------------- ----------------- -------------------- ---------------- --------------------
Net Loss                           $   (866,409)     $  (1,636,226)       $  (295,107)     $    (420,391)
---------------------------------- ----------------- -------------------- ---------------- --------------------
Weighted average Common
---------------------------------- ----------------- -------------------- ---------------- --------------------
     Shares outstanding                9,817,254         8,895,084         10,406,233          9,484,051
---------------------------------- ----------------- -------------------- ---------------- --------------------
---------------------------------- ----------------- -------------------- ---------------- --------------------
Total Earning per share - basic    $       (0.09)    $       (0.50)       $     (0.03)     $       (0.05)
and diluted
---------------------------------- ----------------- -------------------- ---------------- --------------------

Total Assets                       $     759,224     $     910,906       $    756,752      $     746,365
---------------------------------- ----------------- -------------------- ---------------- --------------------
Total Liabilities                  $     743,623     $     353,672       $   959,847       $     455,846
---------------------------------- ----------------- -------------------- ---------------- --------------------
Shareholders' equity               $      15,601     $     557,234       $   (203,095)     $     290,519
---------------------------------- ----------------- -------------------- ---------------- --------------------

Management's Discussion and Analysis of Financial Condition or Plan of Operation

Critical Accounting Policy
--------------------------

The Company's primary source of revenues is through providing access to financial data (e.g., stock quotes) to other Internet properties on a monthly subscription basis and customization charges which we recognize upon collection. Fees received are amortized over the term of the service contract on a straight line basis. Fees received prior to the delivery of service are recorded as deferred revenue which the Company will then record as revenue when the content is delivered to the customer.

Plan of Operation
-----------------

General

We are a content solution provider specializing in the integration and delivery of financial data and tools into web sites, corporate intranets and print media. Our mission is to empower our clients with the ability to customize and manage their own deployments. With over 400 deployments worldwide, we are rapidly growing our client base to include banks, brokerages, credit unions, and application service providers, as well as diversified media businesses and Fortune 500 companies.

Short Term Goals

Our main short term goal is to increase sales revenue and achieve profitability on an operational cash flow basis. We hope to achieve this goal around our fourth quarter of our fiscal year 2006. Key elements of our strategy to achieve this goal include:

         o Targeting Vertical Markets. We target businesses in industries that require robust online market analysis tools and financial information on their web sites. We have developed and will continue to develop content packages targeting specific industries. We focus our sales and marketing efforts across many sectors, including, but not limited to, traditional and online brokerage firms, commercial banks, asset managers, web portals, media companies, electronic communication networks, and insurance companies.

         o Developing State-of-the-Art Technology. We intend to continue to develop and market innovative products and services to attract and retain clients. We also work on developing new delivery and caching systems to maximize the scalability and availability of the data delivery service.

         o Pursuing Strategic Alliances. We intend to continue building our sales and marketing efforts and technology development, and to gain access to compelling content, applications and functionality, through strategic alliances. We consider acquisitions of businesses that can complement our products and services, provide access to new markets, and increase profit margins.

Long Term Goals

Our long term goals would be to expand on our short term goals, (i.e. expand our service coverage area) to increase sales and to introduce service programs that would be custom tailored to meet the needs of our clients as those needs arise.

Concerning working capital, historically our revenues have been insufficient to cover the cost of running our operations including our non operational costs. Based on our cash flow statement, for the first six month period ending December 31, 2005 our operations have been generating an average monthly negative cash flow from operations of $5,500. Additional funds are also required to cover non operational costs which include the costs to maintain a public entity. In order to cover such costs, we have had to rely in part on private placements of common stock securities, sale of convertible notes, loans from related parties and in some instances the exercise of common stock warrants to meet the operational and non-operational needs. We believe that over the next twelve months there will be a need for additional working capital to meet our operational and non-operational needs. Currently, we maintain no excess cash, i.e. it is used as soon as it is received. We estimate that an additional $1,000,000 in funds will need to be raised in order to carry us through the next twelve months.

This evaluation is based on the need to cover the costs of the addition burdens put on the company due to reporting regulation changes plus the need to build and add to our infrastructure to support new clients. In the event that we are unable to obtain additional funding over the next several months, we will need to reduce non operational programs to a point where cash outflow will not exceed cash inflow and curtail any growth in operations.

Historically, we have been successful in our efforts to secure working capital mainly from private placements of common stock securities and loans from related parties. However, there can be no assurances that private or other capital will continue to be available to meet our cash needs, or that a sufficient amount of our common stock or other securities can or will be sold or that any common stock purchase options/warrants will be exercised to fund the non operational needs of the Company.

At December 31, 2005 we owed a related party $41,884 for money advanced to pay for operational and non-operational costs.

On February 13, 2006, we entered into a Note and Warrant Purchase Agreement with an institutional investor for the sale of a $1,000,000 secured convertible note. The note is payable in three tranches: $350,000 was paid on February 13, 2006; $350,000 is payable upon the filing of this registration statement to register for resale the shares issuable thereunder; and $300,000 is payable upon the registration statement being declared effective by the Securities and Exchange Commission. The secured convertible note bears interest at a rate of 9% per annum, matures two years from the date of issuance, and is convertible in whole or in part into registrable shares of the Company's common stock at $0.75 per share. The note is secured by all of the Company's assets. In the event the 10 day average closing bid price of the Company's common stock is less than $0.75 per share within the 30 day period immediately following the registration statement being declared effective, the institutional investor may reset the conversion price to 25% below such average price and again every four months thereafter should the share price fall below $0.75. The warrants issuable under the agreement are equal to twenty-five percent of the number of shares into which the entire principal amount of the note is convertible at an exercise price of $1.00 per share plus twenty-five percent of the number of shares into which the note is convertible at an exercise price of $1.25 per share Said warrants have a five (5) year term, the shares issuable thereunder are registrable, and have cashless exercise rights which expire upon said registration statement being declared effective.

We anticipate adding one or two additional persons to support our sales office in New York. Our present staff has the capacity to service double our existing business however to increase our goals we are adding to our sales staff.

Results of Operations
---------------------

Three and Six Months Ended December 31, 2005 Compared to December 31, 2004

Revenues. For the three and six months ended December 31, 2005, gross revenues were approximately $421,039 and $842,745, respectively, for an increase of $122,991 and $259,379 (41.3% and 44.5%) respectively, for the same periods in 2004. $383,933 and $744,404 of the revenues we recorded for the three and six months ended December 31, 2005, respectively, were cash or credit sales, which represented increases of $120,895 (46.0%) and $219,749 (41.9%) for cash and credit sales during the same periods in the prior year. $37,046 and $98,341 of the revenues we recorded for the three and six months ended December 31, 2005, respectively, are for advertising services, $25,703 of which will be received in the future. $34,950 and $58,711 of the revenues we recorded for the three and six months ended December 31, 2004, respectively, were bartered for advertising services, $766 of which were for future advertising services. Revenues recognized in the three and six months ended December 31, 2005, in connection with barter advertising transactions increased 6.0% and 67.5% over the same periods in the prior year. This increase in revenues is attributed to the signing of new customers as our business continues to grow. We recognize income from FinancialContent Service's monthly subscription based fees and customization charges upon collection. Fees received are amortized over the term of the service contract on a straight line basis. Generally, fees received prior to the delivery of service are recorded as deferred revenue.

Costs of Revenues. Cost of goods sold for the three and six-month period ending December 31, 2005 was approximately $83,957 and $163,932, respectively, for an increase of $3,778 and $40,693 (4.7% and 33.0%), respectively, over the same periods in 2004. We have negotiated contracts with our content providers such that we are able to add clients without a corresponding increase in our content acquisition costs. However, as we grow our client base we have increased costs related to adding new website content necessary to attract a wider range of clients as well as increased fees attributable to the increase in bandwidth traffic.

Business development. Business development expenses for the three and six-month period ending December 31, 2005 was approximately $9,438 and $16,473, respectively, for an increase of $7,937 and $8,116 (528.8% and 97.1%) respectively, over the same periods in 2004. This increase is primarily the result of our public relations campaign we initiated to attract persons to our StreetIQ.com website which offers audio podcasts related to the financial markets.

General and administrative. General and administrative expenses for the three and six month period ended December 31, 2005 was approximately $432,003 and $834,059, respectively, inclusive of bartered advertising expense, for a decrease of $14,867 (3.3%) for the three month period ended and an increase of $118,179 (16.5%) for the six month period ended December 31, 2005. This $14,867 decrease is primarily a result of an increase in payroll salary expense of approximately $36,326 (28.6%) from approximately $127,129 for the period ended December 31, 2004 to $163,455 for the period ended December 31, 2005, an increase in travel related expense of approximately $28,359 (680.6%) from approximately $4,167 for the period ended December 31, 2004 to $32,526 for period ended December 31, 2005, an increase in management fees of approximately $15,000 (100.0%) from approximately $15,000 for the period ended December 31, 2004 to $30,000 for the period ended December 31, 2005, off set by a decrease in stock-based consultant fees of approximately $124,432 ( 71.2%) from approximately $174,782 for the period ended December 31, 2004 to $50,350 for the period ended December 31, 2005.

Amortization and depreciation. Amortization and depreciation expenses for the three and six month period ended December 31, 2005 was approximately $55,123 and $109,435, respectively, for a decrease of $26,948 and $56,732 (32.8% and 34.1%)
respectively, over the same periods in 2004. The primary reason for this $26,948 decrease is the change in the amortization of the contracts purchased from CNET Networks, Inc. in July of 2003 which we have valued at $1,039,146. Originally, the contracts we purchased were being amortized over a three years based on our expectations of retention of these contracts. However, in the year ended June 30, 2005, the company changed the period of amortization on the contract rights acquired from CNET Networks, Inc. from 3 to 5 years based on the Company's review of the projected lives of the contracts and on the Company's retention of 75% of those contracts acquired. Generally, property and equipment are being depreciated over the estimated useful life of the related assets, generally three to seven years using the straight-line method.

Other income (expense). Other income (expense) for the three and six month period ended December 31, 2005 was approximately ($6,611) and ($13,153), respectively, for a decrease of $15,810 and $23,289 (171.9% and 229.8%) respectively, over the same periods in 2004. This increase in other expense of $15,810 is primarily the result of an increase in interest expense of $6,048 from money borrowed from a related party in the current and the non-cash income resulting from the writing off in the same period in the prior year of the balance of $9,762 owed on a commercial lease from our discontinued foreign operations in Canada.

Liquidity and Capital Resources

For the six months ended December 31, 2005, we sustained operating losses of $295,107 compared to operating losses of $420,391 for the six months ended December 31, 2004. This decrease in operating losses of $125,284 (29.8%) was due primarily to an increase in gross revenues of $259,379 (44.5%), offset by a $69,563 (7.8%) increase in operating expenses, an increase in other expense of $23,289 (229.8%), and an increase in cost of sales of $40,693 (33.0%).

Net cash provided by financing activities was $37,700 for the six months ended December 31, 2005 compared to $38,611 for the six months ended December 31, 2004, a slight decrease of $911 (2.4%). The net cash provided by financing activities during the six months ended December 31, 2005 and 2004, consisted solely of advances received from and repaid to our officers. Net cash provided by financing activities during the six months ended December 31, 2004, included advances received from and repaid to officers, but also included receipt of $23,100 from notes payable and a $12,281 cash payment of dividends that did not recur during the current period.

The Company had a total stockholders' equity of ($203,095) on December 31, 2005 compared to stockholders equity of $15,601 on June 30, 2005, a decrease of $218,696 (1,401.8%), resulting primarily from an increase in the accumulated deficit of $319,669, off set by an increase in paid-in capital of $100,700 due to the recognition of services rendered in connection with the Subscription Receivable.

As of December 31, 2005, our working capital position declined by $120,303 (20.1%) to a negative $719,165 from a negative $598,862 at June 30, 2005. The Company's current ratio for the period ended December 31, 2005 is 0.25:1, from a ratio of 0.19:1 for the year ended June 30, 2005. The decline in our working capital position is primarily from an increase in management fees due a related party of approximately $59,300 (47.5%), an increase in notes payable due to related parties in the amount of $37,700 (17.0%), an increase in deferred revenue in the amount of $25,234 (77.9%), an increase in payroll and taxes payable of $51,907 (134.6%), and an increase in dividend payable in the amount of $24,562 (63.3%), off set by an increase in short-term investments in marketable securities of $55,713 (2,137.8%), and an increase in accounts receivables (net of reserve for doubtful accounts) of $47,954 (41.7%).

Over the next twelve months, management is of the opinion that sufficient working capital will be obtained from operations and external financing to meet our operating needs. The following is a discussion of future cash requirements.

Estimated future cash requirements

Our estimate of net cash requirements for overhead for the next twelve months subsequent to December 31, 2005, is approximately $140,000 a month for a twelve-month total of $1,680,000. The estimate of net cash inflow from operations for that time period is approximately $1,950,000.

We have generally financed our operations through the sale of our common stock and loans from related parties. In order to sustain operations and to grow our business in the near term, it is anticipated that we will need an additional infusion of funds of approximately $1,000,000 from outside sources. If our projections over the next twelve months fall short of expectations, and we are unable to gain access to such funding, we will be forced to curtail operations until such funding is obtained.

Going Concern

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, we have experienced net losses from operations (before dividends) of $295,107 and $420,391 for the six months ended December 31, 2005 and 2004, respectively. We also have a net working deficit of $719,165 for the six months ended December 31, 2005. Additionally, we must raise additional capital to meet our working capital needs. If we are unable to raise sufficient capital to fund our operations, we might be required to curtail or discontinue our operations. These factors raise substantial doubt about our ability to continue as a going concern. In view of the matters described above, the success of our business is dependent upon our ability to generate sufficient sales volume to cover our operating expenses and to raise sufficient capital to meet our payment obligations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might be necessary should we be unable to continue in existence.

On February 13, 2006, FinancialContent, Inc. entered into a Note and Warrant Purchase Agreement with an institutional investor for the sale of a $1,000,000 secured convertible note. The note is payable in three tranches: $350,000 was paid on February 13, 2006; $350,000 is payable upon the filing of a registration statement to register for resale the shares issuable thereunder; and $300,000 is payable upon the registration statement being declared effective by the Securities and Exchange Commission. The secured convertible note bears interest at a rate of 9% per annum, matures two years from the date of issuance, and is convertible in whole or in part into registrable shares of the Company's common stock at $0.75 per share. The note is secured by all of the Company's assets. In the event the 10 day average closing bid price of the Company's common stock is less than $0.75 per share within the 30 day period immediately following the registration statement being declared effective, the institutional investor may reset the conversion price to 25% below such average price and again every four months thereafter should the share price fall below $0.75. The warrants issuable under the agreement are equal to twenty-five percent of the number of shares into which the entire principal amount of the note is convertible at an exercise price of $1.00 per share plus twenty-five percent of the number of shares into which the note is convertible at an exercise price of $1.25 per share Said warrants have a five (5) year term, the shares issuable thereunder are
registrable,   and  have  cashless   exercise  rights  which  expire  upon  said
registration statement being declared effective. The proceed from the convertible were used for working capital and to reduce our accounts payable.

Year Ended June 30, 2005 Compared to Year Ended June 30, 2004

We have incurred net losses and negative cash flows from operations. For the year ended June 30, 2005, we had a net loss from continuing operations of $866,409. However, barring any unforeseen events or expenses, we believe that the continuing pace of adding new clients will make us cash flow positive on an operational basis commencing at the end of our second fiscal quarter and through the remainder of our upcoming fiscal year.

Gross Revenues increased from approximately $985,335 in the year ended June 30, 2004 to $1,275,899 in the year ended June 30, 2005, an increase in revenues of $290,564 (29.5%). In the years ended June 30, 2004 and 2005, all of our income was from subscription based fees and customization charges. We recognize income from FinancialContent Service's monthly subscription based fees and customization charges upon collection. Fees received are amortized over the term of the service contract on a straight line basis. Fees received prior to the delivery of service are recorded as deferred revenue. Cash based revenue increased from $920,460 in the year ended June 30, 2004, to $1,145,569 in the year ended June 30, 2005, an increase of $225,109 (24.5%). Non-cash revenues related to services provided in barter for advertising services increased from $64,875 in the year ended June 30, 2004, to $130,330 in the year ended June 30, 2005, an increase of $65,455 (100.9%).

Cost of revenues. Cost of revenues increased from approximately $135,018 in the year ended June 30, 2004 to $279,259 in the year ended June 30, 2005, an increase in cost of revenues of $144,241 or 106.8%. We have negotiated contracts with our content providers such that we are able to add clients without a corresponding increase in our content acquisition costs. However, as we grow our client base we have increased costs related to adding new website content necessary to attract a wider range of clients as well as the associated increase in bandwidth traffic. In the year ended June 30, 2005, we added new content at a cost of $64,399 and our bandwidth needs resulted in our spending an additional $28,500 in bandwidth fees over the prior year.

General and Administrative. General and administrative expenses decreased to $1,513,042 for the year ended June 30, 2005 from $2,020,637 for the year ended June 30, 2004, a decrease of $507,595 or 25.1%. This decrease is primarily the result of how we expensed our stock based compensation between the two years. We expensed only $366,938 out of the $887,000 of the stock based compensation for consulting and other services provided to the Company for the year ended June 30, 2005, as $521,000 of the stock based compensation issued during the year ended June 30, 2005 is recorded as subscription receivable and is being amortized over three years. Comparatively, we expensed 100% of the $1,078,000 in stock based compensation issued during the year ended June 30, 2004. In order to best utilize our available cash, we have used stock based compensation to obtain the services needed to achieve our business growth objectives. We have used consultants to assist us with strategic marketing directives. Aside from the stock based compensation, our general and administrative expenses have generally increased including an increase of payroll expense of approximately $110,932 (24.1%) from approximately $460,972 for the year ended June 30, 2004 to $571,904 for the year ended June 30, 2005, an increase in commission expense of approximately $37,006 (67.9%) from approximately $54,533 for the year ended June 30, 2004 to $91,539 for the year ended June 30, 2005, and a decrease in non-barter advertising expense of approximately $9,682 (54.1%) from approximately $17,894 for the year ended June 30, 2004 to $8,212 for the year ended June 30, 2005. Advertising expense from bartered services increased from $64,875 in the year ended June 30, 2004 to $130,330 in the year ended June 30, 2005, an increase of $65,455 (100.9%).

Depreciation and amortization. Depreciation and amortization expenses decreased to approximately $213,380 for the year ended June 30, 2005 from approximately $330,803 for the year ended June 30, 2004, a decrease of $117,423 or 35.5%. The primary reason for this decrease is the amortization of the contracts purchased from CNET Networks, Inc. in July of 2003 which we have valued at $1,039,146. Originally, the contracts we purchased were being amortized over a three period based on our expectations of retention of these contracts. However, in the year ended June 30, 2005, the Company changed the period of amortization on the contract rights acquired from CNET Networks, Inc. from 3 to 5 years based on the Company's review of the projected lives of the contracts and on the Company's retention of 75% of those contracts acquired. As a result, amortization of the contract decreased from $303,846 in the year ended June 30, 2004, to $183,825 for the year ended June 30, 2005, a decrease of $120,021 or 39.5%. Depreciation of property and equipment increased slightly from $26,957 in the year ended June 30, 2004, to $29,555 for the year ended June 30, 2005, an increase of $2,598 or 9.6%. Generally, property and equipment are being depreciated over the estimated useful life of the related assets, generally three to seven years using the straight-line method.

Business development: Business development expenses increased from $7,673 in 2004 to $24,355 in 2005, an increase of $16,682 (217.4%). This increase was primarily due to an increase in the Company's participation in trade shows. Trade show expenses increased from $6,488 in 2004 to $20,221 in 2005, an increase of $13,733 (211.7%). Licensing fees increased from $750 in 2004 to $3,000 in 2005, an increase of $2,250 (300%).

Other income (expense). Net other income (expense) was approximately ($173,361) for the year ended June 30, 2004 as compared to net other income (expense) of $53,322 for the year ended June 30, 2005, a net increase of $226,683 (130.8%). Interest expense decreased from $72,061 in 2004 to $6,948 in 2005, a decrease of $65,113 or 90.4%. This decrease was due to the fact that the Company had fewer interest-bearing notes and for a shorter time in 2005 than in 2004. The net other income (expense) for the year 2004 was the result of the increase of the loss on the termination of the Swartz investment agreement of $146,000 from the prior year. The estimated reserve from prior years for the loss on the termination of the Swartz investment agreement was $100,000, and the final settlement was for $246,000. This settlement was unique to 2004 and has no counterpart in 2005.

Liquidity and Capital Resources

To date, we have financed our operations primarily through the revenues earned by FinancialContent Services and equity and debt financing. As of June 30, 2005, we had approximately $17,142 of cash, cash equivalents and short-term investments, and working capital deficit of $598,862. The working capital deficit increased by $356,068 (146.7%) from the previous fiscal year as a result of the Company borrowing $218,100 from a related party and an increase in management fees of $88,708.

Net cash used in operating activities was ($168,332) for the year ended June 30, 2005 compared to ($794,233) for the year ended June 30, 2004. Net loss from operating activities for the year ended June 30, 2005 was $866,409 compared to $1,636,226 for the same period ended 2004. The decreased loss in net cash used in operating activities of operating losses of $625,901 (78.8%) is primarily the result of using the cash proceeds from the sale of our preferred stock to pay our liabilities during the year ended June 30, 2004 to reduce accounts payable by $81,639, payroll tax liabilities by $218,102, accrued liabilities and expenses by $88,932, and accrued interest by $86,440.

Net cash used in investing activities decreased from $237,469 in 2004 to $27,719, a decrease of $209,750 (88.3%). For the year ended June 30, 2005 we purchased equipment totaling $27,719. For the year ended June 30, 2004, our investing activities consisted of the following: $175,000 in cash to CNET, Inc., for purchasing certain contracts, and $62,469 for purchase of new equipment. The acquisition of the Cnet contracts were considered to be a key for our future growth. The acquisition of these contracts has increased our overall revenue significantly.

For the year ended June 30, 2004, we generated net cash provided by financing activities of $1,034,475. For the year ended June 30, 2005, we generated net cash provided by financing activities of $199,487. Financing activities for the period ended 2005 were primarily a result of advances from related parties. We generated cash for the period ended 2004 primarily through the sale of our series B and C convertible preferred stock.

Operating and Capital Leases
----------------------------

In June 2002, the Company's principal executive offices relocated to a 2,903 square foot facility at 400 Oyster Point Boulevard, Suite 435, South San Francisco, CA 94080. The initial 38-month term of the lease expired on July 31, 2005. The Company currently leases the facility under a second 6-month extension of the original agreement that terminates on July 31, 2006. All operations including system development, control and maintenance are now performed at this facility. Our current rent is $4,644.80 per month.

In December 2003, we leased a sales office in New York City for an initial six-month term that converted to month to month thereafter. In January 2005 after temporarily closing the office we negotiated a one-year extension that terminate on December 31, 2005. On March 1, 2006, we signed a six-month lease for a temporary sales office in White Plains, NY. Our current rent is $275.00 per month.

On March 1, 2005 we signed a 13-month lease, terminable at-will on 30-day written notice, for an office space in Shanghai, China for which we pay $85.00 per month plus overhead charges. In March 2006, we informed the landlord that we have no intent to renew the lease.

Our servers are co-located at a facility in South San Francisco, California, better reliability and lower costs. Security is provided by bio-metric scanners and 24 hour security personnel.

Contingent Liability
--------------------

The Company accrues and discloses contingent liabilities in its consolidated financial statements in accordance with Statement of Financial Accounting
Standards ("SFAS") No. 5, Accounting for Contingencies. SFAS No. 5 requires accrual of contingent liabilities that are considered probable to occur and that can be reasonably estimated. For contingent liabilities that are considered reasonably possible to occur, financial statement disclosure is required, including the range of possible loss if it can be reasonably determined. The Company has disclosed in its audited financial statements several issues that it believes are reasonably possible to occur, although it cannot determine the range of possible loss in all cases. As these issues develop, the Company will continue to evaluate the probability of future loss and the potential range of such losses. If such evaluation were to determine that a loss was probable and the loss could be reasonably estimated, the Company would be required to accrue its estimated loss, which would reduce net income in the period that such determination was made.

Other Events:

On October 15, 2001, a definitive 14C informational proxy was filed with the Securities and Exchange Commission in lieu of a special meeting of the shareholders, notice was given that the following actions were taken pursuant to the written consent of a majority of our shareholders. The following actions became effective on November 13, 2001:

     (i) Amendment of our Certificate of Incorporation to increase the number of shares authorized for issuance from 200,000,000 to 900,000,000;

     (ii)   Approved   the   acquisition   of  the   minority   held  shares  of
     FinancialContent.com, Inc.;

     (iii) Amendment of our Articles of Incorporation to change the name of the Company to FinancialContent, Inc.; and

     (iv) Approved the reverse stock split at a ratio between 1-for-20 to 1-for-80, as determined by the Board of Directors ("Directors") of the Company to be in the best interests of the Company.

                                  Our Business

Present Business

Through the auspices of our wholly owned subsidiary, FinancialContent Services, Inc., we provide a turnkey content management and delivery system that aggregates and integrates content into any software platform solution. Our clients have access to a suite of financial data and tools. Clients have access to a wide range of content including stock quotes, company news, SEC filings, company profiles, economic data, import/export data, interest rates, treasury summaries, currency data, and more.

We offer our product line through a Standard Package, an IR Package and Individual Solutions. The Standard Package consists of the 15 content modules. The IR Package provides public companies a method for placing investor relations content on their website, including company specific stock quotes, SEC filings and press releases. Individual Solutions include upgrades to premium content, and customization services and deployment for clients with existing Internet, intranet, or legacy infrastructure, and with greater security and bandwidth needs.

The FinancialContent platform provides clients with granular control over content, layout and presentation with changes updated in real-time. Clients have access to an online toolkit with control of both the private-label output and JavaScript modules that drive traffic to the private-label output.

We aggregate content from multiple sources and normalize the data into XML. Using server-side XSLT, the content is dynamically parsed to meet the client's layout and presentation requirements.

We essentially package financial data into discrete, manageable, interactive content modules that are delivered through an automated online platform or embedded into 3rd party enterprise environments. The content may be static or dynamically categorized, filtered, searchable, and enabled for web or wireless alerts. The content may also be personalized by individuals or customized by content administrators.

History

FinancialContent is a Delaware corporation formed on October 15, 1996. Prior to 2001, FinancialContent was an accelerator/incubator that developed and acquired Internet companies. On May 10, 2000, the Company formed FinancialContent Services in the State of Delaware under the name FinancialContent.com, Inc. As an accelerator/incubator, the Company provided strategic consulting, business services and seed capital to emerging companies that were developing Internet web sites or web-enabling technologies. We also showcased our portfolio of holdings through a consumer-friendly marketing portal.

FinancialContent Services began providing financial content to websites through a modular distribution format on a no fee basis. By February 2001, approximately 1,000 websites were receiving financial data and news from FinancialContent Services. In February of 2001, FinancialContent Services announced the commercial launch of its Version 2.0 software program and began converting existing clients to the paid service and as well as soliciting new paying clients.

After the commercial launch of FinancialContent Sercvices, the Company discontinued its accelerator incubator operations and concentrated on developing FinancialContent Services. The Company now delivers comprehensive solutions for web, wireless and print clients that includes over 75 different datasets.

On July 18, 2003, under the terms of an Asset Purchase Agreement, the Company acquired the client contract rights of CNET Network, Inc.'s ("CNET") Private Wire business, under which CNET provided a financial channel solution for Web sites and print publications that competed directly with FinancialContent's core business. In consideration for CNET's rights to the PrivateWire client contracts as well as customized indicies developed by CNET, FinancialContent gave CNET $175,000.00 cash and 2,164,910 shares of preferred stock. Under the terms of the transaction, FinancialContent began licensing its services to the Investor Channel of CNET News.com in exchange for equivalent value in advertising over CNET's online properties.

Upon the close of the CNET transaction, we more than doubled our client base and revenues. We also picked up many media clients that have been invaluable to the marketing of our services to new clients.

Reverse split

On November 13, 2001, FinancialContent reverse split its common stock at a 60 to one ratio. As of December 31, 2005 there are 900,000,000 shares of common stock authorized with 10,469,276 shares issued and outstanding. There are also $350,000 in outstanding notes that are currently convertible into approximately 466,667 shares of common stock, outstanding warrants exercisable into 2,015,334 shares of common stock, convertible preferred stock convertible into 2,239,910 shares of common stock, and options convertible into 575,000 shares of common stock.

Competition

The financial content and investment related information delivered via the Internet is intensely competitive. Many of our competitors are larger, better-financed companies and possess greater access to necessary resources. The market for Internet products and services is rapidly evolving and highly competitive. Although we believe that the diverse segments of the Internet market will provide opportunities for more than one supplier of products and services similar to those of our subsidiaries, it is possible that a single supplier may dominate one or more market segments. We believe that the principal competitive factors in this market are name recognition, performance, ease of use, variety of value-added services, functionality and features and quality of support. Competitors include a wide variety of companies and organizations. Some of our existing competitors, as well as a number of potential new competitors, have greater financial, technical and marketing resources than we do.

Patents, Licenses and Trademarks

Not Applicable

Royalty Agreements

Not Applicable

Government Regulations

Not Applicable

Research and Development Plan

Not Applicable

Employees

FinancialContent  Services, Inc. currently employs ten full time employees. Four
of  these   employees   also   perform   services   for  the   parent   company,
FinancialContent, Inc.

Property

In June 2002, the Company's principal executive offices relocated to a 2,903 square foot facility at 400 Oyster Point Boulevard, Suite 435, South San Francisco, CA 94080. The initial 38-month term of the lease expired on July 31, 2005. The Company currently leases the facility under a second 6-month extension of the original agreement that terminates on July 31, 2006. All operations including system development, control and maintenance are now performed at this facility. Our current rent is $4,644.80 per month.

In December 2003, we leased a sales office in New York City for an initial six-month term that converted to month to month thereafter. In January 2005 after temporarily closing the office we negotiated a one-year extension that terminate on December 31, 2005. On March 1, 2006, we signed a six-month lease for a temporary sales office in White Plains, NY. Our current rent is $275.00 per month

On March 1, 2005 we signed a 13-month lease, terminable at-will on 30-day written notice, for an office space in Shanghai, China for which we pay $85.00 per month plus overhead charges. In March 2006, we informed the landlord that we have no intent to renew the lease.

Our servers are co-located at a facility in South San Francisco, California. Security is provided by bio-metric scanners and 24 hour security personnel.

Common Stock Transaction
The common stock transactions for the year ended June 30, 2005 were as follows:

         o    In September  2004,  the Company issued 2,500 shares of registered common stock, having a market value of $3,450, to an employee.
         o    In November  2004, the Company issued 150,000 shares of registered common stock, having a market value of $136,909, to an individual for consulting services.
         o In December 2004, the Company issued 40,000 shares of registered common stock, having a market value of $37,873, for consulting services.
         o In January 2005, the Company issued 40,000 shares of registered common stock, having a market value of $45,320, for consulting services.
         o In February 2005, the Company issued 600,000 shares of registered common stock, having a market value of $604,200, to an individual in relation to a contract for services to be rendered over the next three years. The Company recorded a Subscription Receivable of $604,200 and recognized $83,806 of consulting expense in connection with this contract.
         o In February 2005, the Company issued 40,000 shares of registered common stock, having a market value of $33,720, for consulting services.
         o In March 2005, the Company issued 30,000 shares of registered common stock, having a market value of $25,860, for consulting services.
         o In March 2005, the Company in a private placement sold 11,584 shares of its unregistered, restricted common stock for $10,000. The issuance of the securities was exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof.

The common stock transactions for the year ended June 30, 2004 were as follows:

         o In September 2003, the Company issued 150,000 shares of registered common stock, having a market value of $165,000, to an individual for consulting services.

         o In November 2003, the Company issued 20,000 shares of registered common stock, having a market value of $22,000, to an individual for consulting services.
         o In March 2004, an individual converted warrants into 200,000 shares of the Company's common stock at an aggregate exercise price of $50,000.
         o In 2004, an individual converted 35,000 shares of Series C Preferred Stock into 35,000 shares of the Company's common stock.
         o In May 2004, the Company issued 190,549 shares of common stock pursuant to a settlement agreement.
         o In June 2004, the Company issued 100,000 shares of registered common stock, having a market value of $142,000, to an individual for consulting services.
         o In June 2004, the Company converted warrants issued to a consultant into 100,000 shares of common stock at an aggregate price of $30,000. The warrants were issued below market price. Accordingly, the Company recorded compensation expense of $125,000.

The common stock transactions for the year ended June 30, 2003 were as follows:

         o On September 21, 2002, the Company in a private placement sold 35,000 shares of its unregistered, restricted common stock for $5,740.
         o Starting in September 2002, the Company commenced a private placement offering which offered for sale up to 1,500,000 common shares at $0.164 per share to a private party. The terms of the offering require that shares be purchased in minimum blocks of 300,000 common shares. The minimum purchase is 300,000 shares ($49,200), except that the Company in its sole discretion may accept subscriptions for fewer units. An individual party purchased 300,000 common shares as of June 30, 2003. The issuance of the securities was exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof. The total shares sold under the two private placement offering were 335,000 common shares. Net proceeds from the private placement were $54,940.
         o In December 2002, the Company issued 20,000 shares of registered common stock, having a market value of $5,000, to an individual for consulting services.
         o    In  January  2003,   the  Company  issued  15,000  shares  of  its
              registered common stock to an individual in lieu of cash compensation that had a market value of $3,750.
         o In April 2003, the Company issued 150,000 shares of its registered common stock to an individual in lieu of cash compensation that had a market value of $50,000.
         o In May 2003, the Company converted $165,000 in amounts due to SharpManagement, LLC, for consulting services into 1,036,584 shares of its restricted common stock to SharpManagement, LLC.
         o In June 2003, the Company issued 350,000 shares of its registered common stock to an individual in lieu of cash compensation that had a market value of $140,000.

                                   Management

The Company has four directors and executive officers, as of March 1, 2006 is as follows:

=================================== ========= ============================================= ====================
               Name                   Age                           Office                         Since
----------------------------------- --------- --------------------------------------------- --------------------
Wilfred Shaw                        35        Chairman and Chief Strategy Officer           1996
----------------------------------- --------- --------------------------------------------- --------------------
Wing Yu                             36        Director and Chief Executive Officer          1999
----------------------------------- --------- --------------------------------------------- --------------------
Owen Nacarrato                      56        Director                                      1999
----------------------------------- --------- --------------------------------------------- --------------------
Gregg "Gurkan"Fidan                 29        Director                                      2001
----------------------------------- --------- --------------------------------------------- --------------------
Dave Neville                        42        General Counsel and Chief Financial Officer   2000
=================================== ========= ============================================= ====================

         Wilfred Shaw is our Chief Strategy Officer and Chairman of our Board of Directors. Previously, he served as the company's Chief Executive Officer for approximately 5 years. As the Chief Executive Officer, he was responsible for the incubating and investing in startups such as FinancialContent Services, Inc. Earlier in his career, Mr. Shaw was the Vice President of Business Development at Intertech Group, a conglomerate of small companies based in Asia. He also worked as Vice President of Business Development for IG International, Inc., a pharmaceutical company based in the San Francisco Bay Area. He has a Bachelor of Arts in Economics and Political Science with a minor in Psychology from Saint Mary's College. We have entered into a consulting contract with SharpManagement.com, LLC, for the services of Mr. Shaw to perform the duties of the Chief Strategy Officer in exchange for $10,000.00 per month.

Wing Yu is our Chief Executive Officer and one of our four directors. Prior to this position, Mr. Yu was the Chief Operating Officer of Cosmoz Infrastructure Solutions, Inc. He has also held the position Vice President of Web Development, before taking charge of Cosmoz. Prior to joining the financial data and technology industry, Mr. Yu spent his early professional career within the educational field working as an educator, a freelance Apple Macintosh developer for 6 years and developed various websites as a freelance web developer. He also worked for Ticketmaster CitySearch.com, Inc. coordinating online advertising. Mr. Yu holds a Bachelor of Arts in History from Occidental College, and a Masters in Arts degree in Instructional Technology. Mr. Yu's annual salary is currently $110,000.00.

Owen Naccarato is one of our directors. Mr. Naccarato has held various operating positions, including Chief Financial Officer for Bikers Dream, Inc. A NASDAQ traded motorcycle assembler and parts distributor, and divisional vice president/controller for Baxter Healthcare, Inc., a NYSE traded health care manufacturer and distributor. Mr. Naccarato is a licensed attorney and is a member of the California State Bar Association. He is also a Certified Public Accountant. We have granted Mr. Naccarato a warrant to purchase up to 380,000 shares at $0.75 per share.

Gregg Fidan is our former Vice President of Product Development and one of our directors. In March of 2005 he resigned as an employee of the Company. He was previously the founder of BuckInvestor, Inc, an investment information portal for long-term investors, which company was acquired in 1999. Prior to this, Mr. Fidan was co-founder of Adtech Promotions, a regional marketing and development firm specializing in online usability and search engine optimization. He has been recognized in publications such as Money Magazine, Bloomberg, CNBC, Online Investor Magazine, and several national newspapers. Mr. Fidan holds a degree in Business Administration with a concentration in Finance from North Carolina State University.

Dave Neville is our President and General Counsel and recently appointed Chief Financial Officer. Mr. Neville is responsible for the Company's corporate operations and financing activities. Prior to joining FinancialContent, Mr. Neville practiced law in San Francisco. His experience spans the areas of corporate governance, tax laws, securities, employment and investor relations. He has worked with private and publicly-traded companies in the financial services industry. Mr. Neville's annual salary is currently $78,000.00.

All FinancialContent Directors are entitled to reimbursement of funds advanced to pay expenses in connection with our Company's business. Our Company has established a compensation committee within the Board of Directors for purposes of administering our employee stock option plan. Mr. Shaw and Mr. Yu are the sole committee members.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company's knowledge, based solely on its review of the copies of such reports furnished to the company and written representations that no other reports were required during the fiscal year ended June 30, 2005, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with the exception of our director Owen Naccarato who was granted a warrant for 382,000 shares of our common stock during the year ending June 30, 2004 and a warrant for 200,000 shares of our common stock during the year ending June 30, 2002; our director and officer Wilfred Shaw who was granted a warrant for 1,400,000 shares of our common stock during the year ending June 30, 2004; our executives Dave Neville and Mark Dierolf who were granted an additional 50,000 shares each under the Company's stock option plan during the year ending June 30, 2005; and Asia Pacific Ventures, a related party, acquired 1,066,667 shares during the year ending June 30, 2002. We expect these persons to make the appropriate filings shortly.

Code of Ethics  for the Chief  Executive  Officer  and the  Principal  Financial
Officer

Our board of directors has adopted the Code of Ethical and Professional Standards of FinancialContent, Inc. and Affiliated Entities Code of Business Conduct and Ethics that applies to its officers and employees effective on September 28, 2004, which was filed as an exhibit with the June 30, 2004 Form 10KSB.

We intend to satisfy the disclosure requirement under Item 10 of Form 8-K relating to amendments to or waivers from provision of these codes that relate to one or more of the items set forth in Item 406(b) of Regulation S-K, by describing on our Internet website, within five business days following the date of a waiver or a substantive amendment, the date of the waiver or amendment, the nature of the amendment or waiver, and the name of the person to whom the waiver was granted.

Executive compensation

The following table sets forth certain summary information regarding compensation paid by the Company for services rendered during the fiscal years ended June 30, 2005, 2004 and 2003, respectively, to the Company's executives during such periods.

                           Summary Compensation Table

------------- -------------------------------------------------- -----------------------------------------------------------
  Payouts                    Annual Compensation                               Long Term Compensation Awards
------------- -------------------------------------------------- -----------------------------------------------------------
(a)           (b)     (c)           (d)       (e)                (f)           (g)               (h)        (i)
------------- ------- ------------- --------- ------------------ ------------- ----------------- ---------- ----------------
Name and      Year    Salary ($)    Bonus     Other Annual       Restricted    Securities        LTIP       All Other
Principal                           ($)       Compensation ($)   Stock         Underlying        Payouts    Compensation
Position                                                         Awards ($)    Options/SAR (#)   ($)        ($)
------------- ------- ------------- --------- ------------------ ------------- ----------------- ---------- ----------------
Wing Yu,      2005    81,232        0         0                  0              0                0          0
CEO
------------- ------- ------------- --------- ------------------ ------------- ----------------- ---------- ----------------
              2004    87,000        500       0                  0             700,000(1)        0          0
------------- ------- ------------- --------- ------------------ ------------- ----------------- ---------- ----------------
              2003    72,000        0         0                  0             0                 0          0
------------- ------- ------------- --------- ------------------ ------------- ----------------- ---------- ----------------
Wilfred       2005     0            0         0                  0             0                 0          0
Shaw, CSO
------------- ------- ------------- --------- ------------------ ------------- ----------------- ---------- ----------------
              2004    0             0         0                  0             0                 0          0
------------- ------- ------------- --------- ------------------ ------------- ----------------- ---------- ----------------
              2003    165,000(2)    0         0                  0             0                 0          0
------------- ------- ------------- --------- ------------------ ------------- ----------------- ---------- ----------------
Dave          2005    63,600        0                            0             50,000(3)         0          0
Neville,
CFO
------------- ------- ------------- --------- ------------------ ------------- ----------------- ---------- ----------------
              2004    68,400        500                          0             300,000(1)        0          0
------------- ------- ------------- --------- ------------------ ------------- ----------------- ---------- ----------------
              2003    63,600        0         0                  0             0                 0          0
------------- ------- ------------- --------- ------------------ ------------- ----------------- ---------- ----------------

(1) Shares granted pursuant to 2004 Stock Option Plan ("Plan"). Shares issued under Plan are categorized under one of four vesting schedules; in equal amounts quarterly over the next 12 quarters; upon reaching certain corporate milestones; upon the discretion of the board of directors; and upon listing on a senior exchange. Upon vesting, shares shall be listed under LTIP payouts column pursuant to paragraph (b)(2)(iv)(A) of Item 402. Upon approval of 2004 Stock Option Plan by the Company's shareholders, said shares shall be registered shares under Form S-8. (2) Paid in stock for services provided from January 1, 2001 though March 31, 2003. (3) Shares granted pursuant to the Plan.

Options/SAR Grants in the Last Fiscal Year:

     ------------------- ----------------------------- ------------------------------ -------------- -------------------
     Name                Number of Securities          % of Total Options/SARS        Exercise or    Expiration Date
                         Underlying Options/SARS       Granted to Employees           in Base Price
                         Granted (#)                   Fiscal Year                    ($)
     ------------------- ----------------------------- ------------------------------ -------------- -------------------
     Wing Yu             0                             n/a                            n/a            n/a
     ------------------- ----------------------------- ------------------------------ -------------- -------------------
     Wilfred Shaw        0                             n/a                            n/a            n/a
     ------------------- ----------------------------- ------------------------------ -------------- -------------------
     Dave Neville        50,000                        16%                            1.30           June 2015
     ------------------- ----------------------------- ------------------------------ -------------- -------------------

Employment Agreements

Wilfred Shaw: Under the original terms of the Management and Consulting Agreement effective May 17, 2000 executed by and between the Company and Sharpmanagement.com, LLC ("SharpManagement"), the Company paid SharpManagement $15,000 per month to secure the services of Mr. Shaw as the Company's Chief Executive Officer. Effective April 1, 2001, payments were reduced to $5,000 per month and Mr. Shaw became the Company's Chief Strategy Officer. Mr. Shaw is the managing and sole member of SharpManagement. The Company issued 1,036,584 shares of its common stock as payment under the Consulting and Management Agreement valued at $165,000 for services provided from January 1, 2001 through March 31, 2003. SharpManagement has not received any cash or equity compensation under the Management and Consulting Agreement for services provided after March 31, 2004. The Company executed another agreement with SharpManagement for obtaining Wilfred Shaw's services, which is effective January 1, 2005. The Company has accrued $5,000 per month for services rendered to the Company by Mr. Shaw prior to January 1, 2005, and $10,000 per month for services rendered after such date. On January 26, 2006, the company again agreed to extend the SharpManagement contract for an additional year under the same terms as the previous year.

Wing Yu: Mr. Yu was promoted to Chief Operating Officer on May 11, 2000. Upon joining the Company, he earned an annual salary of $120,000.00 and received a signing bonus of $6,800.00. However, during the fiscal year ended June 30, 2001, Mr. Yu accepted a salary reduction to $72,000 per year, and concurrently accepted a promotion to Chief Executive Officer. On January 1, 2004, Mr. Yu's annual salary was raised to $110,000 however he has agreed to draw a lesser annual salary of $100,800.

Dave Neville: Mr. Neville was promoted to general counsel of the Company in December 2000. In February 2003, he also became the President of the Company. On March 1, 2006, Mr. Neville was appointed our Chief Financial Officer. Mr. Neville's current annual salary is $78,000.

Compensation of Directors

Except as set forth below, directors receive no remuneration for their services as directors at this time. In March 2002, we issued a warrant to Owen Naccarato to purchase 200,000 shares of common stock at an exercise price of $0.25 per share. This warrant expired by its own terms in May 2004. In June 2004, the Company issued a new two year warrant to Mr. Naccarato to purchase up to 382,000 shares of our common stock at $0.75 per share. The Company has adopted no retirement, pension, profit sharing or other similar programs. In March of 2004, we issued a two-year warrant to Wilfred Shaw to purchase up to 1,400,000 shares of our common stock at $1.30 per share.

The Company offers health insurance to all its employees. The Company has adopted no retirement, pension, profit sharing or other similar programs.

         Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of March 24, 2006 by (i) each person who is known by us to own beneficially more than 5% of our common stock,
(ii) our directors and executive officers, and (iii) all of our officers and directors as a group. Except as otherwise listed below, the address of each person is c/o FinancialContent, Inc., 400 Oyster Point Blvd., Suite 435, So. San Francisco, CA 94080

--------------------------------------- -------------------------------- ------------------ -----------------------------------
Selling stockholder                     Shares beneficially owned        Resale shares      Shares beneficially owned after
                                        prior to the resale offering     offered pursuant   the resale offering
                                        (1)                              to this
                                                                         prospectus
--------------------------------------- -------------------------------- ------------------ -----------------------------------
                                        Number of        Percentage                         Number of shares    Percentage
                                        shares           of class (2)                                           of class
--------------------------------------- ---------------- --------------- ------------------ ------------------- ---------------
Wing Yu                                   526,962 (6)(7)      4.9%               0                  0                 0
--------------------------------------- ---------------- --------------- ------------------ ------------------- ---------------
Wilfred Shaw                            3,629,765 (8)(9)     30.6%               0                  0                 0
--------------------------------------- ---------------- --------------- ------------------ ------------------- ---------------


                                      -29-

--------------------------------------- ---------------- --------------- ------------------ ------------------- ---------------
Gregg "Gurkan" Fidan                      838,557            8.0%                0                  0                 0
--------------------------------------- ---------------- --------------- ------------------ ------------------- ---------------
Owen Naccarato                            382,000 (10)       3.5%                0                  0                 0
--------------------------------------- ---------------- --------------- ------------------ ------------------- ---------------
Dave Neville                              243,109 (11)       2.3%                0                  0                 0
--------------------------------------- ---------------- --------------- ------------------ ------------------- ---------------
CNET Networks, Inc. (3)                 2,239,910 (12)      17.7%           2,239,910              0                 0
235 Second Street
San Franciso, CA 9405
--------------------------------------- ---------------- --------------- ------------------ ------------------- ---------------
Asia Pacific Ventures (4)               1,066,667           10.2%
Suite 13, 16th Floor
Kinwick Center,
32 Hollywood Road
Central Hong Kong, H.K.
--------------------------------------- ---------------- --------------- ------------------ ------------------- ---------------
Jade Special Strategy LLC (5)             700,000 (13)       6.3%           4,000,000              0                 0
1175 Walt Whitman Road, Suite
100
Melville, NY 11747
--------------------------------------- ---------------- --------------- ------------------ ------------------- ---------------
Mark Dierolf                              645,175 (14)       5.8%               0                  0                 0
--------------------------------------- ---------------- --------------- ------------------ ------------------- ---------------
Officers and Directors as a Group       5,620,393           49.9%               0                  0                 0
--------------------------------------- ---------------- --------------- ------------------ ------------------- ---------------

(1) Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock exercisable or convertible within 60 days of the date of this prospectus are deemed outstanding for computing the percentage of the person holding such right but are not deemed outstanding for computing the percentage of any other person. Except as pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned.
(2) Percentage based on 10,469,276 shares of common stock outstanding as of the date of this prospectus.
(3) CNET Networks, Inc. is a corporation not in the business of investing in publicly traded securities and is not a registered investment company.
(4) Asia Pacific Ventures is a related party to our Chairman Wilfred Shaw. As a related party, Wilfred Shaw may be viewed as the beneficial owner of such shares pursuant to Rule 13d-3 under the Securities Exchange Act of 1934.
(5) Jade Capital LLC, a New York limited liability company, is the sole Managing Member of Jade Special Strategy LLC. The Managing Member of Jade Capital LLC is Jadeco Holdings LLC. Jadeco Holdings LLC is 50% owned by Elmo Capital LLC and 50% owned by Salami Management LLC. Jeffrey Kwit is the Managing Member of Elmo Capital LLC and Abraham Mirman is the Managing Member of Salami Mgmt LLC. Messrs. Kwit and Mirman disclaim beneficial ownership of the shares being registered hereunder.
(6) Does not include the 1,000,000 shares of the Company's Series D preferred stock issued to Wing Yu. Each holder of Series D Preferred Stock is entitled to vote on all matters that the holders of Common Stock vote upon. The holders of the Series D Preferred Stock and Common Stock shall vote together as a single class on all such matters. The holders of the Series D Preferred Shares shall be entitled to 10 votes of Common Stock for each share of Series D Preferred Stock voted.
(7) 100,000 of the 526,962 shares included represents shares vested and exercisable at $1.30 per share within the next 60 days under the company's employee stock option plan.

(8) Does not include the 3,000,000 shares of the Company's Series D preferred stock issued to Wilfred Shaw. Each holder of Series D Preferred Stock is entitled to vote on all matters that the holders of Common Stock vote upon. The holders of the Series D Preferred Stock and Common Stock shall vote together as a single class on all such matters. The holders of the Series D Preferred Shares shall be entitled to 10 votes of Common Stock for each share of Series D Preferred Stock voted.
(9) 1,400,000 of the 3,629,765 included may be acquired upon the exercise of a warrant at $1.30 per share within the next 60 days.
(10) All 382,000 shares included may be acquired upon the exercise of a warrant at $0.75 per share within the next 60 days.
(11) 87,500 of the 243,109 shares included represents shares vested and exercisable at $1.30 per share with the next 60 days under the company's employee stock option plan.
(12) Represents shares upon the conversion of Series A Convertible Preferred stock that convert on a one-to-one basis.
(13) $350,000 in existing convertible debentures using an estimated conversion price of $0.75, plus 233,334 shares issuable under the warrants, i.e. 50% of 466,667 shares issuable under the existing convertible note.
(14) 87,500 of the 645,175 shares included represents shares vested and exercisable at $1.30 per share with the next 60 days under the company's employee stock option plan.

                  Certain Relationships and Related Transaction

         Asia Pacific Ventures

Asia Pacific Ventures (APV) is a company whose headquarters are in Hong Kong, and its authorized representative is Wilfred Shaw, the current Chairman of the Board of Directors of the Company. Additionally, APV is a shareholder holding greater than 10% of the outstanding common stock of the Company on a non-diluted basis. The Company has received advances from APV, and these advances bear an interest rat of 12% per annum.

During the year ended June 30, 2005, APV advanced $218,100 to the Company. As of December 31, 2005, APV is owed $218,100, not inclusive of interest. During the year ended June 30, 2004, APV advanced $22,000 to the Company, and the Company repaid all advances and interest to APV.

         Wilfred Shaw

The Company has received advances from Wilfred Shaw, and these advances bear an interest rate of 12% per annum. During the year ended June 30, 2005, Wilfred Shaw advanced $52,250 to the Company. As of June 30, 2005, Wilfred Shaw is owed $330 in interest on these advances, which were repaid in full during the year.

         Wing Yu

The Company has received advances from Wing Yu, and these advances bear no interest. During the year ended June 30, 2005, Wing Yu advanced $38,184 to the Company. As of December 31, 2005, Wing Yu is owed $41,884.

         Sharpmanagement.com, LLC

The Company has signed a consulting contract with Sharpmanagement.com, LLC ("SharpManagement") to secure the services of Wilfred Shaw. Under the terms of this contract, as amended effective January 1, 2005, the Company is required to pay $10,000 per month for each month that Mr. Shaw provides services to the Company. Mr. Wilfred Shaw is a majority owner of SharpManagement.com. As of December 31, 2005, SharpManagement was due $184,892.

         Tupelo Investments

In 2001, the Company issued $25,000 principal amount of 12% convertible notes, which are due on demand after 30 days to a related party, (Tupelo Investments), in a private placement. The notes are convertible into common shares of the company at a discount of 50% from the market price on the date of conversion. The option to convert the notes to common stock is at the discretion of the note holder. The principal amount of the note is collateralized by the company's investment in Ridgewood Capital Venture Fund. No costs were incurred to issue the debt. The notes were fully repaid in 2004.

In 2001, Tupelo Investments, a shareholder, advanced to the Company $63,517. These notes were due on demand and bore an annual interest rate of 12%. These notes were repaid in 2004.

                            Description of Securities

General

Our authorized capital stock consists of 900,000,000 shares of Common Stock at $.001 par value, of which 10,469,276 shares are issued and outstanding, respectively, at December 31, 2005. Our authorized capital stock also consists of 200,000,000 shares of Preferred Stock at $.001 par value, of which 8,474,578 and 8,574,578 shares are issued and outstanding, respectively, at December 31, 2005.

The following is a description of the securities of FCON taken from provisions of our Company's Articles of Incorporation and By-laws, and is a summary of the material terms in our articles of incorporation and bylaws, as currently in effect.

Common Stock

Holders of the common stock are entitled to one vote for each share held in the election of directors and in all other matters to be voted on by shareholders. Directors shall be elected by majority vote. Cumulative voting shall not be permitted.

Every holder of stock of FinancialContent shall be entitled to have a certificate in such form as may be determined by the Board of Directors. Such certificates shall be signed by the chairman of the Board, the president, the vice-chairman or an executive vice-president and/or by the secretary or an authorized assistant secretary and shall be sealed with the seal of the Corporation. The seal may be a facsimile. If a stock certificate is countersigned (i) by a transfer agent other than the Corporation or its employee, or (ii) by a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In the event that any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. All certificates for stock shall be consecutively numbered or otherwise identified. The name of the person to whom the shares of stock represented thereby are issued, with the number of shares of stock and date of issue, shall be entered on the books of the Corporation.

All certificates surrendered to the Corporation for transfer shall be canceled and no new certificates shall be issued until the former certificate for a like number of shares of stock shall have been surrendered and canceled, except that, in the event of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

Preferred Stock

The Board of Directors is authorized to provide for the issuance of the shares of Preferred Stock in series and, by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

Series A
--------

On July 18, 2003, under the terms of an Asset Purchase Agreement, the Company acquired the client contract rights of CNET Network, Inc.'s ("CNET") Private Wire business, under which CNET provides a financial channel solution for Web sites and print publications that competed directly with FinancialContent's core business. The transaction became effective immediately. In consideration for CNET's rights to the Private Wire client contracts as well as customized indices developed by CNET, FinancialContent gave CNET $175,000 cash and 2,164,910 shares of preferred stock, Series A, with the following rights and preferences: convertible up to 20% of the Company's issued and outstanding common stock on a one-for-one basis, 15% of which is guaranteed and the remaining 5% must be earned based on a performance matrix tied to revenues generated by the acquired Private Wire client contracts; accrued quarterly dividend rights at $0.0055774 per share; and limited anti-dilution protections.

Under the terms of the transaction, FinancialContent agreed to license its services to the Investor Channel of CNET News.com in exchange for equivalent value in advertising over CNET's online properties. The amount of consideration given was based on a number of factors, including the history and past performance and the number of shares outstanding of the Company's common stock, and an evaluation of CNET's Private Wire client contracts, which included among other things: clients; revenues and payment histories; number of clients and deployments; and contract terms. The cash consideration paid to CNET under the terms of the agreement was borrowed by the Company from Asia Pacific Ventures, an affiliated entity of the Company.

As a result of the exercise of certain warrants in 2004, the Company issued to CNET an additional 75,000 shares of Preferred Stock Series A under the anti-dilution provision of the purchase agreement. The issuance of the additional contingent securities does not increase the overall cost of the acquisition. The only item that changed was the number of shares issued for the acquisition.

Series B
--------

Under a private placement memorandum, the Company issued 1,033,334 shares of the 2,000,000 newly created shares of the company's Series B convertible preferred stock at $0.35 per share. The shares have a liquidation preference subordinate to those of the Series A preferred shares, have piggyback registration rights and are convertible on a one-for-one basis to share of the Company's common stock.

The issuance of the securities was exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof.

In 2005 an individual converted 100,000 shares of Series B into 100,000 shares of common stock.

Series C
--------

Under a private placement memorandum, the Company has issued a total of 1,336,334 shares of the Company's Series C convertible preferred stock at $0.75 per share. The shares have a liquidation preference subordinate to those of the Series A and Series B preferred shares, have piggyback registration rights and are convertible on a one-for-one basis to shares of the Company's common stock.

In 2004 an individual converted 35,000 shares of Series C into 35,000 shares of common stock.

The issuance of the securities was exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof.

Series D
--------

The Company issued 4 million shares as Preferred Stock, Series D ("Series D"). Series D has voting rights on a one-for-one basis with all other Series of Preferred Stock, and it will have one-for-ten voting rights with common stock. Series D has no conversion rights and does not trade and, therefore, has no marketable value. The Chairman of the Company was issued 3 million shares of Series D, and the Chief Executive Officer was issued 1 million shares of Series D.

The issuance of the securities was exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof.

Warrants and Options

Warrants

In April 2004, the Company issued a warrant convertible into 350,000 shares of its common stock at an exercise price of $0.75 to a member of the Company's advisory board. The warrant expired one year after the date of issuance.

In July 2004, the Company issued a warrant convertible into 382,000 shares of its common stock at an exercise price of $0.75 to a member of the Board of Directors. The warrant expires in two years from date of grant. The Company recorded compensation expense of $286,500 as a result of this grant.

In July 2004, the Company issued to a director of the Company an outstanding warrant that is convertible into 1,400,000 shares of common stock at an exercise price of $1.30 per share. The warrant expires 2 years from the date of grant.

In January 2004, the Company issued an advisor of the Company a warrant that is convertible into 100,000 shares of the Company's common stock at an exercise price of $0.75 per share. The warrant expired 2 years from the date of grant.

A summary of the Company's outstanding warrants as of June 30, 2005 and 2004, is presented below:

     ================================================= ===================== =======================
                                                       Shares #              Exercise Price $
     ------------------------------------------------- --------------------- -----------------------
     Outstanding at June 30, 2003                      440,000               2.27
     ------------------------------------------------- --------------------- -----------------------
     Cancelled/expired                                 240,000               2.27
     ------------------------------------------------- --------------------- -----------------------
     Exercised                                         200,000               0.25
     ------------------------------------------------- --------------------- -----------------------
     Issued                                            832,000               0.75
     ================================================= ===================== =======================

     Outstanding at June 30, 2004                      832,000               0.75
     ------------------------------------------------- --------------------- -----------------------
     Cancelled/expired                                 (350,000)             0.75
     ------------------------------------------------- --------------------- -----------------------
     Exercised                                         0                     0
     ------------------------------------------------- --------------------- -----------------------
     Issued                                            1,400,000             1.30
     ================================================= ===================== =======================

     Outstanding at June 30, 2005                      1,882,000             1.16
     ================================================= ===================== =======================

Options

The Board of Directors has granted management the authority to issue non-statutory stock options to employees and consultants of the Company. As of June 30, 2005 and 2004, the Company has options exercisable for the Company's common stock granted to its employees and other eligible participants. The exercise price varies depending on the trading price of the Company's common stock on the date of issuance among other factors.

Under this plan, no option may be exercised after the expiration of ten years from the date of grant. There are two categories of options: Incentive Stock Options (ISO) and Non-Qualified Stock Options (NSO).

ISOs are granted to employees and the purchase price shall not be less than the Fair Market Value of the common stock share at the date of grant and no ISO shall be exercisable more than ten (10) years from date of grant, and, no NSO shall be exercisable more than five (5) years from date of grant. NSOs may be granted to any eligible participant, and ISOs are granted only to employees of the Company.

In general, granted ISO's expire three months after the termination date. If employment termination is due to cause, the options shall expire immediately; and if employment termination is due to permanent and total disability, the options may be exercised up to one year following termination. The options granted in 2004 and 2005 were not a part of a qualified stock option plan. The Board of Directors approved the grants. The exercise price was equal to the fair value of the stock.

Stock options issued as of June 30, 2005 and 2004 are summarized as follows:

     ------------------- -------------------- ------------------------ --------------------------- ---------------------
     Exercise prices     Number Outstanding   Weighted Average         Weighted Average            Number Exercisable as
                                              Exercise Price per       Remaining Contractual       of June 30, 2005
                                              Share                    Life in Years
     ------------------- -------------------- ------------------------ --------------------------- ---------------------
     $1.30               950,000              1.30                     8.90                        467,000
     ------------------- -------------------- ------------------------ --------------------------- ---------------------
The following table summarizes information about options outstanding at June 30,
2004:
     ------------------- -------------------- ------------------------ --------------------------- ---------------------
     Exercise prices     Number Outstanding   Weighted Average         Weighted Average            Number Exercisable as
                                              Exercise Price per       Remaining Contractual       of June 30, 2005
                               Share Life in Years
     ------------------- -------------------- ------------------------ --------------------------- ---------------------
     $1.30               815,000              1.30                     9.90                        -
     ------------------- -------------------- ------------------------ --------------------------- ---------------------

The exercise period for the options grants is ten years from the date of the grant, and has various vesting requirements.

Shares issuable upon conversion of all currently outstanding convertible notes, shares of convertible preferred stock , warrants and options as of March 15, 2006 (assuming a market price of $0.75):

               ================================================ ================
               Debentures                                       700,000(1)
               ------------------------------------------------ ----------------
               Series A Convertible Preferred                   2,239,910
               ------------------------------------------------ ----------------
               Warrants at $1.30                                1,400,000
               ------------------------------------------------ ----------------
               Warrants at $0.75                                382,000
               ------------------------------------------------ ----------------
               Options at $1.30                                 575,000
               ------------------------------------------------ ----------------
               ------------------------------------------------ ----------------
               Total shares                                     5,396,910
               ================================================ ================

(1) $350,000 in existing convertible debentures using an estimated conversion price of $0.75 plus 233,332 warrants. 50% exercisable at $1.00 and other 50% exercisable at $1.25.

Penny Stock Disclosure Requirements

See discussion in risk factor section, page 7, with the heading "FCON's common stock is subject to the "Penny Stock" rules of the SEC and the trading market in FCON's securities is limited, which makes transactions in FCON's stock cumbersome and may reduce the value of an investment in FCON's stock."


                              SELLING SHAREHOLDERS

Shares Eligible for Future Sale

On the date of this offering, FCON has 10,469,276 shares of Common Stock outstanding. Sales of a substantial number of shares of FCON's Common Stock in the public market following this offering could adversely affect the market price of the Common Stock. FCON is registering with this document 6,239,910 shares of Common Stock for resale, all of which will be freely tradable without restriction or further registration under the Securities Act. 3,000,000 of the underlying common shares that are being registered hereunder pertain to the 9%, $1,000,000 convertible debenture and warrants held by one investor. The balance of the shares being registered pertain to the Series A Convertible Preferred Shares held by another single investor.

The Shares being offered for resale by our Selling Stockholders are issuable in accordance with ss. 4(2) and Rule 506 under the Securities Act of 1933, as amended (the "Securities Act"),

Recent Financing

On February 13, 2006, FinancialContent, Inc. entered into a Note and Warrant Purchase Agreement with an institutional investor for the sale of a $1,000,000 secured convertible note. The note is payable in three tranches: $350,000 was paid on February 13, 2006; $350,000 is payable upon the filing of a registration statement to register for resale the shares issuable thereunder; and $300,000 is payable upon the registration statement being declared effective by the Securities and Exchange Commission. The secured convertible note bears interest at a rate of 9% per annum, matures two years from the date of issuance, and is convertible in whole or in part into registrable shares of our common stock at $0.75 per share. The note is secured by all of our assets. In the event the 10 day average closing bid price of our common stock is less than $0.75 per share within the 30 day period immediately following the registration statement being declared effective, the institutional investor may reset the conversion price to 25% below such average price and again every four months thereafter should the share price fall below $0.75. The warrants issuable under the agreement are equal to twenty-five percent of the number of shares into which the entire principal amount of the note is convertible at an exercise price of $1.00 per share plus twenty-five percent of the number of shares into which the note is convertible at an exercise price of $1.25 per share Said warrants have a five
(5) year term, the shares issuable thereunder are registrable, and have cashless exercise rights which expire upon said registration statement being declared effective.

During the year ended June 30, 2005, APV advanced $218,100 to the Company. As of December 31, 2005, APV is owed $218,100, not inclusive of interest. During the year ended June 30, 2004, APV advanced $22,000 to the Company, and the Company repaid all advances and interest to APV.

The Company has received advances from Wilfred Shaw, and these advances bear an interest rate of 12% per annum. During the year ended June 30, 2005, Wilfred Shaw advanced $52,250 to the Company. As of June 30, 2005, Wilfred Shaw is owed $330 in interest on these advances, which were repaid in full during the year.

The Company has received advances from Wing Yu, and these advances bear no interest. During the year ended June 30, 2005, Wing Yu advanced $38,184 to the Company. As of December 31, 2005, Wing Yu is owed $41,884.

                            Selling Shareholder Table

The following table also sets forth certain information with respect to the selling shareholder as follows: (i) the selling shareholder's name; (ii) the number of shares of common stock beneficially owned by such person; (iii) the number of shares of common stock that may be sold in this offering and the number of shares of common stock such person will own after the offering, assuming he sells all of the shares offered; and (iv) if one percent or more, the percentage of outstanding shares of common stock to be beneficially owned by each selling shareholder after the completion of this offering assuming the sale of all of the shares of common stock offered by each selling shareholder. ("Offering" means the resale of common stock issuable upon the conversion of the convertible notes and the exercise of the related warrants).

------------------------ --------------------------------------- ------------------- ------------------------------------
Selling Stockholder      Shares Beneficially Owned Prior to      Shares Offered      Shares Beneficially Owned After
                         the Resale Offering *                   Pursuant to this    The Resale Offering
                                                                  Prospectus (7)
------------------------ --------------------------------------- ------------------- ------------------------------------
                         Number of Shares       Percentage(6)                        Number of Shares      Percentage
------------------------ ---------------------- ---------------- ------------------- --------------------- --------------
Jade Special Strategy                  700,000       6.3%                 4,000,000           0                  0
LLC (1)
------------------------ ---------------------- ---------------- ------------------- --------------------- --------------
CNET Network, Inc.                   2,239,910       17.7%                2,239,910           0                  0
------------------------ ---------------------- ---------------- ------------------- --------------------- --------------

* The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares, which the selling stockholder has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the debentures and exercise of the debenture warrants is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

The above investors do not hold any position or office, or has had any material relationship with us or any of our affiliates within the past three years.

The  selling   shareholders   are  not   broker-dealers   or   affiliates  of  a
broker-dealer.

(1) Jade Capital LLC, a New York limited liability company, is the sole Managing Member of Jade Special Strategy LLC. The Managing Member of Jade Capital LLC is Jadeco Holdings LLC. Jadeco Holdings LLC is 50% owned by Elmo Capital LLC and 50% owned by Salami Management LLC. Jeffrey Kwit is the Managing Member of Elmo Capital LLC and Abraham Mirman is the Managing Member of Salami Mgmt LLC. Messrs. Kwit and Mirman disclaim beneficial ownership of the shares being registered hereunder.
(2) CNET Networks, Inc. is a Delaware corporation and is not in the business of investing in publicly traded securities nor is it a registered investment company. (3)Percentages are based on 10,469,276 shares of our common stock outstanding as of December 31, 2005 plus shares underlying each shareholder's convertible note, shares and warrants.
(4) This column represents the total number of shares of common stock that each selling security holder intends to sell based on the current market price at the time the registration statement was filed.

                              Plan of Distribution

Each selling stockholders will most likely sell their shares on the open market. Our stock is quoted on the OTCBB under the symbol FCON.

Therefore, the selling stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market, or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. There is no assurance that the selling stockholders will sell any or all of the common stock in this offering. The selling stockholders may use any one or more of the following methods when selling shares:

         o Ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers.
         o Block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction.
         o Purchases by a broker-dealer as principal and resale by the broker-dealer for its own account.
         o An exchange distribution following the rules of the applicable exchange o Privately negotiated transactions
         o    Short sales or sales of shares not previously owned by the seller
         o Broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share
         o    A combination of any such methods of sale any other lawful method

The selling stockholders may also engage in

         o Short selling against the box, which is making a short sale when the seller already owns the shares.
         o Other transactions in our securities or in derivatives of our securities and the subsequent sale or delivery of shares by the stockholder.
         o Pledging shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer to sell the pledged shares.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from selling stockholders in amounts to be negotiated. If any broker-dealer acts as agent for the purchaser of shares, the broker-dealer may receive commission from the purchaser in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

Jade Special Strategy LLC and any broker-dealers or agents that are involved in selling the shares offered under this prospectus by Jade Special Strategy may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. Commissions received by these broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Any broker-dealers or agents that are deemed to be underwriters may not sell shares offered under this prospectus unless and until we set forth the names of the underwriters and the material details of their underwriting arrangements in a supplement to this prospectus or, if required, in a replacement prospectus included in a post-effective amendment to the registration statement of which this prospectus is a part.

The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholders defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that the selling stockholders are deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sales, the selling stockholder may not cover its short position with the securities they receive from us upon conversion. In addition, if such short sale is deemed to be a stabilizing activity, then the selling stockholder will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

We are required to pay all fees and expenses incident to the registration of the shares in this offering. However, we will not pay any commissions or any other fees in connection with the resale of the common stock in this offering. We have agreed to indemnify the selling shareholders and their officers, directors, employees and agents, and each person who controls any selling shareholder, in certain circumstances against certain liabilities, including liabilities arising under the Securities Act. Each selling shareholder has agreed to indemnify FCON and its directors and officers in certain circumstances against certain liabilities, including liabilities arising under the Securities Act.

If the selling stockholder notifies us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholder and the broker-dealer.


                                Legal Proceedings

The Company is periodically involved in legal actions and claims that arise as a result of events that occur in the normal course of operations, including claims of alleged breach of contract, and claims of infringement of trademarks, copyrights and other intellectual property rights. The Company is not currently aware of any legal proceedings or claims that the Company believes will have, individually or in the aggregate, a material adverse effect on the Company's financial position or results of operations, except:

On May 21, 2002, we issued a warrant to purchase 450,000 shares of our common stock to a firm pursuant to a Services Agreement of the same date, which services we allege were never delivered nor forthcoming. Accordingly, we cancelled this warrant in 2002. In 2004, this firm attempted to exercise the warrant, which we have no intention of honoring. The firm has threatened litigation to compel us to honor the warrant. We do not record this warrant as outstanding, and we have not recorded a reserve in regards to this matter because we believe the outcome will not result in an adverse judgment against the Company.

On November 7, 2005, we received a letter from an attorney representing a former consultant to the Company demanding payment of 300,667 shares of our common stock based upon alleged services provided under the terms of a contract entered into between the parties. The Company disputes that any number of shares are due to this consultant. We have not recorded a reserve on this matter because we believe the claim to be without merit and accordingly believe any outcome will not result in an adverse judgment against the Company.

                                     Experts

The financial statements of FCON at June 30, 2005 and 2004, appearing in this Prospectus and Registration Statement have been audited by Pohl, McNabola, Berg & Company, LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                  Legal Matters

Legal matters concerning the issuance of shares of common stock offered in this registration statement will be passed upon by Dave Neville, Esq.

                           Other Available Information

We are subject to the reporting requirements of the Securities and Exchange Commission (the "Commission"). We file periodic reports, proxy statements and other information with the Commission under the Securities Exchange Act of 1934. We will provide without charge to each person who receives a copy of this prospectus, upon written or oral request, a copy of any information that is incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are themselves specifically incorporated by reference). Requests should be directed to: Wing Yu.

We have filed a registration statement on Form SB-2 under the Securities Act of 1933 Act with the Commission in connection with the securities offered by this Prospectus. This Prospectus does not contain all of the information that is the registration statement; you may inspect without charge, and copy our filings, at the public reference room maintained by the Commission at 450 Fifth Street, N.W. Washington, D.C. 20549. Copies of this material may also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W. Washington, D.C. 20549, at prescribe rates.

Information about the public reference room is available from the commission by calling 1-800-SEC-0330.

The commission maintains a web site on the Internet that contains reports, proxy and information statements and other information regarding issuers that file electronically with the commission. The address of the site is www.sec.gov. Visitors to the site may access such information by searching the EDGAR archives on this web site.

We have not authorized anyone to provide you with any information that is different.

The selling security holders are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where such offers and sales are permitted.

The information contained in this Prospectus is accurate as of the date of this prospectus. We will keep this prospectus up to date and accurate.

                              Financial Statements

Our Financial Statements begin on page F-1

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

None

                             FINANCIALCONTENT, INC.

                        CONSOLIDATED FINANCIAL STATEMENTS

                             JUNE 30, 2005 AND 2004






                                 C O N T E N T S



Report of Independent Registered Public Accounting Firm                 F-1

Consolidated Balance Sheets                                        F2 - F-3

Consolidated Statements of Operations and Comprehensive Income          F-4

Consolidated Statements of Changes in Shareholders' Equity         F5 - F-6

Consolidated Statements of Cash Flows                              F7 - F-8

Notes to Consolidated Financial Statements                         F9 - F-32

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and Shareholders
FinancialContent, Inc.


We have audited the accompanying consolidated balance sheets of FinancialContent, Inc., a Delaware Corporation, as of June 30, 2005 and 2004, and the related consolidated statements of operations, changes in shareholders' equity (deficit) and cash flows for the fiscal years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of FinancialContent, Inc. as of June 30, 2005 and 2004, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 9 to the financial statements, the Company experienced a significant net loss in the year ending June 30, 2005 and 2004, with losses incurred subsequently, and generated negative cash flows from operating activities and as of June 30, 2005, has an accumulated deficit of $22,394,107 and a working capital deficit of $598,862. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in note 9. In the event additional funds are raised, continuation of the business thereafter is dependent upon the ability of the Company to achieve sufficient cash flow. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

As discussed in Note 2 to the financial statements, the company has restated its financial statements for the year ended June 30, 2004 for a correction of an error related to the beneficial conversion feature of convertible preferred shares issued.

/s/ Pohl, McNabola, Berg & Company, LLP
- --------------------------------------------
Pohl, McNabola, Berg & Company, LLP
San Francisco, California
August 29, 2005 (except Note 2 and Note 7 - "Beneficial Conversion Feature", which are March 23, 2006)


                             FINANCIALCONTENT, INC.
                           CONSOLIDATED BALANCE SHEETS
                          AS OF JUNE 30, 2005 AND 2004




                                  ASSETS
                                  ------                           2005            2004
                                                                -----------    -----------
Current Assets:
     Cash and cash equivalents                                  $    14,536    $    11,100
     Short-term investments in marketable securities                  2,606            600
     Accounts receivable - trade (net of reserve for doubtful
        accounts of $20,284 and $13,972, respectively)              115,075         83,252
     Prepaid expenses                                                 5,599          7,381
     Deposits                                                         6,945          8,545
                                                                -----------    -----------

        Total Current Assets                                        144,761        110,878
                                                                -----------    -----------

Property and Equipment :
     Office furniture                                                14,212         12,112
     Equipment                                                      170,034        149,409
     Software                                                         5,992            998
                                                                -----------    -----------

        Property and Equipment, cost                                190,238        162,519

     Accumulated depreciation                                      (132,298)      (102,743)
                                                                -----------    -----------

        Property and Equipment, net                                  57,940         59,776
                                                                -----------    -----------

Other Assets:
     Long-term investments                                            5,048          4,952
     Purchased contracts - CNET (net of amortization
        of $487,671 and $303,846, respectively)                     551,475        735,300
                                                                -----------    -----------

        Total Other Assets                                          556,523        740,252
                                                                -----------    -----------

           Total Assets                                         $   759,224    $   910,906
                                                                ===========    ===========

   The accompanying notes are an integral part of these financial statements.



                                   (continued)



                             FINANCIALCONTENT, INC.
                     CONSOLIDATED BALANCE SHEETS (CONTINUED)
                          AS OF JUNE 30, 2005 AND 2004



                    LIABILITIES AND STOCKHOLDERS' EQUITY
                    ------------------------------------                    2005             2004
                                                                        -------------    -------------
Current Liabilities:
     Accounts payable                                                   $     148,077    $     101,017
     Management fees due to related party                                     124,892           36,184
     Payroll and taxes payable                                                 38,577               13
     Income taxes payable                                                       1,600            1,600
     Other accrued expenses                                                    12,759           45,660
     Deferred revenue                                                          32,377           29,606
     Note payable - related parties                                           222,284            8,234
     Accrued interest on notes payable                                          6,719             --
     Liabilities of discontinued operations                                   117,509          117,509
     Dividend payable                                                          38,829           13,849
                                                                        -------------    -------------

        Total Current Liabilities                                             743,623          353,672
                                                                        -------------    -------------

Stockholders' Equity:
     Preferred stock,  200,000,000 shares authorized
        Preferred stock Series A, $0.001 par value; 2,239,910 shares
           issued and outstanding                                               2,240            2,240
        Preferred stock Series B, $0.001 par value; 1,033,334 shares
           issued and outstanding                                               1,033            1,033
        Preferred stock Series C, $0.001 par value; 1,301,334 shares
           issued and outstanding                                               1,301            1,301
        Preferred stock Series D, $0.001 par value; 4,000,000 shares
           issued and outstanding                                               4,000            4,000
     Common stock, $0.001 par value; 900,000,000 shares authorized;
        10,369,276 and 9,455,192 issued and outstanding, respectively          10,370            9,455
     Additional paid-in-capital                                            22,461,382       22,085,359
     Accumulated other comprehensive loss                                     (70,618)         (67,999)
     Accumulated deficit                                                  (22,394,107)     (21,478,155)
                                                                        -------------    -------------

        Total Stockholders' Equity                                             15,601          557,234
                                                                        -------------    -------------

           Total Liabilities and Stockholders' Equity                   $     759,224    $     910,906
                                                                        =============    =============


   The accompanying notes are an integral part of these financial statements.

                             FINANCIALCONTENT, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                   FOR THE YEARS ENDED JUNE 30, 2005 AND 2004


                                                                              2005           2004
                                                                          -----------    -----------
Revenues:
      Net revenues                                                        $ 1,145,569    $   920,460
      Barter revenues (non-cash)                                              130,330         64,875
      Costs of revenues (depreciation excluded
         from cost of sales)                                                 (279,259)      (135,018)
                                                                          -----------    -----------


Operating Expenses:
      Business development                                                     24,355          7,673
      General and administrative                                            1,513,042      2,020,637
      Bad debts                                                                33,664         21,072
      Amortization and depreciation                                           213,380        330,803
      Advertising expense - barter                                            130,330         64,875
                                                                          -----------    -----------
         Total Operating Expenses                                           1,914,771      2,445,060
                                                                          -----------    -----------

         Loss from Operations                                                (918,131)    (1,594,743)
                                                                          -----------    -----------

Other Income (Expense):
      Gain (loss) on investment                                                    96         (9,465)
      Settlement of investment agreement                                         --         (146,000)
      Other income                                                             60,174         54,165
      Interest expense                                                         (6,948)       (72,061)
                                                                          -----------    -----------

         Total Other Income(Expense)                                           53,322       (173,361)
                                                                          -----------    -----------

      Net loss before taxes                                                  (864,809)    (1,768,104)

         Provision for income tax                                              (1,600)        (1,600)
                                                                          -----------    -----------

      Net loss from continuing operations                                    (866,409)    (1,769,704)
                                                                          -----------    -----------

         Gain on extinguishment of net liabilities of discontinued
            operations, net of taxes of $0                                       --          133,478
                                                                          -----------    -----------

      Net loss                                                               (866,409)    (1,636,226)
         Deemed dividend on beneficial conversion feature
            of convertible preferred stock                                       --       (2,730,339)
         Preferred stock dividend                                             (49,543)        37,500
                                                                          -----------    -----------

            Net loss attributable to common stockholders                     (915,952)    (4,404,065)
                                                                          -----------    -----------

Other comprehensive income:
      Unrealized gain/(loss) on securities                                     (2,619)           280
                                                                          -----------    -----------

Comprehensive Loss                                                        $  (918,571)  $(4,403,785)
                                                                          ===========    ===========


Net loss per share from continuing operations (basic and diluted)               (0.08)         (0.21)
Net earnings per share from discontinued operations (basic and diluted)          --             0.02
Net loss per share from deemed dividend (basic and diluted)                     (0.00)         (0.31)
Net loss per share from cash dividend (basic and diluted)                       (0.01)         (0.00)
                                                                          -----------    -----------
Total loss per share (basic and diluted)                                  $     (0.09)   $     (0.50)
                                                                          ===========    ===========

Shares used in per share calculation (basic and diluted)                    9,817,254      8,895,084
                                                                          ===========    ===========

   The accompanying notes are an integral part of these financial statements.

                             FINANCIALCONTENT, INC.
                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                   FOR THE YEARS ENDED JUNE 30, 2005 AND 2004

                                                     Preferred Stock          Preferred Stock             Preferred Stock
                                                         Series A                 Series B                   Series C
                                                 ----------------------  -----------------------   ------------------------
                                                   Shares     Amount      Shares       Amount       Shares        Amount
                                                 ---------  ----------  ----------   ----------   ----------    ----------

Balance, June 30, 2003                                --    $     --          --     $     --           --      $     --
                                                 =========  ==========  ==========   ==========   ==========    ==========

     Comprehensive income (loss):
     Net loss from operations during the
      period                                          --          --          --           --           --            --
     Net unrealized gain (loss) on securities,
      net                                             --          --          --           --           --            --
     Compensation expense on stock grants             --          --          --           --           --            --
     Compensation expense on warrants issued          --          --          --           --           --            --
     Acquisition of CNET contracts               2,239,910       2,240        --           --           --            --
     Proceeds from sale of stock                      --          --     1,033,334        1,033    1,336,334         1,336
     Termination of investment agreement              --          --          --           --           --            --
     Conversion of Preferred Stock into Common
     Stock                                            --          --          --           --        (35,000)          (35)
     Dividends                                        --          --          --           --           --            --
     Exercise of warrants                             --          --          --           --           --            --
     Issuance of common stock for services            --          --          --           --           --            --
                                                 ---------  ----------  ----------   ----------   ----------    ----------

Balance, June 30, 2004                           2,239,910       2,240   1,033,334        1,033    1,301,334         1,301
                                                 =========  ==========  ==========   ==========   ==========    ==========
     Deemed dividend on beneficial conversion
     feature of convertible preferred stock           --          --          --           --           --            --
                                                 ---------  ----------  ----------   ----------   ----------    ----------

Restated balance, June 30, 2004                  2,239,910       2,240   1,033,334        1,033    1,301,334         1,301
                                                 =========  ==========  ==========   ==========   ==========    ==========

     Comprehensive income (loss):
     Net loss from operations during the
    period                                            --          --          --           --           --            --
     Net unrealized gain (loss) on securities,
    net                                               --          --          --           --           --            --
     Common Stock issued for future services          --          --          --           --           --            --
     Compensation expense recognized on
    subscription receivable                           --          --          --           --           --            --
     Dividends                                        --          --          --           --           --            --
     Sale of Common Stock                             --          --          --           --           --            --
     Issuance of common stock for services            --          --          --           --           --            --
                                                 ---------  ----------  ----------   ----------   ----------    ----------

Balance, June 30, 2005                           2,239,910  $    2,240   1,033,334   $    1,033    1,301,334    $    1,301
                                                 =========  ==========  ==========   ==========   ==========    ==========

   The accompanying notes are an integral part of these financial statements.

                                      F-5A

                                   (continued)

                             FINANCIALCONTENT, INC.
           CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (CONTINUED)
                   FOR THE YEARS ENDED JUNE 30, 2005 AND 2004


                                                                                                                        Accumulated
                                                  Preferred Stock                                                         Other
                                                     Series D              Common Stock                     Additional Comprehensive
                                               ---------------------  ----------------------  Subscription   Paid-in      Income
                                                 Shares      Amount     Shares       Amount    Receivable     Capital     (loss)
                                               ---------- ----------  ----------- ----------  -----------   ----------- -----------

Balance, June 30, 2003                               --   $     --     8,659,643  $     8,660 $      --     $15,779,993 $   (68,279)
                                               ========== ==========  =========== =========== ===========   =========== ===========

    Comprehensive income (loss):
    Net loss from operations during the period       --         --          --           --          --            --          --
    Net unrealized gain (loss) on securities,
      net                                            --         --          --           --          --            --           280
    Compensation expense on stock grants             --         --          --           --          --            --          --
    Compensation expense on warrants issued     4,000,000      4,000        --           --          --         749,000        --
    Acquisition of CNET contracts                    --         --          --           --          --         861,906        --
    Proceeds from sale of stock                      --         --          --           --          --       1,309,881        --
    Termination of investment agreement              --         --       190,549          190        --         245,810        --
    Conversion of Preferred Stock into Common        --         --        35,000           35        --            --          --
    Dividends                                        --         --          --           --          --            --          --
    Exercise of warrants                             --         --       300,000          300        --          79,700        --
    Issuance of common stock for services            --         --       270,000          270        --         328,730        --
                                               ---------- ----------  ----------- ----------- -----------   ----------- -----------

Balance, June 30, 2004                          4,000,000      4,000   9,455,192        9,455        --      19,355,020     (67,999)
                                               ========== ==========  =========== =========== ===========   =========== ===========
    Deemed dividend on beneficial conversion
      feature of convertible preferred stock         --         --          --           --          --       2,730,339        --
                                               ---------- ----------  ----------- ----------- -----------   ----------- -----------

Restated balance, June 30, 2004                 4,000,000      4,000   9,455,192        9,455        --      22,085,359     (67,999)
                                               ========== ==========  =========== =========== ===========   =========== ===========

    Comprehensive income (loss):

    Net loss from operations during the period       --         --          --           --          --            --          --
    Net unrealized gain (loss) on securities,
    net                                              --         --          --           --          --            --        (2,619)
                                                     --         --
    Common Stock issued for future services                              600,000          600    (604,200)      603,600        --
    Compensation expense recognized on               --         --
    subscription receivable                          --         --          --           --        83,806          --          --
    Dividends                                        --         --          --           --          --            --          --
    Sale of Common Stock                             --         --        11,584           12        --           9,988        --
    Issuance of common stock for services            --         --       302,500          303        --         282,829        --
                                                --------- ----------  ----------- ----------- -----------   ----------- -----------

Balance, June 30, 2004                          4,000,000 $    4,000  10,369,276  $    10,370 $  (520,394)  $22,981,776     (70,618)
                                               ========== ==========  ==========  =========== ===========   =========== ===========


   The accompanying notes are an integral part of these financial statements.

                                  (continued)

                                      F-5B

                             FINANCIALCONTENT, INC.
           CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (CONTINUED)
                   FOR THE YEARS ENDED JUNE 30, 2005 AND 2004


                                                                  Total       Comprehensive
                                                 Accumulated    Shareholders'    Income
                                                  Deficit          Equity        (loss)
                                                -----------     ----------    -----------
Balance, June 30, 2003                          $(17,074,090)    $(1,353,716)   $(1,158,142
                                                ============    ============  ===========

    Comprehensive income (loss):
    Net loss from operations during the period   (1,636,226)    (1,636,226)    (1,636,226)
    Net unrealized gain (loss) on securities,
    net                                                --             --              280
    Compensation expense on stock grants               --            4,000           --
    Compensation expense on warrants issued            --          749,000           --
    Acquisition of CNET contracts                      --          864,146           --
    Proceeds from sale of stock                        --        1,312,250           --
    Termination of investment agreement                --          246,000           --
    Conversion of Preferred Stock into Common
    Stock                                              --             --             --
    Dividends                                       (37,500)       (37,500)       (37,500)
    Exercise of warrants                               --           80,000           --
    Issuance of common stock for services              --          329,000           --
                                                -----------     ----------    -----------


Balance, June 30, 2004                          (18,747,816)       557,234     (1,673,446)
                                                ===========     ==========    ===========
    Deemed dividend on beneficial conversion
      feature of convertible preferred stock     (2,730,339)           --      (2,730,339)
                                                -----------     ----------    -----------

Restated balance, June 30, 2004                 (21,478,155)       557,234     (4,403,785)
                                                ===========     ==========    ===========


    Comprehensive income (loss):

    Net loss from operations during the period     (866,409)      (866,409)      (866,409)
    Net unrealized gain (loss) on securities,
    net                                                --           (2,619)        (2,619)

    Common Stock issued for future services            --             --             --
    Compensation expense recognized on
    subscription receivable                            --           83,806           --
    Dividends                                       (49,543)       (49,543)       (49,543)
    Sale of Common Stock                               --           10,000           --
    Issuance of common stock for services              --          283,132           --
                                                -----------     ----------    -----------


Balance, June 30, 2005                         $(22,394,107)    $   15,601    $  (918,571)
                                                ===========     ==========    ===========

   The accompanying notes are an integral part of these financial statements.

                                  (concluded)

                             FINANCIALCONTENT, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                   FOR THE YEARS ENDED JUNE 30, 2005 AND 2004


                                                                        2005          2004
                                                                    -----------    -----------
Operating Activities:
     Net Loss                                                        $ (866,409)   $(1,636,226)

Adjustments to reconcile  net (loss) to net cash provided by
     (used in) operating activities:
        Compensation expense on warrants granted                           --          749,000
        Depreciation                                                     29,555         26,957
        Amortization of intangible asset                                183,825        303,846
        (Gain) loss on investments                                          (96)         9,465
        Allowance for bad debts                                           6,312         13,972
        Loss on termination of investment agreement                        --          146,000
        Change in liabilities of discontinued operations                   --          (60,000)
        Issuance of common stock for services                           366,938        329,000
        Gain from extinguishment of discontinued operations                --         (133,478)
        Stock received for services rendered                             (4,625)          --
        Other                                                              --            4,002

Changes in operating assets and liabilities:
     Accounts receivable - trade                                        (38,135)       (94,633)
     (Increase) decrease in deposits                                      1,600         (1,600)
     (Increase) decrease in prepaid expenses                              1,782         (6,830)
     Income tax payable                                                    --           (3,200)
     Increase (decrease) in accounts payable                             47,060        (81,639)
     Increase (decrease) in accrued liabilities and expenses            (32,901)       (88,932)
     Management fees due to related party                                88,708         21,184
     Increase (decrease) in payroll and taxes payable                    38,564       (218,102)
     Deferred revenue                                                     2,771         13,421
     Increase (decrease) in accrued interest                              6,719        (86,440)
                                                                    -----------    -----------

        Net cash used in operating activities                          (168,332)      (794,233)
                                                                    -----------    -----------

Investing activities:
     Purchase of property and equipment                                 (27,719)       (62,469)
     Purchase of CNET contracts                                            --         (175,000)
                                                                    -----------    -----------

        Net cash provided by investing activities                       (27,719)      (237,469)
                                                                    -----------    -----------

   The accompanying notes are an integral part of these financial statements.

                                   (continued)

                             FINANCIALCONTENT, INC.
                CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
                   FOR THE YEARS ENDED JUNE 30, 2005 AND 2004


                                                                        2005            2004
                                                                     -----------    -----------
Financing activities:
     Proceeds from sale of Common Stock                                   10,000           --
     Proceeds from exercise of warrants                                     --           80,000
     Proceeds from sale of Preferred Stock - Series B                       --          310,000
     Proceeds from sale of Preferred Stock - Series C                       --        1,002,250
     Proceeds on notes payable - related party                           218,100        264,524
     Payments on notes payable - related party                              --         (548,648)
     Payments on advances from officers                                 (143,250)       (50,000)
     Proceeds from advances from officers                                139,200           --
     Payment of preferred stock dividend                                 (24,563)       (23,651)
                                                                     -----------    -----------

         Net cash provided by financing activities                       199,487      1,034,475
                                                                     -----------    -----------

         Increase (Decrease) in cash and cash equivalents                  3,436          2,773

Cash and cash equivalents, beginning of period                            11,100          8,327
                                                                     -----------    -----------

Cash and cash equivalents, end of period                             $    14,536    $    11,100
                                                                     ===========    ===========

Supplemental disclosures of cash flow information:
     Cash paid during the period for
         Interest                                                    $      --      $   148,882
                                                                     ===========    ===========
         Taxes                                                       $     1,600    $     5,600
                                                                     ===========    ===========
     Conversion of payable into preferred stock                      $      --      $     4,000
                                                                     ===========    ===========
     Issuance of common stock for services                           $   283,132    $   329,000
                                                                     ===========    ===========
     Expense recognized in connection with subscription receivable   $    83,806    $      --
                                                                     ===========    ===========
    Issuance of preferred stock for contracts                        $      --      $   864,146
                                                                     ===========    ===========
     Write off of accounts payable and accrued expenses              $    59,098    $    10,124
                                                                     ===========    ===========
     Common stock issued for settlement of investment agreement      $      --      $   246,000
                                                                     ===========    ===========
     Barter transactions for advertising                             $   130,330    $    64,875
                                                                     ===========    ===========
     Deemed dividend on beneficial conversion feature
        of convertible preferred stock                               $      --      $ 2,730,339
                                                                     ===========    ===========

   The accompanying notes are an integral part of these financial statements.

                             FINANCIALCONTENT, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 2005

1.       Summary of Significant Accounting Policies
         ------------------------------------------

A.       General Description of Business

FinancialContent, Inc., ("FC" or the "Company"), a Delaware corporation (http:// www.financialcontent.com), offers financial-related services through the World Wide Web through its wholly-owned subsidiary, FinancialContent Services, Inc. (www.financialcontent.com). The Company is focused on providing FinancialContent through the Internet. The Company provides FinancialContent such as stock quotes and Dow Jones Industrial average data to various web sites.

Specifically, FinancialContent is a technology firm that aggregates financial information for instant integration into any platform. By partnering with leading content providers, FinancialContent delivers the highest quality content while ensuring an affordable entry point for its clients through turnkey implementation. The mission of FinancialContent is to provide unparalleled value and usability for both content managers and end users.


B.       Basis of Presentation and Organization

These consolidated financial statements represent the financial activity of FinancialContent, Inc., a publicly traded company listed and traded on the NASDAQ Over the Counter Bulletin Board ("OTCBB"). The consolidated financial statements for the years ended June 30, 2005 and 2004, have been prepared in accordance with generally accepted accounting principles. The consolidated financial statements include the accounts of the Company and its majority-owned subsidiaries. All intercompany transactions have been eliminated. The Company's fiscal year ends on June 30 each year.


C.       History

In December 1998, the Company changed its focus from operating and franchising pretzel kiosks, retail stores and an automotive service center in Canada to investments and acquisitions of Internet-related businesses and web-based technologies. The Company's Internet acquisitions offer both a content source and an application source for investors. Any activity related to disposition of liabilities of Pretzel Franchising, Inc., and Wheel to Wheel, Inc., is shown as discontinued operations.


D.       Cash and Cash Equivalents, Short and Long-Term Investments

For purposes of cash flows, the Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents, those with original maturities not greater than three months and current maturities less than twelve months from the balance sheet date are considered short-term investments, and those with maturities greater than twelve months from the balance sheet date are considered long-term investments.

                             FINANCIALCONTENT, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 2005


1.       Summary of Significant Accounting Policies (continued)
         ------------------------------------------------------

E.       Property and Equipment

Property and equipment are recorded at cost and are depreciated over the estimated useful lives of the assets using the straight-line method. Estimated useful lives for financial reporting purposes are as follows: furniture and fixtures, five to seven years; computer hardware and software, three years; leasehold improvements, over the shorter of five years or the lease term. The cost and related accumulated depreciation of all property and equipment retired or otherwise disposed of are removed from the accounts. Any gain or loss is recognized in the current period. Various accelerated methods are used for tax purposes.

Maintenance and repair costs are charged to expense as incurred, and renewals and improvements that extend the useful lives of the assets are capitalized and added to the property and equipment.


F.       Income Taxes

The Company accounts for its income taxes using the Financial Accounting Standards Board Statements of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which requires the establishment of a deferred tax asset or liability for the recognition of future deductible or taxable amounts and operating loss and tax credit carryforwards. Deferred tax expense or benefit is recognized as a result of timing differences between the recognition of assets and liabilities for book and tax purposes during the year.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax assets are recognized for deductible temporary differences and operating loss, and tax credit carryforwards. A valuation allowance is established to reduce that deferred tax asset if it is "more likely than not" that the related tax benefits will not be realized.


G.       Revenue Recognition

The Company's primary source of revenues is through providing access to financial data (e.g., stock quotes) to other Internet properties on a monthly subscription basis and customization charges which are recognized upon collection. Fees received are amortized over the term of the service contract on a straight line basis. Fees received prior to the delivery of service are recorded as deferred revenue which the Company will then record as revenue when the content is delivered to the customer.

H.       Product and Website Development

Costs incurred in the development of new products or properties and enhancements to existing products are charged to expense as incurred. Material software development costs incurred subsequent to the establishment of technological feasibility are capitalized. Technological feasibility is determined based on the completion of a working model. The Company has not capitalized any website development costs.

                             FINANCIALCONTENT, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 2005


1.       Summary of Significant Accounting Policies (continued)
         ------------------------------------------------------

I.       Capitalized Computer Software

During the two years ended June 30, 2005 and 2004, no internal software development costs were capitalized, as the costs incurred between achieving technological feasibility and product release were minimal. Research and development costs, including the design of product enhancements, are expensed as incurred. The Company has not capitalized any software development costs.


J.       Advertising Costs

All advertising costs are expensed as incurred. The Company incurred advertising expenses of $138,542 for the year ended June 30, 2005, of which $130,330 were paid by barter service transactions. The Company incurred advertising expenses of $82,769 for the year ended June 30, 2004, of which $64,875 were paid by barter service transactions.


K.       Marketable Securities and Long-Term Investments

The Company's marketable securities are classified as available-for-sale as of the balance sheet date and are reported at fair value, with unrealized gains and losses, net of tax recorded in shareholders' equity. The Company invests its excess cash in mutual funds and equity securities traded on national stock markets. Realized gains or losses and permanent declines in value, if any, on available-for-sale securities are reported in other income or expense as incurred.

The Company invested in equity instruments of privately held, Internet and information technology companies for business and strategic purposes. These investments are included in other long-term assets and are accounted for under the cost method when ownership is less than 20%. For these non-quoted investments, the Company's policy is to regularly review the assumptions underlying the operating performance and cash flow forecasts in assessing the carrying values. The Company identifies and records impairment losses on long-lived assets when events and circumstances indicate that such assets might be impaired.


L.       Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Management makes estimates that affect reserves for impairment loss, discontinued operations, deferred income tax assets and reserves for any other commitments or contingencies. Any adjustments applied to estimates are recognized in the year in which such adjustments are determined.

                            FINANCIALCONTENT, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 2005


1.       Summary of Significant Accounting Policies (continued)
         ------------------------------------------------------

M.       Earnings per Share

The Company follows SFAS No. 128, "Earnings per Share," which establishes standards for computing and presenting earnings per share ("EPS") and applies to entities with publicly held common stock or potential common stock.

Basic EPS is computed by dividing net income (loss) by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur from common shares issuable through stock options, warrants and other convertible securities when the effect would be dilutive. Shares issued during the period and shares repurchased by the Company are weighted for the portion of the period that they were outstanding for both basic and diluted EPS calculations.

The difference between Basic and Diluted EPS would be due to the effect of dilutive stock options and warrants. However, the Company had no dilutive securities in 2005 and 2004 due to the Company having net loss and a loss from operations in 2005 and 2004.


N. Segments of an Enterprise and Related Information

The Company follows SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." SFAS No. 131 requires that a public business enterprise report financial and descriptive information about its reportable operating segments on the basis that is used internally for evaluating segment performance and deciding how to allocate resources to segments. The Company has reported its franchising operations in Canada as discontinued operations, and the results of its Internet operations as continuing operations. Currently, the Company operates in only one segment.


O.       Comprehensive Income

The Company adopted SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes standards for reporting and presentation of comprehensive income and its components in a full set of financial statements. Comprehensive income consists of net income and unrealized gains (losses) on available for sale marketable securities and is presented in the consolidated statements of shareholders' equity and comprehensive income. The Statement requires only additional disclosures in the consolidated financial statements and does not affect the Company's financial position or results of operations.


P.       Business Risks and Credit Concentrations

The Company operates in the Internet industry segment, which is relatively new, rapidly evolving and highly competitive. The Company relies on third-party suppliers of topical and relevant information content. There can be no assurance that the Company will be able to continue product development and secure content sufficient to support its operations.

                            FINANCIALCONTENT, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 2005


1.       Summary of Significant Accounting Policies (continued)
         ------------------------------------------------------

P. Business Risks and Credit Concentrations (continued)

Financial instruments that potentially subject the Company to significant concentration of credit risk consist primarily of cash, cash equivalents and short and long-term investments. Substantially all of the Company's cash, cash equivalents and short and long-term investments are managed by two financial institutions.

Accounts receivable are unsecured. The Company performs ongoing credit evaluations of its customers' financial condition. It generally requires no collateral and maintains reserves for potential credit losses on customer accounts, when necessary. Management evaluated the accounts receivable and reserved $20,284 of accounts receivable as of June 30, 2005. Management evaluated the accounts receivable and reserved $13,792 of accounts receivable as of June 30, 2004.


Q.       Foreign Currency and International Operations

International operations were fully discontinued in 1998, and there are no foreign assets. There were no foreign exchange transactions during the years ended June 30, 2005 and 2004. Translation gains (losses), which are deferred and accumulated as a component of shareholders' equity, were not significant in 2005 and 2004.


R.       Fair Value of Financial Instruments

The carrying value of certain of the financial instruments, including accounts receivable, other current assets, accounts payable and accrued expenses, approximate fair value due to their short maturities. Based on borrowing rates currently available to the Company for loans with similar terms, the carrying value of notes payable approximate fair value.


S.       Software Developed for Internal Use

The American Institute of Certified Public Accountants issued Statement of Position 98-1 ("SOP 98-1"), "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." This standard requires companies to capitalize qualifying computer software costs, which are incurred during the application development stage and amortize them over the software's estimated useful life. The Company has adopted SOP 98-1, which is deemed not to have a material impact on the financial statements and related disclosures.


T.       Intangibles

Intangible assets consist of goodwill resulting from acquisition of websites and other Internet properties and purchased contracts. The difference between the fair market value of the assets acquired and consideration paid is recorded as goodwill. The Company had estimated that the economic useful life of the goodwill associated with purchased contracts to be 3 years and amortization to be on a straight-line basis. However, in the year ended June 30, 2005, the company changed the period of amortization on the contract rights acquired from CNET Networks, Inc. from 3 to 5 years based on the Company's retention of 75% of those contracts acquired.

                            FINANCIALCONTENT, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 2005


1.       Summary of Significant Accounting Policies (continued)
         ------------------------------------------------------

T. Intangibles (continued)

The Company has adopted SFAS 142 effective July 2001, which resulted in the Company no longer amortizing its existing goodwill. At June 30, 2004, goodwill approximated $3,000. In addition, the Company measured goodwill for impairment on a yearly basis. The Company completed the impairment tests and recorded an impairment charge of $3,000 in 2005. The Company has set the measurement date of April 1st to calculate goodwill impairment.


U.       Long-lived Assets

The Company identifies and records impairment losses on long-lived assets and identifiable intangible assets, when events and circumstances indicate that such assets might be impaired.


V.       Stock-Based Compensation

The Company accounts for its stock-based compensation plan based on Accounting Principles Board ("APB") Opinion No. 25, FIN 44 and SFAS 123, "Accounting for Stock-Based Compensation." The Company has determined that it will not change to the fair value method and will continue to use APB Opinion No. 25 for measurement and recognition of any expense related to employee stock based transactions. All non-employee stock option and warrant grants are accounted for under the fair value method. As such, compensation expense for employee stock option and warrant grants would be recorded on the date of grant only if the current market price of the underlying stock exceeds the exercise price.

The FASB issued SFAS No.148, "Accounting for Stock-Based Compensation - Transition and Disclosure." This statement amends SFAS No.123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary change to the fair value-based method of accounting for stock-based employee compensation. Pursuant to SFAS No.123, the Company would expense the fair market value of stock options newly granted to third parties and disclose the pro forma results based on the fair value of options/warrants granted to employees.


W.       Barter Transactions

In 2005,  the  Company  entered  into  barter  agreements  whereby it  delivered
$130,330 of FinancialContent in exchange for advertising credit on the respective web sites. During the year ended June 30, 2004, the Company charged to advertising expense $64,875 as a result of these barter transactions. The company recognized advertising expense based on the market value of the FinancialContent provided.

X.       Reclassifications

Certain amounts in these financial statements have been reclassified to conform to the 2006 presentations. These reclassifications had no effect on previously reported results of operations or retained earnings.

                            FINANCIALCONTENT, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 2005


1.       Summary of Significant Accounting Policies (continued)
         ------------------------------------------------------

Y.       Recent Accounting Pronouncements

In January 2003, the FASB issued Interpretation No. 46 ("FIN 46"), "Consolidation of Variable Interest Entities". Until this interpretation, a company generally included another entity in its consolidated financial statements only if it controlled the entity through voting interests. FIN 46 requires a variable interest entity, as defined, to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns. The adoption of FIN 46 will not have an impact on the financial position of the Company.

In April 2003, the FASB issued SFAS 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities", which amends SFAS 133 for certain decisions made by the FASB Derivatives Implementation Group. In particular, SFAS 149: (1) clarifies under what circumstances a contract with an initial net investment meets the characteristic of a derivative, (2) clarifies when a derivative contains a financing component, (3) amends the definition of an underlying instrument to conform it to language used in FASB Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others," and (4) amends certain other existing pronouncements. This Statement is effective for contracts entered into or modified after June 30, 2003, and for hedging relationships designated after June 30, 2003. In addition, most provisions of SFAS 149 are to be applied prospectively. Management does not expect the adoption of SFAS 149 to have any impact on the Company's financial position, cash flows or results of operations.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity" ("SFAS 150"). SFAS 150 changes the accounting for certain financial instruments that under previous guidance issuers could account for as equity. It requires that those instruments be classified as liabilities in balance sheet. The guidance in SFAS 150 is generally effective for all financial instruments entered into or modified after May 31, 2003, and otherwise is effective on July 1, 2003. Management does not expect the adoption of SFAS 150 to have a material impact on the Company's financial position, cash flows or results of operations.

Effective April 1, 2004, the SEC adopted Staff Accounting Bulletin No. 105, "Application of Accounting Principles to Loan Commitments" ("SAB 105"). SAB 105 clarifies the requirements for the valuation of loan commitments that are accounted for as derivatives in accordance with SFAS 133. Management does not expect the implementation of this new bulletin to have a material impact on the Company's financial position, results of operations and cash flows. The Company currently has no loan commitments.

In July 2004, the EITF issued a draft abstract for EITF Issue No. 04-08, "The Effect of Contingently Convertible Debt on Diluted Earnings per Share" ("EITF 04-08"). EITF 04-08 reflects the Task Force's tentative conclusion that contingently convertible debt should be included in diluted earnings per share computations regardless of whether the market price trigger has been met. If adopted, the consensus reached by the Task Force in this Issue will be effective for reporting periods ending after December 15, 2004. Prior period earnings per share amounts presented for comparative purposes would be required to be restated to conform to this consensus and the Company would be required to include the shares issuable upon the conversion of the Notes in the diluted earnings per share computation for all periods during which the Notes are outstanding. Management does not expect the implementation of this new standard to have a material impact on its computation of diluted earnings per share.

                            FINANCIALCONTENT, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 2005


1.       Summary of Significant Accounting Policies (continued)
- --       ------------------------------------------------------

Y.       Recent Accounting Pronouncements (continued)

In September 2004, the EITF delayed the effective date for the recognition and measurement guidance previously discussed under EITF Issue No. 03-01, "The
Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments" ("EITF 03-01") as included in paragraphs 10-20 of the proposed statement. The proposed statement will clarify the meaning of other-than-temporary impairment and its application to investments in debt and equity securities, in particular investments within the scope of FASB Statement No. 115, "Accounting for Certain Investments in Debt and Equity Securities," and investments accounted for under the cost method. The Company is currently evaluating the effect of this proposed statement on its financial position and results of operations.

In December 2004, the Financial Accounting Standards Board Statement issued SFAS No. 151, "Inventory Costs, an amendment of ARB No. 43, Chapter 4", which clarifies the accounting for abnormal amounts of idle facility expense, freight, handling costs, and charges regardless of whether they meet the criterion of "so abnormal" that was originally stated in Accounting Research Bulletin No. 43, chapter 4. In addition, SFAS No. 151 requires that the allocation of fixed production overheads to conversion costs be based on the normal capacity of the production facilities. SFAS No. 151 is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Management does not expect the implementation of this new standard to have a material impact on its financial position, results of operations and cash flows.

In December 2004, the Financial Accounting Standards Board Statement issued SFAS No. 153, "Exchanges of Nonmonetary Assets - an amendment of APB Opinion No. 29", which amends Opinion 29 by eliminating the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS No. 151 is effective for a fiscal year beginning after June 15, 2005, and implementation is done prospectively. Management does not expect the implementation of this new standard to have a material impact on its financial position, results of operations and cash flows.

In December 2004, the Financial Accounting Standards Board, also known as the FASB, issued a revision to SFAS 123 "Share-Based Payment," also known as SFAS 123R, that amends existing accounting pronouncements for share-based payment transactions in which an enterprise receives employee and certain non-employee services in exchange for (a) equity instruments of the enterprise or (b) liabilities that are based on the fair value of the enterprise's equity instruments or that may be settled by the issuance of such equity instruments. SFAS 123R, together with guidance included in Staff Accounting Bulletin No. 107 issued by the SEC on March 29, 2005, also known as SAB 107, eliminates the ability to account for share-based compensation transactions using APB 25 and generally requires such transactions be accounted for using a fair-value-based method. SFAS 123R applies to awards that are granted, modified, or settled in periods beginning after its applicable effective date. In April 2005, the SEC issued a release amending the effective date of SFAS 123R for each registrant to the start of the registrant's first fiscal year beginning after June 15, 2005. SFAS 123R allows for three alternative transition methods. The Company intends to adopt the prospective application method. The Company currently intends to adopt SFAS 123R and SAB 107 in the first quarter of fiscal 2006. The adoption of SFAS 123R will cause the Company to record a non-cash accounting charge as an expense each quarter in an amount approximating the fair value of such share-based compensation meeting the criteria outlined in the provisions of SFAS 123R. As of December 31, 2004, The Company had approximately 6,331,220 stock options and 1,700,000 warrants outstanding (issued to employees) which had not yet become vested. The amount of such charge has not been determined.

                            FINANCIALCONTENT, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 2005


1.       Summary of Significant Accounting Policies (continued)
         ------------------------------------------------------

Y.       Recent Accounting Pronouncements (continued)

In May 2005, the FASB Emerging Issues Task Force, or EITF, issued EITF No. 00-19-1 "Application of EITF Issue No. 00-19 to Freestanding Financial Instruments Originally Issued as Employee Compensation". This pronouncement clarifies existing accounting guidance relative to freestanding financial instruments originally issued as employee compensation. EITF No. 00-19-1 becomes effective concurrent with the effective date of SFAS 123R. The Company believes the adoption of this pronouncement will not have a material impact on our results of operations or financial condition.

In May 2005, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standard (SFAS) No. 154, Accounting Changes and Error Corrections - a replacement of APB Opinion No. 20 and FASB Statement No. 3. SFAS No. 154 requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS No. 154 also requires that retrospective application of a change in accounting principle be limited to the direct effects of the change. Indirect effects of a change in accounting principle, such as a change in nondiscretionary profit-sharing payments resulting from an accounting change, should be recognized in the period of the accounting change. SFAS No. 154 also requires that a change in depreciation, amortization or depletion method for long-lived, non-financial assets be accounted for as a change in accounting estimate effected by a change in accounting principle. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. Early adoption is permitted for accounting changes and corrections of errors made in fiscal years beginning after the date this Statement is issued. Management does not expect the implementation of this new standard to have a material impact on the Company's financial position, results of operations and cash flows.

                            FINANCIALCONTENT, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 2005


2.       Restatement of Prior Financial Information

The Company previously did not record the beneficial conversion feature related to the issuance of convertible preferred stock in the year ended June 30, 2004. The Company has determined this effect of the correction on its previously issued financial statements and has restated the accompanying financial statements for the years ended June 30, 2005 and 2004.

                                                                          June 30, 2005
                                                         ---------------------------------------------
                                                         As Originally   Restatement
                                                           Reported       Adjustments     As Restated
                                                         ------------    ------------    ------------
Additional paid in capital                               $ 19,731,043    $  2,730,339    $ 22,461,382
Accumulated deficit                                      $(19,663,768)   $ (2,730,339)   $(22,394,107)

                                                                          June 30, 2004
                                                         ---------------------------------------------
                                                         As Originally   Restatement
                                                           Reported       Adjustments     As Restated
                                                         ------------    ------------    ------------
Additional paid in capital                               $ 19,355,020    $  2,730,339    $ 22,085,359
Accumulated deficit                                      $(18,747,816)   $ (2,730,339)   $(21,478,155)
Deemed dividend from beneficial conversion
   feature of convertible preferred stock                        --      $ (2,730,339)   $ (2,730,339)
Net loss attributable to common shareholder              $ (1,673,726)   $ (2,730,339)   $ (4,404,065)
Comprehensive loss                                       $ (1,673,726)   $ (2,730,339)   $ (4,403,785)
Net loss per share from deemed dividend
   (basic and diluted)                                   $       0.00    $      (0.31)   $      (0.31)
Net loss per share (basic and diluted)                   $      (0.19)   $      (0.31)   $      (0.50)

3.       Income Taxes

The Company incurred $1,600 and $1,600 in state taxes for each of the years ended June 30, 2005 and 2004, respectively. No provision for federal taxes in the US has been recorded for the years ended June 30, 2005 and 2004. The Company incurred net operating losses for these periods.

                                                            2005             2004
                                                         ----------     ------------

Loss from operations before provision for income taxes     (864,809)      (1,634,626)

Income Tax Provision                                           2005             2004
                                                         ----------     ------------

Current:
     Federal                                                   --               --
     State                                                    1,600            1,600
                                                         ----------     ------------

                                                              1,600            1,600
                                                         ==========     ============

     Federal                                                   --               --
     State                                                     --               --
                                                         ----------     ------------
                                                               --               --
                                                         ==========     ============


Effective Tax Reconciliation                                2005             2004
                                                         ----------     ------------

Federal income tax rate                                      (35.00%)         (35.00%)
Change in valuation reserve                                   25.00%           13.00%
Other                                                          8.26%           22.55%
State and local taxes, net of federal tax benefit              0.06%           (0.03%)
                                                         ----------     ------------

                                                               1.80%           (0.10%)
                                                         ==========     ============

                            FINANCIALCONTENT, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 2005



3.       Income Taxes (continued)

The following table summarizes the deferred tax assets and liabilities for the years ended June 30, 2005 and 2004:

                                                       Year Ended June 30,
                                   ----------------------------------------------------------------
                                                2005                             2004
                                   ------------------------------    ------------------------------
                                       Federal           State           Federal           State
                                   -------------    -------------    -------------    -------------
Deferred income tax assets:
     Net operating loss            $   5,065,062    $     690,771    $   4,630,182    $     600,014
     carryforwards
     Capital loss                         12,285            5,153           12,285            5,153
     Property and equipment                  175               46           19,834             --
     Intangible asset
        Impairment charge                   --               --               --               --
        Goodwill                         903,447          239,148           84,120           21,631
     Other reserves                      124,759           33,024            8,750            2,250
     Federal benefit for state              --               --             69,893             --
     taxes
     Other                               185,016           48,831          239,998           61,723
                                   -------------    -------------    -------------    -------------

Total deferred tax assets              6,278,458        1,011,821        5,065,062          690,771

Deferred income tax liabilities:
     Nondeductible reserves             (185,062)         (95,528)        (185,062)         (95,528)
                                   -------------    -------------    -------------    -------------

Total deferred tax liabilities          (185,062)         (95,528)        (185,062)         (95,528)
- --------------------------------   -------------    -------------    -------------    -------------
Net deferred tax assets before
     valuation allowance               6,093,396          916,293        4,880,000          595,243
Valuation allowance                   (6,093,396)        (916,293)      (4,880,000)        (595,243)
                                   -------------    -------------    -------------    -------------

Net deferred tax assets            $        --      $        --      $        --      $        --
                                   =============    =============    =============    =============


Due to the uncertainty surrounding the realization of deferred tax assets, the Company has recorded a valuation allowance against its net deferred tax asset. The Company has loss carryforwards of approximately $9,900,000 and $4,970,000 from continuing operations, which may be used to offset future United States federal and state income taxes and which begin to expire in 2019.

                            FINANCIALCONTENT, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 2005


4.       Investments

At June 30, 2005, short and long-term investments in marketable securities were classified as available-for-sale as follows:

                                                     Gross         Gross          Gross
                                                   Amortized     Unrealized     Unrealized     Estimated
                                                     Cost          Gain            Loss        Fair Value
                                                  -----------   -------------   -----------    -----------

Equity securities - public                        $    14,625   $        --     $   (12,019)   $     2,606
                                                  -----------   -------------   -----------    -----------

Total short-term investments                           14,625            --         (12,019)         2,606

Corporate equity securities,
privately held                                          5,048            --            --            5,048
                                                  -----------   -------------   -----------    -----------

Total                                             $    19,653   $        --     $   (12,019)   $     7,654
                                                  ===========   =============   ===========    ===========


At June 30, 2004, short and long-term investments in marketable securities were classified as available-for-sale as follows:

                                                     Gross         Gross          Gross
                                                   Amortized     Unrealized     Unrealized     Estimated
                                                     Cost          Gain            Loss        Fair Value
                                                  -----------   -------------   -----------    -----------

Equity securities - public                        $    10,000   $        --     $    (9,400)   $       600
                                                  -----------   -------------   -----------    -----------

Total short-term investments                           10,000            --          (9,400)           600

Corporate equity securities,
privately held                                          4,952            --            --            4,952
                                                  -----------   -------------   -----------    -----------

Total                                             $    14,952   $        --     $    (9,400)   $     5,552
                                                  ===========   =============   ===========    ===========


Investments in corporate equity securities of privately held companies, in which the Company holds a less than 20% equity interest, are classified as long-term.

                            FINANCIALCONTENT, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 2005

*****
5.       Stock Option Plan

On  November  17,  1999,   the  Company's   board  of  directors   approved  the
FinancialContent, Inc., 1999 Stock Option Plan (the "Plan"). On December 20, 1999, the Company's shareholders, at the Company's annual meeting, approved the Plan, and authorized a pool of 100,000 shares of common stock to be issued according to the Plan. Options are usually granted at the prices equal to the current fair value of the Company's common stock at the date of grant. The vesting period is usually related to the length of employment or consulting contract period.

The Board of Directors has granted management the authority to issue non-statutory stock options to employees and consultants of the Company. As of June 30, 2005 and 2004, the Company has options exercisable for the Company's common stock granted to its employees and other eligible participants. The exercise price varies depending on the trading price of the Company's common stock on the date of issuance among other factors.

Under this plan, no option may be exercised after the expiration of ten years from the date of grant. There are two categories of options: Incentive Stock Options (ISO) and Non-Qualified Stock Options (NSO).

ISOs are granted to employees and the purchase price shall not be less than the Fair Market Value of the common stock share at the date of grant and no ISO shall be exercisable more than ten (10) years from date of grant, and, no NSO shall be exercisable more than five (5) years from date of grant. NSOs may be granted to any eligible participant, and ISOs are granted only to employees of the Company.

In general, granted ISO's expire three months after the termination date. If employment termination is due to cause, the options shall expire immediately; and if employment termination is due to permanent and total disability, the options may be exercised up to one year following termination. The options granted in 2004 and 2005 were not a part of a qualified stock option plan. The Board of Directors approved the grants. The exercise price was equal to the fair value of the stock.

Stock options issued as of June 30, 2005 and 2004 are summarized as follows:

                                                     2005                            2004
                                          ----------------------------    ----------------------------
                                                           Weighted                        Weighted
                                                            Average                         Average
                                           Number of       Exercise        Number of       Exercise
                                            Options          Price          Options          Price
                                          ------------    ------------    ------------    ------------
Outstanding at beginning of year             815,000      $      1.30               -      $        -
Granted                                      300,000      $      1.30         815,000      $     1.30
Exercised                                          -      $         -               -      $        -
Forfeited / Cancelled                       (165,000)     $     1.30                -      $        -
                                          ------------    ------------    ------------    ------------


Outstanding at end of year                   950,000      $      1.30         815,000      $     1.30
                                          ============    ============    ============    ============

Exercisable at end of year                   467,000      $      1.30               -      $        -
                                          ============    ============    ============    ============

                            FINANCIALCONTENT, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 2005


5.       Stock Option Plan (continued)

The non-statutory stock options are for periods of ten years.

The following table summarizes information about options outstanding at June 30, 2005:

                                        Weighted Average
                                           Average
                                          Remaining             Weighted
   Exercise            Number           Exercise Price        Contractual       Number Exercisable
    prices           Outstanding           per Share         Life in Years      as of June 30, 2005
- ---------------    ----------------    ------------------    ---------------    ---------------------

      $1.30               950,000      $           1.30                8.9                 467,000
===============    ================    ==================    ===============    =====================

The following table summarizes information about options outstanding at June 30, 2004:

                                        Weighted Average
                                           Average
                                          Remaining             Weighted
   Exercise            Number           Exercise Price        Contractual       Number Exercisable
    prices           Outstanding           per Share         Life in Years      as of June 30, 2004
- ---------------    ----------------    ------------------    ---------------    ---------------------

      $1.30               815,000      $           1.30                9.90                      -
===============    ================    ==================    ===============    =====================

The exercise period for the options grants is ten years from the date of the grant, and had various vesting requirements.

                            FINANCIALCONTENT, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 2005


5.       Stock Option Plan (continued)

The Company has adopted only the disclosure provisions of SFAS No. 123. It applies APB Opinion No. 25 and related interpretations in accounting for its stock option plan. Accordingly, during the fiscal years ended June 30, 2005 and 2004, no compensation cost has been recognized for its stock option plan other than for options issued to outside third parties. If the Company had elected to recognize compensation expense based upon the fair value at the grant date for awards under this plan consistent with the methodology prescribed by SFAS No. 123, the Company's net loss and loss per share would be increased to the pro forma amounts indicated below for the years ended June 30, 2005 and 2004:

                                                         2005              2004
                                                     -------------    -------------
Net loss attributable to common shareholders

     As reported                                     $    (915,952)   $  (4,404,065)

     Pro Forma                                       $    (939,956)   $  (4,404,065)

Basic & diluted loss per common share
     As reported:

     Continuing operations (basic & diluted)         $       (0.08)   $       (0.21)

     Discontinued operations (basic & diluted)       $        --      $        0.02

     Deemed dividend (basic & diluted)               $       (0.01)   $       (0.31)
                                                     -------------    -------------

     Total                                           $       (0.09)   $       (0.50)
                                                     =============    =============

Pro forma

     Continuing operations (basic & diluted)         $      (0.08)    $       (0.21)

     Discontinued operations (basic & diluted)       $        --      $        0.02

     Deemed dividend (basic & diluted)               $       (0.01)   $       (0.31)
                                                     -------------    -------------

     Total                                           $      (0.09)    $      (0.50)
                                                     =============    =============
Shares used in per share calculation
  (basic and diluted)                                    9,817,254        8,895,084
Additional shares based on stock option plan               467,000             --
                                                     -------------    -------------

Total Pro Forma Shares                                  10,284,254        8,895,084
                                                     =============    =============


Options are granted at prices equal to the current fair value of the Company's common stock at the date of grant. The vesting period on 2005 and 2004 grants was ten years, and some options become vested based only upon specific events occurring in the future.

The fair value of options was estimated at the date of grant using the Black-Scholes option-pricing model. The fair value of the options is $0.69.

The fair value of the warrants issued in 2004 were estimated at the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions: 2004: dividend yield of 0%; expected volatility of 24%; risk-free interest rate of 5.4%, and expected life of 10 years. The Company did not issue any warrants during the year ended June 30, 2005.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its stock options.

                            FINANCIALCONTENT, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 2005


6.       Discontinued Operations

The Company's management and its Board of Directors decided to discontinue operations in Canada as of July 1998. Operations in Canada consisted of operating and franchising "Pretzel Twister" stores and the operation of an automotive service center "Wheel to Wheel". To implement this decision, the Company concluded the following transactions:

         o On August 31, 1998, the Company abandoned all operations of Wheel to Wheel, including its facilities lease. The Company disposed of the assets of the Wheel to Wheel store and used the proceeds to settle liabilities to the extent of available funds.

         o In July 1998, the Company abandoned all operations of Pretzel Franchising, Inc. The Company informed its franchisees that PFI would cease to operate, and the Company-operated store in Toronto, Ontario, was closed.

There are no assets associated with or from discontinued operations on the balance sheet. The liabilities attributable to discontinued operations are identified as such on the balance sheet. There were no net sales attributable to discontinued operations in 2005 and 2004. In 2004, the Company extinguished $133,478 of its liabilities associated with discontinued operations in Canada due to the statute of limitations expiring on collecting these payables. The Company wrote off these liabilities based on advice of its counsel.



7.       Equity Transactions

A.       Issuance of Common Stock

The Company concluded private placement offerings of its stock during 2005 and 2004. The Company also issued common stock to individuals and companies in lieu of cash compensation.

Transactions during the year ended June 30, 2005

In September 2004, the Company issued 2,500 shares of registered common stock, having a market value of $3,450, to an employee.

In November 2004, the Company issued 150,000 shares of registered common stock, having a market value of $136,909, to an individual for consulting services.

In December 2004, the Company issued 40,000 shares of registered common stock, having a market value of $37,873, for consulting services.

In January 2005, the Company issued 40,000 shares of registered common stock, having a market value of $45,320, for consulting services.

In February 2005, the Company issued 600,000 shares of registered common stock, having a market value of $604,200, to an individual in relation to a contract for services to be rendered over the next three years. The Company recorded a Subscription Receivable of $604,200 and recognized $83,806 of consulting expense in connection with this contract.

                            FINANCIALCONTENT, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 2005


7.       Equity Transactions (continued)

A.       Issuance of Common Stock (continued)

In February 2005, the Company issued 40,000 shares of registered common stock, having a market value of $33,720, for consulting services.

In March 2005, the Company issued 30,000 shares of registered common stock, having a market value of $25,860, for consulting services.

In March 2005,  the  Company in a private  placement  sold 11,584  shares of its unregistered, restricted common stock for $10,000. The issuance of the securities was exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof.

Transactions during the year ended June 30, 2004:

In September 2003, the Company issued 150,000 shares of registered common stock, having a market value of $165,000, to an individual for consulting services.

In November 2003, the Company issued 20,000 shares of registered common stock, having a market value of $22,000, to an individual for consulting services.

In March 2004, an individual converted warrants into 200,000 shares of the Company's common stock at an aggregate exercise price of $50,000.

In 2004, an individual converted 35,000 shares of Series C Preferred Stock into 35,000 shares of the Company's common stock.

In May 2004, the Company issued 190,549 shares of common stock pursuant to a settlement agreement (see note 8).

In June 2004, the Company issued 100,000 shares of registered common stock, having a market value of $142,000, to an individual for consulting services.

In June 2004, the Company converted warrants issued to a consultant into 100,000 shares of common stock at an aggregate price of $30,000. The warrants were issued below market price. Accordingly, the Company recorded compensation expense of $125,000.


B.       Warrants

In July 2005, the company issued an outstanding warrant that is convertible into 1,400,000 shares of common stock at an exercise price of $1.30 per share. The warrant expires 2 years from the date of grant.

In 2004, the Company granted warrants to purchase 832,000 shares of its common stock at an exercise price of $0.75 per share. The warrants were granted to a member of the Company's advisory board, to a consultant and to a member of the Board of Directors. The Company recorded compensation expense of $624,000 in 2004 related to the grant of these options. These warrants all vested immediately and expire 1 to 2 years from date of grant.

                            FINANCIALCONTENT, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 2005


7.       Equity Transactions (continued)

B. Warrants (continued)

A summary of the Company's outstanding warrants as of June 30, 2005 and 2004, is presented below:

                                            Shares            Exercise Price
                                        ----------------      ---------------
Outstanding at June 30, 2003                    440,000      $         2.27
                                        ----------------      ---------------

Cancelled/expired                              (240,000)               2.27
Exercised                                      (200,000)               0.25
Issued                                          832,000                0.75
                                        ----------------      ---------------

Outstanding at June 30, 2004                    832,000                0.75

Cancelled/expired                              (350,000)               0.75
Exercised                                             -                0.00
Issued                                        1,400,000                1.30
                                        ----------------      ---------------

Outstanding at June 30, 2005                  1,882,000      $     0.75-1.30
                                        ================      ===============

The fair value of the warrants issued in 2004 were estimated at the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions: 2004: dividend yield of 0%; expected volatility of 24%; risk-free interest rate of 5.4%, and expected life of 10 years.

The estimated fair value of the warrants granted in 2004 ranged from $0.63 to $0.83 per share.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's stock options and warrants have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its stock options.

In 2004, the Company had outstanding warrants issued to consultants and a member of the Board of Directors, which were convertible into shares of common stock. The warrants expire 1-2 years from the date of grant. The Company recorded compensation expense on these warrant grants of $624,000. The warrants were all immediately vested.


C.       2002 Employee and Officer Retention and Recognition Plan

In December 2001, the Board of Directors adopted the 2002 Employee and Officer Retention and Recognition Plan (EORRP). The EORRP was adopted for the purpose of establishing incentives designed to recognize, reward and retain employees and officers. Only employees and officers shall be eligible to receive restricted stock awards under this plan. The maximum number of shares that can be granted under the EORRP is 5,000,000 common shares. No recipient is entitled to receive more than 20% of the total shares available under this plan. The Company has issued 2,072,681 shares of common stock under this plan.

                            FINANCIALCONTENT, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 2005


7.       Equity Transactions (continued)

D.       Preferred Stock Issuances

Series A

On July 18, 2003, under the terms of an Asset Purchase Agreement, the Company acquired the client contract rights of CNET Network, Inc.'s ("CNET") Private Wire business, under which CNET provides a financial channel solution for Web sites and print publications that competed directly with FinancialContent's core business. The transaction became effective immediately. In consideration for CNET's rights to the Private Wire client contracts as well as customized indices developed by CNET, FinancialContent gave CNET $175,000 cash and 2,164,910 shares of preferred stock, Series A, with the following rights and preferences: convertible up to 20% of the Company's issued and outstanding common stock on a one-for-one basis, 15% of which is guaranteed and the remaining 5% must be earned based on a performance matrix tied to revenues generated by the acquired Private Wire client contracts; accrued quarterly dividend rights at $0.055774 per share; and limited anti-dilution protections.

Under the terms of the transaction, FinancialContent licensed its services to the Investor Channel of CNET News.com in exchange for equivalent value in advertising over CNET's online properties. The amount of consideration given was based on a number of factors, including the history and past performance and the number of shares outstanding of the Company's common stock, and an evaluation of CNET's Private Wire client contracts, which included among other things: clients; revenues and payment histories; number of clients and deployments; and contract terms. The cash consideration paid to CNET under the terms of the agreement was borrowed by the Company from Asia Pacific Ventures, an affiliated entity of the Company.

As a result of the exercise of certain warrants, the Company issued to CNET an additional 75,000 shares of Preferred Stock Series A under the anti-dilution provision of the purchase agreement. The issuance of the additional contingent securities does not increase the overall cost of the acquisition. The only item that changed was the number of shares issued for the acquisition.

The issuance of the securities was exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof.


Series B

Under a private placement memorandum dated May 29, 2003, the Company issued on July 31, 2003, 1,033,334 shares of the 2,000,000 newly created shares of the company's Series B convertible preferred stock at $0.35 per share. The shares have a liquidation preference subordinate to those of the Series A preferred shares, have piggyback registration rights and are convertible on a one-for-one basis to share of the Company's common stock.

The issuance of the securities was exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof.

                            FINANCIALCONTENT, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 2005


7.       Equity Transactions (continued)

D.       Preferred Stock Issuances (continued)

Series C

Under a private placement memorandum dated July 31, 2003, the Company has issued a total of 1,336,334 shares of the Company's Series C convertible preferred stock at $0.75 per share. The shares have a liquidation preference subordinate to those of the Series A and Series B preferred shares, have piggyback registration rights and are convertible on a one-for-one basis to shares of the Company's common stock.

In 2004, an individual converted 35,000 shares of Series C into 35,000 shares of common stock.

The issuance of the securities was exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof.


Series D

In December 2003, the Company issued 4 million shares as Preferred Stock, Series D ("Series D"). Series D has voting rights on a one-for-one basis with all other Series of Preferred Stock, and it will have one-for-ten voting rights with common stock. Series D has no conversion rights and does not trade and, therefore, has no marketable value. The Chairman of the Company was issued 3 million shares of Series D, and the Chief Executive Officer was issued 1 million shares of Series D.

Beneficial Conversion feature

The Company recorded a beneficial conversion feature of $2,730,339 for preferred stock classes A, B and C based upon the difference between the conversion price and the market price of the shares at the date of issuance. As each class of preferred stock was immediately convertible by the holders into common stock, a deemed dividend expense in the amount of $2,730,339 was recorded in the year ended June 30, 2004.

8.       Related Party Transactions

The following transactions occurred between the Company and certain related parties:


A.       Asia Pacific Ventures

Asia Pacific Ventures (APV) is a company whose headquarters are in Hong Kong, and its authorized representative is Wilfred Shaw, the current Chairman of the Board of Directors of the Company. Additionally, APV is a shareholder holding greater than 10% of the outstanding common stock of the Company on a non-diluted basis. The Company has received advances from APV, and these advances bear an interest rat of 12% per annum.

During the year ended June 30, 2005, APV advanced $218,100 to the Company, and the Company repaid all advances and interest to APV. As of June 30, 2005, APV is owed $218,100.

During the year ended June 30, 2004, APV advanced $22,000 to the Company, and the Company repaid all advances and interest to APV.

                            FINANCIALCONTENT, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 2005


8.       Related Party Transactions (continued)

B.       Wilfred Shaw

The following transactions took place between the Company and Wilfred Shaw, the former CEO and current Chairman of the Board of Directors:

The Company has received advances from Wilfred Shaw, and these advances bear an interest rate of 12% per annum.

During the year ended June 30, 2005, Wilfred Shaw advanced $68,250 to the Company, and the Company repaid all advances to Wilfred Shaw. As of June 30, 2005, Wilfred Shaw is owed $330 in interest related to these advances.

Mr. Shaw had $60,000 in director fees due from the Company for serving as the Chairman of the Board of Directors for the period prior to June 30, 1998. The amount was paid as of June 30, 2004.

In July 2004, the Company issued a warrant convertible into 1,400,000 shares of its common stock at an exercise price of $1.30 to Wilfred Shaw. The warrant expires in two years from date of grant. The Company recorded no compensation expense as a result of this grant.


C.       Wing Yu

The following transactions took place between the Company and Wing Yu, the CEO and current member on the Company's Board of Directors:

The Company has received advances from Wing Yu, and these advances bear no interest.

During the year ended June 30, 2005, Wing Yu advanced $70,950 to the Company. As of June 30, 2005, Wing Yu is owed $4,184. Additionally, as of June 30, 2005, the Company's Accounts Payable included $29,722 of expense reimbursements due to Mr. Yu.


D.       Sharpmanagement.com, LLC

The Company has signed a consulting contract with Sharpmanagement.com, LLC ("SharpManagement") to secure the services of Wilfred Shaw. Under the terms of this contract, as amended effective January 1, 2005, the Company is required to pay $10,000 per month for each month that Mr. Shaw provides services to the Company. Mr. Wilfred Shaw is a majority owner of SharpManagement.com. As of June 30, 2005, SharpManagement was due $124,892.

                            FINANCIALCONTENT, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 2005


8.       Related Party Transactions (continued)

E.       Convertible Notes - Related Party

In 2001, the Company issued $25,000 principal amount of 12% convertible notes, which are due on demand after 30 days to a related party, (Tupelo Investments), in a private placement. The notes are convertible into common shares of the company at a discount of 50% from the market price on the date of conversion. The option to convert the notes to common stock is at the discretion of the note holder. The principal amount of the note is collateralized by the company's investment in Ridgewood Capital Venture Fund. No costs were incurred to issue the debt. The notes were fully repaid in 2004.


F.       Notes Payable to Shareholders

In 2001, Tupelo Investments, a shareholder, advanced to the Company $63,517. These notes were due on demand and bore an annual interest rate of 12%. These notes were repaid in 2004.


G.       Warrants

In July 2004, the Company issued a warrant convertible into 382,000 shares of its common stock at an exercise price of $0.75 to a member of the Board of Directors. The warrant expires in two years from date of grant. The Company recorded compensation expense of $286,500 as a result of this grant.



9.       Commitments and Contingencies

A.       Legal

The Company is periodically involved in legal actions and claims that arise as a result of events that occur in the normal course of operations. The Company is not currently aware of any formal legal proceedings or claims that the Company believes will have, individually or in the aggregate, a material adverse effect on the Company's financial position or results of operations.


Settlement

In August 2004, the Company settled a dispute with one of its vendors for $25,000. Accordingly, the Company has accrued $25,000 as a result of this settlement.

On June 26, 2000, the Company entered into an investment agreement with Swartz Private Equity, LLC ("Swartz"). According to this investment agreement, the Company may, in its sole discretion and subject to certain restrictions, periodically sell shares of its common stock to Swartz. The sale of shares is called a "put". Under the investment agreement, the Company could sell up to $20,000,000 of its shares, contingent upon the shares' being registered in accordance with the Securities and Exchange Act of 1933, for a period of three years. The investment agreement allowed the Company to choose to sell common stock to Swartz at times that it decided were advantageous. The investment agreement was not a debt instrument. Any put exercised by the Company is the sale of common stock and not a loan.

                            FINANCIALCONTENT, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 2005


9.       Commitments and Contingencies (continued)

A. Legal (continued)

On August 26, 2001, the Investment Agreement ("Investment Agreement") the Company entered into with Swartz Private Equity, LLC ("Swartz") automatically terminated under its own terms because no registration statement (Form S-1 or SB-2) had been declared effective within one year after the parties executed the Investment Agreement. Swartz contacted the Company on July 28, 2003, and Swartz claimed that the Company is theoretically liable to Swartz for the following: cash termination fee; late registration and use fees; and an additional warrant related to anti-dilution provisions. The Company settled with Swartz regarding this matter, and the Company issued 190,549 shares of its common stock valued at $246,000.

In 2004, the Company has recorded an additional charge of $146,000 as a result of this settlement.


B.       Operating Leases

In June 2002, the Company's principal executive offices relocated to a 2,903 square foot facility at 400 Oyster Point Boulevard, Suite 435, South San Francisco, CA 94080. The initial 38-month term of the lease expired on July 31, 2005. The Company currently leases the facility under a 6-month extension of the original agreement that terminates on January 31, 2006. All operations including system development, control and maintenance are now performed at this facility. The aggregate future rental rates are:

Year ending June 30,
2006                                          $        32,508
Thereafter                                               --
                                              ---------------

Total future minimum lease payments           $        32,508

During the year, the Company also leases office space in New York City under a short-term lease that has been extended by one year that will terminate on December 31, 2005, which is being paid against a $3,000 advance plus overhead charges. The Company temporarily closed this office in September 2004, which it reopened in January 2005.

During the year, the Company signed a 13-month lease, terminable at-will on 30-day written notice, for an office space in Shanghai, China, for which the Company pays $85 per month plus overhead charges.

For the years ended June 30, 2005 and 2004, total rent expense was $61,088 and $62,056, respectively.


10.      Going Concern Uncertainties

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, the Company has experienced recurring operating losses and negative cash flows from operations. The Company's continued existence is dependent upon its ability to increase operating revenues and/or raise additional equity financing.

                             FINANCIALCONTENT, INC.

                        CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 2005





                                 C O N T E N T S


Consolidated Balance Sheets                                            1 - 2

Consolidated Statements of Operations and Comprehensive Income             3

Consolidated Statements of Cash Flows                                  4 - 5

Notes to Consolidated Financial Statements                            6 - 19


                             FINANCIALCONTENT, INC.
                           CONSOLIDATED BALANCE SHEETS
                    AS OF DECEMBER 31, 2005 AND JUNE 30, 2005


                                                                December 31,     June 30,
                                 ASSETS                            2005            2005
                                                                -----------    -----------
(unaudited) (audited)
Current Assets:
     Cash and cash equivalents                                  $     8,181    $    14,536
     Short-term investments in marketable securities                 58,318          2,606
     Accounts receivable - trade (net of reserve for doubtful
        accounts of $21,193 and $20,284, respectively)              163,029        115,075
     Prepaid expenses                                                 3,983          5,599
     Deposits                                                         7,171          6,945
                                                                -----------    -----------

        Total Current Assets                                        240,682        144,761
                                                                -----------    -----------

Property and Equipment :
     Office furniture                                                14,212         14,212
     Equipment                                                      181,077        170,034
     Software                                                         5,992          5,992
                                                                -----------    -----------

        Property and Equipment, cost                                201,281        190,238

     Accumulated depreciation                                      (149,821)      (132,298)
                                                                -----------    -----------

        Property and Equipment, net                                  51,460         57,940
                                                                -----------    -----------

Other Assets:
     Long-term investments                                            5,048          5,048
     Purchased contracts - CNET (net of amortization
        of $579,584 and $487,671, respectively)                     459,562        551,475
                                                                -----------    -----------

        Total Other Assets                                          464,610        556,523
                                                                -----------    -----------

           Total Assets                                         $   756,752    $   759,224
                                                                ===========    ===========

                    See accompanying  notes to financial statements.

                                   (continued)


                             FINANCIALCONTENT, INC.
                     CONSOLIDATED BALANCE SHEETS (CONTINUED)
                    AS OF DECEMBER 31, 2005 AND JUNE 30, 2005


                   LIABILITIES AND STOCKHOLDERS' EQUITY             December 31,      June 30,
                   ------------------------------------                2005             2005
                                                                   -------------    -------------
(unaudited) (audited)
Current Liabilities:
     Accounts payable                                              $     154,944    $     148,077
     Management fees due to related party                                184,192          124,892
     Payroll and taxes payable                                            90,484           38,577
     Income taxes payable                                                  2,400            1,600
     Other accrued expenses                                                9,460           12,759
     Deferred revenue                                                     57,611           32,377
     Note payable - related parties                                      259,984          222,284
     Accrued interest on notes payable                                    19,872            6,719
     Liabilities of discontinued operations                              117,509          117,509
     Dividend payable                                                     63,391           38,829
                                                                   -------------    -------------

        Total Current Liabilities                                        959,847          743,623
                                                                   -------------    -------------

Stockholders' Equity:
     Preferred stock, 200,000,000 shares authorized
        Preferred stock Series A, $0.001 par value; 2,239,910
      shares issued and outstanding                                        2,240            2,240
   Preferred stock Series B, $0.001 par value; 933,334 and
      1,033,334 shares issued and outstanding, respectively                  933            1,033
   Preferred stock Series C, $0.001 par value; 1,301,334
      shares issued and outstanding                                        1,301            1,301
   Preferred stock Series D, $0.001 par value; 4,000,000
      shares issued and outstanding                                        4,000            4,000
Common stock, $0.001 par value; 900,000,000 shares
   authorized; 10,469,276 and 10,369,276 issued and outstanding,
   Respectively                                                           10,470           10,370
Additional paid-in-capital                                            22,562,082       22,461,382
Accumulated other comprehensive loss                                     (70,345)         (70,618)
Accumulated deficit                                                  (22,713,776)     (22,394,107)
                                                                   -------------    -------------

   Total Stockholders' Equity                                           (203,095)          15,601
                                                                   -------------    -------------

      Total Liabilities and Stockholders' Equity                   $     756,752    $     759,224
                                                                   =============    =============

                    See accompanying  notes to financial statements.


                             FINANCIALCONTENT, INC.
         CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
          FOR THE THREE AND SIX MONTHS ENDED DECEMBER 31, 2005 AND 2004

                                                     Three months ended December 31,  Six months ended December 31,
                                                          2005            2004            2005            2004
                                                      ------------    ------------    ------------    ------------
                                                       (unaudited)     (unaudited)    (unaudited)     (unaudited)
Revenues:
     Net revenues                                     $    383,993    $    263,098    $    744,404    $    524,655
     Barter revenues (non-cash)                             37,046          34,950          98,341          58,711
     Costs of revenues                                     (83,957)        (80,179)       (163,932)       (123,239)

Operating Expenses:
     Business development                                    9,438           1,501          16,473           8,357
     General and administrative                            394,957         411,920         761,421         657,935
     Advertising expense - barter                           37,046          34,950          72,638          57,945
     Amortization and depreciation                          55,123          82,071         109,435         166,167
                                                      ------------    ------------    ------------    ------------
        Total Operating Expenses                           496,564         530,442         959,967         890,404
                                                      ------------    ------------    ------------    ------------

        Loss from Operations                              (159,482)       (312,573)       (281,154)       (430,277)
                                                      ------------    ------------    ------------    ------------
Other Income (Expense):
     Other income                                             --             9,762            --            10,699
     Interest expense                                       (6,611)           (563)        (13,153)           (563)
                                                      ------------    ------------    ------------    ------------

        Total Other Income(Expense)                         (6,611)          9,199         (13,153)         10,136
                                                      ------------    ------------    ------------    ------------

     Net loss before taxes                                (166,093)       (303,374)       (294,307)       (420,141)

        Provision for income tax                              (400)           --              (800)           (250)
                                                      ------------    ------------    ------------    ------------

     Net loss                                             (166,493)       (303,374)       (295,107)       (420,391)

        Preferred stock dividend                           (12,281)        (12,281)        (24,562)        (24,981)
                                                      ------------    ------------    ------------    ------------

           Net loss attributable to
           common stockholders                            (178,774)       (315,655)       (319,669)       (445,372)
                                                      ------------    ------------    ------------    ------------

Other comprehensive income:
     Unrealized gain/(loss) on securities                   (3,136)            423          (1,762)            423
                                                      ------------    ------------    ------------    ------------

Comprehensive Loss                                    $   (181,910)   $   (315,232)   $   (321,431)   $   (444,949)
                                                      ============    ============    ============    ============


Net loss per share (basic and diluted)                $      (0.02)   $      (0.03)   $      (0.03)   $      (0.05)
                                                      ============    ============    ============    ============

Shares  used in per share  calculation  (basic  and
diluted)                                                10,443,189       9,512,475      10,406,233       9,484,051
                                                      ============    ============    ============    ============

                    See accompanying  notes to financial statements.


                             FINANCIALCONTENT, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
               FOR THE SIX MONTHS ENDED DECEMBER 31, 2005 AND 2004


                                                                                    December 31,     December 31,
                                                                                        2005             2004
                                                                                   -------------    -------------
                                                                                    (unaudited)      (unaudited)
Operating Activities:
     Net Loss                                                                      $    (319,669)   $    (445,372)

Adjustments to reconcile  net (loss) to net cash provided by (used in) operating activities:
        Depreciation                                                                      17,523           14,243
        Amortization of intangible asset                                                  91,913          151,924
        Allowance for bad debts                                                              909            6,179
        Expense recognized in connection with subscription receivable                    100,700             --
        Issuance of common stock for services                                               --            178,232
        Preferred stock dividends                                                         24,562           24,981

Changes in operating assets and liabilities:
     Accounts receivable - trade                                                         (48,863)          (1,033)
     (Increase) decrease in deposits                                                        (226)            --
     (Increase) decrease in prepaid expenses                                               1,616            3,039
     (Increase) decrease in short term investments                                       (55,440)          (8,177)
     Increase in income tax payable                                                          800             --
     Increase in accounts payable                                                          6,868           14,536
     Decrease in accrued liabilities and expenses                                         (3,299)         (43,918)
     Increase in management fees due to related party                                     59,300           30,000
     Increase (decrease) in payroll and taxes payable                                     51,907           27,504
     Increase (decrease) deferred revenue                                                 25,234            9,899
     Increase (decrease) in accrued interest                                              13,153              564
                                                                                   -------------    -------------

        Net cash used in operating activities                                            (33,012)         (37,399)
                                                                                   -------------    -------------

Investing activities:
     Purchase of property and equipment                                                  (11,043)          (4,541)
                                                                                   -------------    -------------

        Net cash used in investing activities                                            (11,043)          (4,541)
                                                                                   -------------    -------------

                    See accompanying  notes to financial statements.

                             FINANCIALCONTENT, INC.
                CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
               FOR THE SIX MONTHS ENDED DECEMBER 31, 2005 AND 2004


                                                                      December 31,     December 31,
                                                                        2005               2004
                                                                     -------------    -------------
Financing activities:
     Proceeds from notes payable - related party                              --             23,100
     Payments on advances from officers                                    (15,000)         (35,409)
     Proceeds from advances from officers                                   52,700           63,201
     Payment of preferred stock dividend                                      --            (12,281)
                                                                     -------------    -------------

        Net cash provided by financing activities                           37,700           38,611
                                                                     -------------    -------------

        Increase (Decrease) in cash and cash equivalents                    (6,355)          (3,329)

Cash and cash equivalents, beginning of period                              14,536           11,100
                                                                     -------------    -------------

Cash and cash equivalents, end of period                             $       8,181    $       7,771
                                                                     =============    =============


Supplemental disclosures of cash flow information:
     Cash paid during the period for
        Interest                                                     $         620    $        --
                                                                     =============    =============
        Taxes                                                        $        --      $         250
                                                                     =============    =============
     Expense recognized in connection with subscription receivable   $     100,700    $        --
                                                                     =============    =============
     Issuance of common stock for services                           $        --      $     178,232
                                                                     =============    =============
     Barter transactions for advertising                             $      98,341    $      93,661
                                                                     =============    =============

                    See accompanying  notes to financial statements.

                             FINANCIALCONTENT, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2005

1.       Summary of Significant Accounting Policies
         ------------------------------------------

A.       General Description of Business

FinancialContent, Inc., ("FC" or the "Company"), a Delaware corporation (www.financialcontent.com), offers financial-related services on the World Wide Web, through its wholly-owned subsidiary, FinancialContent Services, Inc. The Company provides stock quotes and other financial data and information to website interests and print media.

The Company aggregates financial information for instant integration into any platform. By partnering with leading content providers, FinancialContent delivers the highest quality content while ensuring an affordable entry point for its clients through turnkey implementation. The mission of FinancialContent is to provide unparalleled value and usability for both content managers and end users.


B.       Basis of Presentation and Organization

These unaudited consolidated financial statements represent the financial activity of FinancialContent, Inc., a publicly traded company quoted on the NASDAQ Over the Counter Bulletin Board ("OTCBB"). The consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and in accordance with the instructions to Form 10-QSB and Rule 10-01 of Regulation S-X. Accordingly, the financial statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. The consolidated financial statements include the accounts of the Company and its majority-owned subsidiaries. All intercompany transactions have been eliminated. The Company's fiscal year ends on June 30 each year.


C.       Cash and Cash Equivalents, Short and Long-Term Investments

For purposes of cash flows, the Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents, those with original maturities not greater than three months and current maturities less than twelve months from the balance sheet date are considered short-term investments, and those with maturities greater than twelve months from the balance sheet date are considered long-term investments.


D.       Income Taxes

The Company accounts for its income taxes using the Financial Accounting Standards Board Statements of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which requires the establishment of a deferred tax asset or liability for the recognition of future deductible or taxable amounts and operating loss and tax credit carryforwards. Deferred tax expense or benefit is recognized as a result of timing differences between the recognition of assets and liabilities for book and tax purposes during the year.

                             FINANCIALCONTENT, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2005

1.       Summary of Significant Accounting Policies (continued)
         ------------------------------------------------------

D.       Income Taxes (continued)

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax assets are recognized for deductible temporary differences and operating loss, and tax credit carryforwards. A valuation allowance is established to reduce that deferred tax asset if it is "more likely than not" that the related tax benefits will not be realized. The Company has recorded a valuation allowance against its deferred tax assets.


E.       Revenue Recognition

The Company's primary source of revenues is through providing access to financial data (e.g., stock quotes) to other Internet properties on a monthly subscription basis and customization charges that the Company recognizes upon collection. Fees received are amortized over the term of the service contract on a straight line basis. Fees received prior to the delivery of service are recorded as deferred revenue which the Company will then record as revenue when the content is delivered to the customer.


F.       Advertising Costs

All advertising costs are expensed as incurred. The Company incurred advertising expenses of $77,918 for the period ended December 31, 2005, $72,638 of which were paid by barter service transactions. The Company incurred advertising expenses of $61,567 for the six months ended December 3, 2004, $57,945 of which were paid by barter service transactions.


G.       Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Management makes estimates that affect reserves for impairment loss, discontinued operations, deferred income tax assets and reserves for any other commitments or contingencies. Any adjustments applied to estimates are recognized in the period in which such adjustments are determined.

                             FINANCIALCONTENT, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2005

1.       Summary of Significant Accounting Policies (continued)
         ------------------------------------------------------

H.       Earnings per Share

The Company follows SFAS No. 128, "Earnings per Share," which establishes standards for computing and presenting earnings per share ("EPS") and applies to entities with publicly held common stock or potential common stock.

Basic EPS is computed by dividing net income (loss) by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur from common shares issuable through stock options, warrants and other convertible securities when the effect would be dilutive. Shares issued during the period and shares repurchased by the Company are weighted for the portion of the period that they were outstanding for both basic and diluted EPS calculations.

The difference between Basic and Diluted EPS would be due to the effect of dilutive stock options and warrants. However, the Company had no dilutive securities in the periods ended December 3, 2005 and 2004 due to the Company having a net loss from operations at December 31, 2005 and 2004.


I.      Segments of an Enterprise and Related Information

The Company follows SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." SFAS No. 131 requires that a public business enterprise report financial and descriptive information about its reportable operating segments on the basis that is used internally for evaluating segment performance and deciding how to allocate resources to segments. The Company has reported its franchising operations in Canada as discontinued operations, and the results of its Internet operations as continuing operations. During the six months ended December 30, 2005, the Company began operations of a new segment focusing on financial podcasts. The new segment did not have significant operations, therefore the current financial statements represent the operations of only one segment.


J.       Comprehensive Income

The Company adopted SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes standards for reporting and presentation of comprehensive income and its components in a full set of financial statements. Comprehensive income consists of net income and unrealized gains (losses) on available for sale marketable securities and is presented in the consolidated statements of shareholders' equity and comprehensive income. The Statement requires only additional disclosures in the consolidated financial statements and does not affect the Company's financial position or results of operations.


K.       Business Risks and Credit Concentrations

The Company operates in the Internet industry, which is relatively new, rapidly evolving and highly competitive. The Company relies on third-party suppliers of topical and relevant information content. There can be no assurance that the Company will be able to continue product development and secure content sufficient to support its operations.

                             FINANCIALCONTENT, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2005

1.       Summary of Significant Accounting Policies (continued)
         ------------------------------------------------------

K. Business Risks and Credit Concentrations (continued)

Financial instruments that potentially subject the Company to significant concentration of credit risk consist primarily of cash, cash equivalents and short and long-term investments. Substantially all of the Company's cash, cash equivalents and short and long-term investments are managed by two financial institutions.

Accounts receivable are unsecured. The Company performs ongoing credit evaluations of its customers' financial condition. It generally requires no collateral and maintains reserves for potential credit losses on customer accounts, when necessary. Management evaluated the accounts receivable and reserved $21,193 and $20,284 of accounts receivable as of December 31, 2005 and June 30, 2005, respectively.


L.       Software Developed for Internal Use

The American Institute of Certified Public Accountants issued Statement of Position 98-1 ("SOP 98-1"), "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." This standard requires companies to capitalize qualifying computer software costs, which are incurred during the application development stage and amortize them over the software's estimated useful life. The Company has adopted SOP 98-1, which is deemed not to have a material impact on the financial statements and related disclosures.


M.       Intangibles

Intangible assets consist of purchased contracts. The Company had estimated that the economic useful life of the goodwill associated with purchased contracts to be 3 years and amortization to be on a straight-line basis. However, in the year ended June 30, 2005, the Company changed the period of amortization on the contract rights acquired from CNET Networks, Inc. from 3 to 5 years based on the Company's retention of 75% of those contracts acquired. The Company recorded amortization expense of $183,825 and $303,846 in the years ended June 30, 2005 and 2004, respectively. Under the original estimate, the Company would have recognized $367,650 of amortization expense in the year ended June 30, 2006. As a result of the change in estimate, the Company will recognize $183,825 of expense over each of the next three years.


N.       Long-lived Assets

The Company identifies and records impairment losses on long-lived assets and identifiable intangible assets, when events and circumstances indicate that such assets might be impaired.


O.       Stock-Based Compensation

The Company accounts for its stock-based compensation plan based on Accounting Principles Board ("APB") Opinion No. 25, FIN 44 and SFAS 123, "Accounting for Stock-Based Compensation." The Company has determined that it will not change to the fair value method and will continue to use APB Opinion No. 25 for measurement and recognition of any expense related to employee stock based transactions. All non-employee stock option and warrant grants are accounted for under the fair value method. As such, compensation expense for employee stock option and warrant grants would be recorded on the date of grant only if the current market price of the underlying stock exceeds the exercise price.

                             FINANCIALCONTENT, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2005

1.       Summary of Significant Accounting Policies (continued)
         ------------------------------------------------------

O. Stock-Based Compensation (continued)

The FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure." This statement amends SFAS No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary change to the fair value-based method of accounting for stock-based employee compensation. Pursuant to SFAS No. 123, the Company would expense the fair market value of stock options newly granted to third parties and disclose the pro forma results based on the fair value of options/warrants granted to employees.


P.       Recent Accounting Pronouncements

In January 2003, the FASB issued Interpretation No. 46 ("FIN 46"), "Consolidation of Variable Interest Entities". Until this interpretation, a company generally included another entity in its consolidated financial statements only if it controlled the entity through voting interests. FIN 46 requires a variable interest entity, as defined, to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns. The adoption of FIN 46 will not have an impact on the financial position of the Company.

In April 2003, the FASB issued SFAS 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities", which amends SFAS 133 for certain decisions made by the FASB Derivatives Implementation Group. In particular, SFAS 149: (1) clarifies under what circumstances a contract with an initial net investment meets the characteristic of a derivative, (2) clarifies when a derivative contains a financing component, (3) amends the definition of an underlying instrument to conform it to language used in FASB Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others," and (4) amends certain other existing pronouncements. This Statement is effective for contracts entered into or modified after June 30, 2003, and for hedging relationships designated after June 30, 2003. In addition, most provisions of SFAS 149 are to be applied prospectively. Management does not expect the adoption of SFAS 149 to have any impact on the Company's financial position, cash flows or results of operations.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity" ("SFAS 150"). SFAS 150 changes the accounting for certain financial instruments that under previous guidance issuers could account for as equity. It requires that those instruments be classified as liabilities in balance sheet. The guidance in SFAS 150 is generally effective for all financial instruments entered into or modified after May 31, 2003, and otherwise was effective on July 1, 2003. Management does not expect the adoption of SFAS 150 to have a material impact on the Company's financial position, cash flows or results of operations.

Effective April 1, 2004, the SEC adopted Staff Accounting Bulletin No. 105, "Application of Accounting Principles to Loan Commitments" ("SAB 105"). SAB 105 clarifies the requirements for the valuation of loan commitments that are accounted for as derivatives in accordance with SFAS 133. Management does not expect the implementation of this new bulletin to have a material impact on the Company's financial position, results of operations and cash flows. The Company currently has no loan commitments.

                             FINANCIALCONTENT, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2005

1.       Summary of Significant Accounting Policies (continued)
         ------------------------------------------------------

P.       Recent Accounting Pronouncements (continued)

In July 2004, the EITF issued a draft abstract for EITF Issue No. 04-08, "The Effect of Contingently Convertible Debt on Diluted Earnings per Share" ("EITF 04-08"). EITF 04-08 reflects the Task Force's tentative conclusion that contingently convertible debt should be included in diluted earnings per share computations regardless of whether the market price trigger has been met. If adopted, the consensus reached by the Task Force in this Issue will be effective for reporting periods ending after December 15, 2004. Prior period earnings per share amounts presented for comparative purposes would be required to be restated to conform to this consensus and, the Company would be required to include the shares issuable upon the conversion of the Notes in the diluted earnings per share computation for all periods during which the Notes are outstanding. Management does not expect the implementation of this new standard to have a material impact on its computation of diluted earnings per share.

In September 2004, the EITF delayed the effective date for the recognition and measurement guidance previously discussed under EITF Issue No. 03-01, "The
Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments" ("EITF 03-01") as included in paragraphs 10-20 of the proposed statement. The proposed statement will clarify the meaning of other-than-temporary impairment and its application to investments in debt and equity securities, in particular investments within the scope of FASB Statement No. 115, "Accounting for Certain Investments in Debt and Equity Securities," and investments accounted for under the cost method. The Company is currently evaluating the effect of this proposed statement on its financial position and results of operations.

In December 2004, the Financial Accounting Standards Board Statement issued SFAS No. 151, "Inventory Costs, an amendment of ARB No. 43, Chapter 4", which clarifies the accounting for abnormal amounts of idle facility expense, freight, handling costs, and charges regardless of whether they meet the criterion of "so abnormal" that was originally stated in Accounting Research Bulletin No. 43, chapter 4. In addition, SFAS No. 151 requires that the allocation of fixed production overheads to conversion costs be based on the normal capacity of the production facilities. SFAS No. 151 is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Management does not expect the implementation of this new standard to have a material impact on its financial position, results of operations and cash flows.

In December 2004, the Financial Accounting Standards Board Statement issued SFAS No. 153, "Exchanges of Nonmonetary Assets - an amendment of APB Opinion No. 29", which amends Opinion 29 by eliminating the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS No. 151 is effective for a fiscal year beginning after June 15, 2005, and implementation is done prospectively. Management does not expect the implementation of this new standard to have a material impact on its financial position, results of operations and cash flows.

                             FINANCIALCONTENT, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2005

1.       Summary of Significant Accounting Policies (continued)
         ------------------------------------------------------

P.       Recent Accounting Pronouncements (continued)

In December 2004, the Financial Accounting Standards Board ("FASB") released a revision to Statement of Financial Accounting Standard ("SFAS") No. 123, "Accounting for Stock-Based Compensation" ("FAS 123R"). FAS 123R addresses the accounting for share-based payment transactions in which an enterprise receives employee services in exchange for (a) equity instruments of the enterprise or
(b) liabilities that are based on the fair value of the enterprise's equity instruments or that may be settled by the issuance of such equity instruments. The statement would eliminate the ability to account for share-based compensation transactions using APB Opinion No. 25, "Accounting for Stock Issued to Employees," and generally would require instead that such transactions be accounted for using a fair-value-based method. The Company will adopt FAS 123R during the third fiscal quarter of fiscal 2006. With the adoption of this new statement, the Company will have to recognize substantially more compensation expense in the future. This may have a material adverse impact on the Company's financial position and results of operations in the future.

In May 2005, the FASB Emerging Issues Task Force ("EITF"), issued EITF No. 00-19-1 "Application of EITF Issue No. 00-19 to Freestanding Financial Instruments Originally Issued as Employee Compensation". This pronouncement clarifies existing accounting guidance relative to freestanding financial instruments originally issued as employee compensation. EITF No. 00-19-1 becomes effective concurrent with the effective date of SFAS 123R. The Company believes the adoption of this pronouncement will not have a material impact on its results of operations or financial condition.

In May 2005, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standard (SFAS) No. 154, Accounting Changes and Error Corrections - a replacement of APB Opinion No. 20 and FASB Statement No. 3. SFAS No. 154 requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS No. 154 also requires that retrospective application of a change in accounting principle be limited to the direct effects of the change. Indirect effects of a change in accounting principle, such as a change in nondiscretionary profit-sharing payments resulting from an accounting change, should be recognized in the period of the accounting change. SFAS No. 154 also requires that a change in depreciation, amortization or depletion method for long-lived, non-financial assets be accounted for as a change in accounting estimate effected by a change in accounting principle. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. Early adoption is permitted for accounting changes and corrections of errors made in fiscal years beginning after the date this Statement is issued. Management does not expect the implementation of this new standard to have a material impact on the Company's financial position, results of operations and cash flows.


Q.       Reclassifications

Certain amounts in the 2005 financial statements have been reclassified to conform to the 2006 presentations. These reclassifications had no effect on previously reported results of operations or retained earnings.

                             FINANCIALCONTENT, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2005

2.       Equity Transactions
         -------------------

A.       Issuance of Common Stock

Transactions during the three months ended December 31, 2004
- ------------------------------------------------------------

In September 2004, the Company issued 2,500 shares of registered common stock to an employee as compensation.

In November 2004, the Company issued 150,000 shares of registered common stock, having a market value of $136,909, to an individual for consulting services.

In December 2004, the Company issued 40,000 shares of registered common stock, having a market value of $37,873, for consulting services.


Transactions during the six months ended December 31, 2005
- ----------------------------------------------------------

In October 2005, an individual converted 100,000 shares of Series B Preferred Stock into 100,000 shares of the Company's common stock.


B.       Warrants

As of December 31, 2005, the company has an outstanding warrant which expires in July 2006 that is convertible into 1,400,000 shares of common stock at an exercise price of $1.30 per share. The warrant expires 2 years from the date of grant.

As of December 31, 2005, the company has an outstanding warrant which expires in July 2006 that is convertible into 380,000 shares of common stock at an exercise price of $0.75 per share. The warrant expires 1 year from the date of grant.


C.       Preferred Stock Issuances

As of March 31, 2005, the Company has the following classes of preferred stock issued and outstanding:

Series A
- --------

On July 18, 2003, under the terms of an Asset Purchase Agreement, the Company acquired the client contract rights of CNET Network, Inc.'s ("CNET") Private Wire business, under which CNET provides a financial channel solution for Web sites and print publications that competed directly with FinancialContent's core business. The transaction became effective immediately. In consideration for CNET's rights to the Private Wire client contracts as well as customized indices developed by CNET, FinancialContent gave CNET $175,000 cash and 2,164,910 shares of preferred stock, Series A, with the following rights and preferences: convertible up to 20% of the Company's issued and outstanding common stock on a one-for-one basis, 15% of which is guaranteed and the remaining 5% must be earned based on a performance matrix tied to revenues generated by the acquired Private Wire client contracts; accrued quarterly dividend rights at $0.0055774 per share; and limited anti-dilution protections.

                             FINANCIALCONTENT, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2005

2.       Equity Transactions (continued)
         -------------------------------

C.       Preferred Stock Issuances (continued)

Series A (continued)
- --------------------

Under the terms of the transaction, FinancialContent agreed to license its services to the Investor Channel of CNET News.com in exchange for equivalent value in advertising over CNET's online properties. The amount of consideration given was based on a number of factors, including the history and past performance and the number of shares outstanding of the Company's common stock, and an evaluation of CNET's Private Wire client contracts, which included among other things: clients; revenues and payment histories; number of clients and deployments; and contract terms. The cash consideration paid to CNET under the terms of the agreement was borrowed by the Company from Asia Pacific Ventures, an affiliated entity of the Company.

As a result of the exercise of certain warrants in 2004, the Company issued to CNET an additional 75,000 shares of Preferred Stock Series A under the anti-dilution provision of the purchase agreement. The issuance of the additional contingent securities does not increase the overall cost of the acquisition. The only item that changed was the number of shares issued for the acquisition.


Series B
- --------

Under a private placement memorandum, the Company issued 1,033,334 shares of the 2,000,000 newly created shares of the company's Series B convertible preferred stock at $0.35 per share. The shares have a liquidation preference subordinate to those of the Series A preferred shares, have piggyback registration rights and are convertible on a one-for-one basis to share of the Company's common stock.

The issuance of the securities was exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof.

In 2005 an individual converted 100,000 shares of Series B into 100,000 shares of common stock.


Series C
- --------

Under a private placement memorandum, the Company has issued a total of 1,336,334 shares of the Company's Series C convertible preferred stock at $0.75 per share. The shares have a liquidation preference subordinate to those of the Series A and Series B preferred shares, have piggyback registration rights and are convertible on a one-for-one basis to shares of the Company's common stock.

In 2004 an individual converted 35,000 shares of Series C into 35,000 shares of common stock.

The issuance of the securities was exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof.

                             FINANCIALCONTENT, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2005

2.       Equity Transactions (continued)
         -------------------------------

C.       Preferred Stock Issuances (continued)

Series D
- --------

The Company issued 4 million shares as Preferred Stock, Series D ("Series D"). Series D has voting rights on a one-for-one basis with all other Series of Preferred Stock, and it will have one-for-ten voting rights with common stock. Series D has no conversion rights and does not trade and, therefore, has no marketable value. The Chairman of the Company was issued 3 million shares of Series D, and the Chief Executive Officer was issued 1 million shares of Series D.

The issuance of the securities was exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof.



3.       Beneficial Conversion Feature of Preferred Stock
         ------------------------------------------------

In connection with the issuance of Series A Convertible Preferred Stock on July 18, 2003, Series B Convertible Preferred Stock on July 31, 2003, and Series C Convertible Preferred Stock on January 2, 2004, the Company did not add to its loss amounts the value of the beneficial conversion feature of such preferred shares in the years ended June 30, 2004 in calculating loss from continuing operations per common share and net loss per common share for such period, or adjust such calculation following completion of the independent valuation in fiscal year 2004. This resulted in an understatement of net loss per common share for that period.

The Company has recorded a charge of $2,730,339 to accumulated deficit to reflect an imputed dividend to the preferred shareholders for the value of this conversion feature. The effect on earnings per share for the year ended June 30, 2004 is a decrease of $0.31 per share from $0.19 per share to $0.50 per share.

As a result of this error, the Company is amending its financial statements for the years ended June 30, 2004 and 2005, and for the three months ended September 30, 2005.

                             FINANCIALCONTENT, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2005


4.       Stock-Based Compensation
         ------------------------

The Company accounts for stock-based compensation arrangements in accordance with provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," ("APB No. 25") and its related interpretations and comply with the disclosure provisions of Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation" and related SFAS No. 148, "Accounting for Stock-Based Compensation -Transition and Disclosure." Under APB No. 25, compensation expense is based on the difference, if any, on the date of the grant between the fair market value of the Company's stock and the exercise price of the option. The Company accounts for equity instruments issued to non-employees in accordance with the provisions of SFAS No. 123 and EITF No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling Goods and Services."

In January 2002, the Board of Directors of the Company approved the Employee and Officer Incentive and Recognition Plan. The Plan is not a qualified stock option plan and authorizes the Plans compensation committee to make outright grants of the restricted stock to employees and officers of the company. Under the Plan, no one employee or officer may receive more than 20% of the shares authorized under the plan.

In June 2004, the Board of Directors of the Company approved an Employee Stock Option Plan as well as grants to the Company's employees. In general, granted options expire three months after the employee's termination date. If employment termination is due to cause, the options shall expire immediately; and if employment termination is due to permanent and total disability, the options may be exercised up to one year following termination. The options granted in 2004 were not a part of a qualified stock option plan. However, the Board of Directors intends to bring the Plan before the shareholders of the Company for their approval in order to qualify the Plan under Rule 402 of the Internal Revenue Code. The exercise price was equal to the fair value of the stock.

In October 2004, the Board of Directors of the Company approved the 2004-2 Stock Compensation Plan. According to the terms of the 2004-2 Compensation Plan, the Company may issue up to 500,000 shares of its Common Stock to consultants or employees. As of March 31, 2005, all shares authorized by this Plan had been issued.

In January 2005, the Company cancelled a stock certificate representing 45,000 shares of its Common Stock issued to a former employee pursuant to the Company's 2002 Employee and Officer Retention and Recognition Plan. Concurrently, the Company caused a new certificate representing 45,000 shares of its Common Stock under the same plan to be issued to a current employee.

In February 2005, the Board of Directors of the Company approved the 2005-1 Consultant and Advisor Services Plan. According the terms of the 2005-1 Plan, the Company may issue up to 400,000 shares of its Common stock to consultants or employees. As of March 31, 2005, all shares authorized by this Plan had been issued.

                             FINANCIALCONTENT, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2005

4.       Stock-Based Compensation (continued)
         ------------------------------------

The following table illustrates the effect on net loss and net loss per share if the Company had applied the fair value recognition provisions of SFAS No. 123, to stock-based employee compensation:

                                          Six Months ended December 31,
                                          -----------------------------
                                             2005                2004
                                          ---------           ---------

Net Loss                                  $(319,669)          $(445,372)

Plus: Stock-based employee and
      non-employee compensation expense
      included in reported net loss            --                  --

Less: Stock-based employee and
      non-employee compensation expense
      determined under fair value based
      method for all awards                (402,500)            (85,675)
                                          ---------           ---------

      Pro forma                           $(772,169)          $(531,047)
                                          =========           =========

Net loss per share - basic and diluted
      As reported                         $   (0.03)          $   (0.05)
                                          =========           =========
      Pro forma                           $   (0.07)          $   (0.06)
                                          =========           =========


The Company calculated the fair value of each option grant on the date of the grant, using the Black-Scholes option pricing model as prescribed by SFAS No. 123 using the following assumptions:

                                      Six Months ended December 31,
                                 --------------------------------------
                                       2005                 2004
                                 -----------------    -----------------

Risk-free interest rates                 5.4%                 5.4%
Expected lives (in years)                  10                  10
Dividend yield                           -                    -
Expected volatility                     24.0%                24.0%

                             FINANCIALCONTENT, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2005

5.       Related Party Transactions
         --------------------------

The following transactions occurred between the Company and certain related parties:

A.       Sharpmanagement.com, LLC

The Company has signed a consulting contract with Sharpmanagement.com, LLC ("SharpManagement") to secure the services of Wilfred Shaw. Under the terms of this contract, the Company was required to pay $5,000 per month for each month that Mr. Shaw provides services to the Company. Effective January 1, 2005, the amount was increased to $10,000 per month. Mr. Wilfred Shaw is a majority owner of SharpManagement.com. As of December 31, 2005, SharpManagement was due $184,192.


B.       Asia Pacific Ventures

Asia Pacific Ventures (APV) is a company whose headquarters are in Hong Kong, and its authorized representative was Wilfred Shaw, the current Chairman of Financial Content. APV has loaned money to the Company in previous years. The net of advances due from shareholders and officers consists of overpayments by Financial Content on loans made by APV to the Company.


C.        Wing Yu

The Company has received advances from Wing Yu, and these advances bear no interest. As of December 31, 2005, Wing Yu is owed $41,884.



6.       Commitments and Contingencies
         -----------------------------

A.       Legal

The Company is periodically involved in legal actions and claims that arise as a result of events that occur in the normal course of operations. Except as set forth below, the Company is not currently aware of any formal legal proceedings or claims that the Company believes will have, individually or in the aggregate, a material adverse effect on the Company's financial position or results of operations.

On November 7, 2005, the Company received a letter from an attorney representing a former consultant demanding delivery of 300,667 shares of common stock based upon alleged services provided under the terms of a contract entered into between the parties. The Company disputes that any number of shares are due to this consultant. The Company has not set aside a reserve in regard to this claim.

B.       Operating Leases

In June 2002, the Company's principal executive offices relocated to a 2,903 square foot facility at 400 Oyster Point Boulevard, Suite 435, South San Francisco, CA 94080. The initial 38-month term of the lease expired on July 31, 2005. The Company currently leases the facility under a 6-month extension of the original agreement that terminates on July 31, 2006. All operations including system development, control and maintenance are now performed at this facility.

                             FINANCIALCONTENT, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2005

6.       Commitments and Contingencies (continued)
         -----------------------------------------

B.       Operating Leases (continued)

The Company also leases office space in New York City. On January 31, 2006, the Company gave the landlord notice to terminate the lease effective on February 28, 2006. The Company is in negotiations for new office space near New York City.

During the year, the Company signed a 13-month lease, terminable at-will on 30-day written notice, for an office space in Shanghai, China, for which the Company pays $85 per month plus overhead charges.

For the periods ended December 31, 2005 and 2004, total rent expense was $29,200 and $31,557, respectively.


7.       Going Concern Uncertainties

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, the Company has experienced recurring operating losses and negative cash flows from operations. The Company's continued existence is dependent upon its ability to increase operating revenues and/or raise additional equity financing.

In view of these matters, management believes that actions presently being taken to expand the Company's operations provide the opportunity for the Company to reach profitability. Additionally, the Company's focus on strategic investments will improve the Company's cash flow, profitability and ability to raise additional capital so that it can meet its strategic objectives.

Management raised additional capital during the year, and is currently in the process of negotiating additional equity financing with potential investors. The Company has raised additional capital through the sale of preferred stock and issuance of debt during 2005. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



8.       Subsequent Events
         -----------------

The Company renewed its agreement with Sharpmanagement.com, LLC for the services of Wilfred Shaw for additional one year term at the rate of $10,000 per month.

To obtain funding for its ongoing operations, the Company entered into a Note and Warrant Purchase Agreement with an institutional investor for a $1,000,000 secured convertible note. The note is payable in three traunches: $350,000 is payable on the execution of the definitive agreements; $350,000 payable upon the filing of a registration statement to register the shares issuable thereunder; and $300,000 payable upon the registration statement taking effect. The secured convertible note bears interest at 9% per annum, matures two years from the date of issuance, and is convertible in whole or in part into registrable shares of the Company's common stock at $0.75 per share. In the event the 10 day average closing bid price of the Company's common stock is less than $0.75 per share within the 30 day period immediately following the registration statement being declared effective, the institutional investor may reset the conversion price to 25% below such average price and again every four months thereafter should the share price falls below $0.75. The warrants issuable under the agreement are equal to twenty five percent (25%) of the number of shares into which the entire principal amount of the note is convertible at an exercise price of $1.00 per share plus twenty five percent (25%) of the number of shares into which the note is convertible at an exercise price of $1.25 per share Said warrants have a five
(5) year term, the shares issuable thereunder are registrable, and have cash-less exercise rights which expire upon said registration statement taking effect.

Part II.   Information Not Required In Prospectus

                    Indemnification of Directors and Officer

Section 145 of the General Corporation Law of the State of Delaware provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as the registrant, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonable entitled to indemnity for such expenses.

Our certificate of incorporation provides that directors shall not be personally liable for monetary damages to our company or our stockholders for breach of fiduciary duty as a director, except for liability resulting from a breach of the director's duty of loyalty to our company or our stockholders, intentional misconduct or willful violation of law, actions or inactions not in good faith, an unlawful stock purchase or payment of a dividend under Delaware law, or transactions from which the director derives improper personal benefit. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission. Our certificate of incorporation also authorizes us to indemnify our officers, directors and other agents to the fullest extent permitted under Delaware law. Our bylaws provide that the registrant shall indemnify our officers, directors and employees. The rights to indemnity hereunder continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of the person. In addition, expenses incurred by a director or officer in defending any action, suit or proceeding by reason of the fact that he or she is or was a director or officer of our company shall be paid by the registrant unless such officer, director or employee is adjudged liable for negligence or misconduct in the performance of his or her duties.

This means that our certificate of incorporation provides that a director is not personally liable for monetary damages to us or our stockholders for breach of his or her fiduciary duties as a director. A director will be held liable for a breach of his or her duty of loyalty to us or our stockholders, his or her intentional misconduct or willful violation of law, actions or in actions not in good faith, an unlawful stock purchase or payment of a dividend under Delaware law, or transactions from which the director derives an improper personal benefit. This limitation of liability does not affect the availability of equitable remedies against the director including injunctive relief or rescission. Our certificate of incorporation authorizes us to indemnify our officers, directors and other agent to the fullest extent permitted under

Delaware law. We have entered into indemnification agreements with all of our officers and directors. In some cases, the provisions of these indemnification agreements may be broader than the specific indemnification provisions contained in our certificate of incorporation or otherwise permitted under Delaware law. Each indemnification agreement may require us to indemnify an officer or director against liabilities that may arise by reason of his status or service as an officer or director, or against liabilities arising from the director's willful misconduct of a culpable nature.

Commission Policy

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers or persons controlling FCON, FCON has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                   Other Expenses of Issuance and Distribution

The expenses related to the securities being registered shall be paid by the Registrant.

SEC Registration Fee                                         $467.04
Finder's Fee (11% of debenture)                           $38,500.00
Legal Fees and Expenses                                    $7,500.00
Accounting Fees and Expenses                               $7,500.00
Miscellaneous                                              $5,000.00
                                                           ---------
Total                                                     $58,967.04

                     Recent Sales of Unregistered Securities

FCON made the following sales of stock without registration using the exceptions available under the Securities Act of 1933, as amended, including unregistered sales made pursuant to Section 4(2) of the Securities Act of 1933, as follows:

During the fiscal year ended June 30, 2003, the Company issued securities using the exemptions available under the Securities Act of 1933 including unregistered sales made pursuant to Section 4(2) of the Securities Act of 1933 and Regulation S as follows: 35,000 shares of our common stock were issued for $5,740.00; (2) 300,000 shares of our common stock were issued for $49,200.00; and (3) 1,036,584 shares of our common stock were issued as consideration for services provided by SharpManagement, LLC valued at $165,000.00.

During the fiscal year ended June 30, 2004, the Company issued securities using the exemptions available under the Securities Act of 1933 including unregistered sales made pursuant to Section 4(2) of the Securities Act of 1933: 200,000
shares of our common stock were issued to an advisor upon the exercise of a warrant at $0.25 per share; 35,000 shares of our Series C preferred stock purchased at $0.75 per share were converted to our common stock on a one-to-one basis; we issued a warrant to an advisor to purchase at $0.75 per share 350,000 shares of our common stock; 190,549 shares of common stock were issued upon the cash-less exercise of a warrant at $0.30 per share; 100,000 shares of our common stock were issued to an advisor upon the exercise of a warrant at $0.30 per share; we issued a warrant to an advisor to purchase at $0.750 per share 100,000 shares of our common stock; we issued a warrant to our outside director to purchase at $0.75 per share 382,000 shares of our common stock. Additionally, we issued 2,164,910 shares of our newly created Series A convertible preferred stock to CNET Networks, Inc., as well as 75,000 additional Series A shares pursuant to the Series A shares anti-dilution protections; we issued 1,033,334 shares of our newly created Series B convertible preferred stock to accredited investors; we issued 1,336,334 shares of our Series C convertible preferred stock to accredited investors; and we issued 4,000,000 shares of our Series D preferred shares to Wilfred Shaw and Wing Yu.

During the fiscal year ended June 30, 2005, the Company issued securities using the exemptions available under the Securities Act of 1933 including unregistered sales made pursuant to Section 4(2) of the Securities Act of 1933: 10,000 shares of our common stock were issued for $11,584; and we issued a warrant to a director to purchase at $1.30 per share 1,400,000 shares of our common stock.

On February 13, 2006, FinancialContent, Inc. entered into a Note and Warrant Purchase Agreement with an institutional investor for the sale of a $1,000,000 secured convertible note. The note is payable in three tranches: $350,000 was paid on February 13, 2006; $350,000 is payable upon the filing of a registration statement to register for resale the shares issuable thereunder; and $300,000 is payable upon the registration statement being declared effective by the Securities and Exchange Commission. The secured convertible note bears interest at a rate of 9% per annum, matures two years from the date of issuance, and is convertible in whole or in part into registrable shares of the Company's common stock at $0.75 per share. The note is secured by all of the Company's assets. In the event the 10 day average closing bid price of the Company's common stock is less than $0.75 per share within the 30 day period immediately following the registration statement being declared effective, the institutional investor may reset the conversion price to 25% below such average price and again every four months thereafter should the share price fall below $0.75. The warrants issuable under the agreement are equal to twenty-five percent of the number of shares into which the entire principal amount of the note is convertible at an exercise price of $1.00 per share plus twenty-five percent of the number of shares into which the note is convertible at an exercise price of $1.25 per share Said warrants have a five (5) year term, the shares issuable thereunder are registrable, and have cashless exercise rights which expire upon said registration statement being declared effective.

                     Exhibits, Lists and Reports in Form 8-K

(2) 2.1. Agreement and Plan of Reorganization between Cosmoz.com, Inc. and Ivory Acquisition Corporation dated January 5, 2000. Certificate of Ownership and Merger Merging Ivory Acquisition Corporation into Cosmoz.com, Inc. (Previously filed as an exhibit to The Company's Form 8-K/A, file no.: 000-28377, on March 10, 2000, and incorporated herein by reference.)

(3) 3.1. Articles of Incorporation of Cosmoz.com, Inc. (Previously filed as an exhibit to the Company's Form 8-K/A, file no.:
               000-28377, on March 10, 2000, and incorporated herein by Reference.)

               3.2. By-Laws of Cosmoz.com, Inc. (Previously filed as an exhibit to the Company's Form 8- K/A, file no.: 000-28377, on March 10, 2000, and incorporated herein by reference.)

               3.3. Certificate of Amendment of Certificate of Incorporation of Cosmoz.com, Inc. (Previously filed, as an exhibit to the Company's Form 10-KSB, file no. 000-28377, on October 28, 2001, and incorporated herein by reference.)

               3.4. Certificate of Amendment of Certificate of Incorporation of Cosmoz Infrastructure Solutions, Inc. (Previously filed as an exhibit to the Company's Form 10-QSB, file no.: 000- 28377, on December 19, 2001, and incorporated herein by reference.)

(4)            4.1  Certificate  of  Designation,   Series  A  Preferred  Stock.
               (Previously filed as an exhibit to the Company's Form 10-KSB, file no.: 000- 28377, on October 14, 2003, and incorporated herein by reference.)

               4.2 Certificate of Designation, Series B Preferred Stock. (Previously filed as an exhibit to the Company's Form 10-KSB, file no.: 000-28377, on October 14, 2003, and incorporated herein by reference.) .

               4.3 Certificate of Designation, Series C Preferred Stock. (Previously filed as an exhibit to the Company's Form 10-QSB, files no. 000-28377, on November 14, 2003, and incorporated herein by reference).

               4.4 Certificate of Designation, Series D Preferred Stock. (Previously filed as an exhibit to the Company's Form 10-QSB, files no. 000-28377, on February 17, 2004, and incorporated herein by reference.)

(5)            5.1 Opinion re Legality, attached hereto.

(10) 10.1. Cosmoz.com, Inc. 1999 Stock option plan. (Previously filed as an exhibit to the Company's Form 10-Q, file no.: 000-28377, on May 15, 2000, and incorporated herein by Reference.)

               10.2. Owen Naccarato Director's Agreement. (Previously filed as an exhibit to the Company's Form 10-Q, file no.: 000-28377, on May 15, 2000, and incorporated herein by reference.)

               10.3. Management and Consulting Agreement between the Company and SharpManagement, LLC. (Previously filed as an exhibit to the Company's Form S-1, file no. 333-44406, on August 24, 2000, and incorporated herein by reference.)

               10.4. Investment Agreement between the Company and Swartz Private Equity, LLC. (Previously filed as an exhibit to the Company's Form S-1, file no. 333-44406, on August 24, 2000, and incorporated herein by reference.)

               10.5 Warrant to Purchase Our Common Stock Issued in connection with the Investment Agreement between the Company and Swartz. (Previously filed as an exhibit to the Company's Form S-1, file no. 333-44406, on August 24, 2000, and incorporated herein by reference.)

               10.6 Registration Rights Agreement issued in connection with the Investment Agreement Between the Company and Swartz (Previously filed as an exhibit to the Company's Form S-1, file no. 333-44406, on August 24, 2000, and incorporated herein by reference.)

               10.7 Warrant Side Agreement Issued in connection with Investment Agreement Between the Company and Swartz. (Previously filed as an exhibit to the Company's Form S-1, files no. 333-44406, on August 24, 2000, and incorporated herein by reference.)

               10.8 Commitment Warrant to purchase our common stock issued in connection with Investment Agreement between the Company and Swartz. (Previously filed as an exhibit to the Company's Form S-1, file no. 333-44406, on August 24, 2000, and incorporated herein by reference.)

               10.9 Addendum to Management and Consulting Agreement between the Company and SharpManagement, LLC. (Previously filed as an exhibit to the Company's Form 10-KSB, file No. 000-28377, on September 28, 2001, and incorporated herein by reference.)

               10.10. Information Statement Pursuant 14c of the Securities Exchange Act of 1934 (Previously filed as an exhibit to the Company's Form 10-QSB, file no. 000-28377, on February 19, 2002, and incorporated herein by reference.)

               10.11. Promissory Note dated October 1, 2001 between the Company and Asia Pacific Ventures (Previously filed as an exhibit to the Company's Form 10-QSB, file no. 000-28377, on February 19, 2002, and incorporated herein by reference.)

               10.12. Promissory Note dated October 29, 2001 between the Company and Asia Pacific Ventures. (Previously filed as an exhibit to the Company's Form 10-QSB, file no. 000-28377, on February 19, 2002, and incorporated herein by reference.)

               10.13. Subscription Agreement dated November 23, 2001 between the Company and Asia Pacific Ventures. (Previously filed as an exhibit to the Company's Form 10-QSB, file no. 000- 28377, on February 19, 2002, and incorporated herein by reference.)

               10.14. Subscription Agreement dated November 26, 2001 between the Company and Gurkan Fidan. (Previously filed as an exhibit to the Company's Form 10-QSB, file no. 000-28377 on February 19, 2002, and incorporated herein by reference.)

               10.15. Subscription Agreement dated November 26, 2001 between the Company and Mark Dierolf. (Previously filed as an exhibit to the Company's Form 10-QSB, file no. 000-28377, on February 9, 2002 and incorporated herein by reference.)

               10.16. Note and Security Agreement dated December 13, 2001between the Company and Asia Pacific Ventures. (Previously filed as an exhibit to the Company's Form 10-QSB, file no. 000-28377, on February 9, 2002, and incorporated herein by reference.)

               10.17. Promissory Note dated December 30, 2001between the Company and Asia Pacific Ventures. (Previously filed as an exhibit to the Company's Form 10-QSB, file no. 000- 28377, on February 9, 2002, and incorporated herein by reference.)

               10.18 2002 Employee and Officer Retention and Recognition Plan. (Previously filed as an exhibit to the Company's Form 10-QSB, file no. 000-28377, on February 9, 2002, and incorporated herein by reference.)

               10.19. Convertible Promissory Note dated January 31, 2002, between the Company and Asia Pacific Ventures. (Previously filed as an exhibit to the Company's Form 10-QSB, file no. 000- 28377, on May 15, 2002, and incorporated herein by reference.)

               10.20. Promissory Note dated April 30, 2002 between the Company and Asia Pacific Ventures. (Previously filed as an exhibit to the Company's Form 10-QSB, file no. 000- 28377, on May 15, 2002, and incorporated herein by reference.)

               10.21 Form of Warrant Issued to Larry Tint dated March 12, 2002. (Previously filed as an exhibit to the Company's Form 10-QSB, file no. 000-28377, on May 15, 2002, and incorporated herein by reference.)

               10.22 Form of Warrant Issued to Owen Naccarato dated March 12, 2002. (Previously filed as an exhibit to the Company's Form 10-QSB, file no. 000-28377, on May 15, 2002, and incorporated herein by reference.)

               10.23 Employment agreement of Wing Yu dated July 30, 2001. (Previously filed as an exhibit to the Company's Form 10-KSB/A, file no. 000-28377, on August 15, 2003, and incorporated herein by reference.)

               10.24 Addendum to Management and Consulting Agreement between the Company and SharpManagement, LLC, dated May 28, 2002. (Previously filed as an exhibit to the Company's Form 10-KSB/A, file no. 000-28377, on August 15, 2003, and incorporated herein by reference.)

               10.25 Promissory Note dated September 3, 2002 between the Company and Wing Yu (Previously filed as an exhibit to the Company's Form 10-QSB, file no. 000-28377, on November 19, 2003, and incorporated herein by reference.)

               10.26 Convertible Promissory Note between the Company and Asia Pacific Ventures dated September 5, 2002. (Previously filed as an exhibit to the Company's Form 10-QSB, file no. 000-28377, on November 19, 2003, and incorporated herein by reference.)

               10.27. Stock and Warrant Purchase Agreement dated September 12th, 2002 between the Company and Stamford Financial Ltd. (Previously filed as an exhibit to the Company's Form 10-QSB, file no. 000-28377, on February 18, 2003, and incorporated herein by reference.)

               10.28. Promissory note dated October 10, 2202 between the Company and Asia Pacific Ventures. (Previously filed as an exhibit to the Company's Form 10-QSB, file no. 000-28377, on February 18, 2003, and incorporated herein by reference.)

               10.29. Promissory Note dated November 6, 2002 between the Company and Asia Pacific Ventures. (Previously filed as an exhibit to the Company's Form 10-QSB, file no. 000-28377, on February 18, 2003, and incorporated herein by reference.)

               10.30. 2003 Consultant and Advisor Services Plan dated April 24, 2003. (Previously filed as an exhibit to the Company's Form S-8, file no. 000-28377, on April 28, 2003, and incorporated herein by reference.)

               10.31 Advisors Agreement dated June 1, 2003 between the Company and Jared Kopf. (Previously filed as an exhibit to the Company's Form 10-KSB, file no. 000-28377, on October 14, 2003, and incorporated herein by reference.)

               10.32 Standby Loan Commitment dated July 15, 2003 between the Company and Asia Pacific Ventures. (Previously filed as an exhibit to the Company's Form 10-KSB, file no. 000-28377, on October 14, 2003, and incorporated herein by reference.)

               10.33 Promissory Note dated July 15, 2003 between the Company and Asia Pacific Ventures. (Previously filed as an exhibit to the Company's Form 10-KSB, file no. 000-28377, on October 14, 2003, and incorporated herein by reference.)

               10.34 Asset Purchase Agreement between the Company and CNET Networks, Inc. date July 18, 2003. (Previously filed as an exhibit to the Company's Form 10-KSB, file no. 000-28377, on October 14, 2003, and incorporated herein by reference.)

               10.35 2003-2 Consultant and Advisor Services Plan dated September 8, 2003. (Previously filed as an exhibit to the Company's Form S-8, file no. 000-28377, on September 10, 2003, and incorporated herein by reference.)

               10.36 Promissory Note dated September 2, 2003 between the Company and Asia Pacific Ventures. (Previously filed as an exhibit to the Company's Form 10-KSB, file no. 000-28377, on October 14, 2003, and incorporated herein by reference.)

               10.37 Offer of Employment dated January 1, 2004 from the Company to Wing Yu. (Previously filed as an exhibit to the Company's Form 10KSB, file no. 000-28377, on September 29, 2004.)

               10.38 2004 FinancialContent, Inc. Employee Stock Option Plan dated April 1, 2004. (Previously filed as an exhibit to the Company's Form 10KSB, file no. 000-28377, on September 29, 2004.)

               10.39 Form of Warrant Issued to Owen Naccarato dated June 30, 2004. (Previously filed as an exhibit to the Company's Form 10KSB, file no. 000-28377, on September 29, 2004.)

               10.40 Warrant issued to Wilfred Shaw dated October 1, 2004. (Previously filed as an exhibit to the Company's Form 10QSB, file no. 000-28377, on November 15, 2004.)

               10.41 2004-1 Employee Compensation Plan dated August 25, 2004. (Previously filed as an exhibit to the Company's Form 10QSB, file no. 000-28377, on November 15, 2004.)

               10.42 2004-2 Consultant and Advisor Services Plan dated October 20, 2004. (Previously filed as an exhibit to the Company's Form 10QSB, file no. 000-28377, on November 15, 2004.)

               10.43 Advisor's Agreement executed by and between the Company and the Advisor dated January 31, 2005. (Previously filed as an exhibit to the Company's Form 10QSB, file no. 000-28377, on May 16, 2005.)

               10.44 Third Addendum to the Management and Consulting Agreement executed by and between the Company and SharpManagement.com, Inc. dated February 9, 2005. (Previously filed as an exhibit to the Company's Form 10QSB, file no. 000-28377, on May 16, 2005.)

               10.45 Employment agreement dated August 10, 2004 between the Company and Thomas McAleer. (Previously filed as an exhibit to the Company's Form 10QSB, file no. 000-28377, on October 4, 2005.)

               10.46 Fourth Addendum to Manmagement and Consulting Agreement executed on January 26, 2006 by and between the Company and Sharpmanagement.com. (Previously filed as an exhibit to the Company's Form 10QSB, file no. 000-28377, on February 16, 2006.)

               10.47 Note and Warrant Purchase Agreement dated February 13, 2006, and exhibits attached thereto. (Previously filed as an exhibit to the Company's Form 8-K, file no. 000-28377, on February 16, 2006.)

(21) 21.1. List of subsidiaries of registrant. (Previously filed as an exhibit to the Company's Form 10-K, files no. 000-28377, on September 28, 2000, and incorporated herein by reference.)

               (23) 23.1 Consent of Pohl, McNabola, Berg & Company LLP, attached hereto.

               23.2 Consent of Counsel (included as part of Exhibit 5.1), attached hereto.

--------------------------------------------------------------------------------
(b) Reports on Form 8-K
--------------------------------------------------------------------------------
               March 28, 2006 Items 5.03: Amendment to Articles of Incorporation or Bylaws
--------------------------------------------------------------------------------
               March 7, 2006 Items 5.02: Election of officers
--------------------------------------------------------------------------------
               February 21, 2006 Items 1.01, 3.02, and 7.01: Amendment re Issuance of Convertible Debentures
--------------------------------------------------------------------------------
               February 17, 2006 Items 1.10, 3.02, and 7.01: Issuance of Convertible Debentures
--------------------------------------------------------------------------------
               February 16, 2006 Items 2.02 and 4.02: Nonreliance on Previously Issued Financial Statements
--------------------------------------------------------------------------------
               April 5, 2004  Items  Item  8.01:  Launch of  Intra-Day  Momentum
               Tracker
--------------------------------------------------------------------------------
               January 11, 2005 Item 8.01: Launch of Intra-Day Momentum Tracker
--------------------------------------------------------------------------------
               January 2, 2004 Item 5: Closure of Series C Financing and Issuance of Series D
--------------------------------------------------------------------------------
               August 1, 2003 Item 2: Acquisition of CNET's client contracts and Issuance of Series A
--------------------------------------------------------------------------------
               December 11, 2001 Item 5: Acquisition of All Outstanding Shares of Subsidiary
--------------------------------------------------------------------------------

                                  Undertakings

The undersigned registrant hereby undertakes that it will:

Undertaking (a)

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of the Registration Fee" table in the effective registration statement.

     (iii) Include any additional or changed material information on the plan of distribution.

(2) For determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

    i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

    ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

   iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

    iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                   Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of So. San Francisco, CA, 94080.

                                FinancialContent, Inc.

                                By:     /s/ Wing Yu
                                        ----------------------------------------
                                        Wing Yu, Chief Executive Officer,
                                        Director and Principal Executive Officer

                                Dated:  March 30, 2006
                                        --------------


In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates indicated:

                                By:    /s/ Wing Yu
                                       -----------------------------------------
                                       Wing Yu Chief Executive Officer, Director
                                       and Principal Executive Officer

                                Dated: March 30, 2006
                                       --------------

                                By:    /s/ Dave Neville
                                       -----------------------------------------
                                       Dave Neville, Chief Financial Officer
                                       and Principal Accounting Officer

                                Dated: March 30, 2006
                                       --------------